Prospectus Supplement (to Prospectus dated June 1, 2005)

              Credit Suisse First Boston Mortgage Acceptance Corp.
                                    Depositor

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                    CSFB MORTGAGE-BACKED TRUST SERIES 2005-11

         CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-11

                           $679,438,579 (Approximate)

----------------------------------------
You should consider carefully the risk factors beginning on page S-18 of this prospectus supplement and page 5 of the prospectus.

This  prospectus  supplement may be used
to  offer  and  sell  the   certificates
offered  hereby only if  accompanied  by
the prospectus.
----------------------------------------

The trust will issue:

o Thirty-three classes of senior certificates that receive principal and interest distributions, including two classes of residual certificates.

o     Five classes of senior interest-only certificates.

o     Two classes of senior principal-only certificates.

o     Fifteen  classes  of  subordinate   certificates,   which  provide  credit
      enhancement for the related senior certificates and each class of related subordinate certificates, if any, with a higher payment priority.

The certificates:

      o Represent ownership interests in a trust, whose assets are primarily a pool of fixed-rate, first lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. The mortgage loans will be segregated into eight groups.

      o Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the underwriter, the servicers, the sellers, the master servicer, the special servicer, the trustee, the trust administrator or any of their affiliates or any other entity.

      o Offered to the public are listed together with their initial class principal balances or initial notional amounts, initial pass-through rates and certain other characteristics on pages S-8 and S-9 of this prospectus supplement.

      o The Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates are subject to mandatory auction on the distribution date in November 2012, as described in this prospectus supplement.

Risks:

      o The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

      o Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the subordinate certificates in particular.

Credit Enhancement

The Group C-B Certificates are subordinate to and provide credit enhancement for the Group 5, Group 6, Group 8 and Class A-X Certificates and, to a certain extent, the Class A-P Certificates. In addition, each class of Group C-B Certificates is subordinate to and provides credit enhancement for each class of Group C-B Certificates with a lower alphanumerical designation to the extent described in this prospectus supplement.

The Group D-B Certificates are subordinate to and provide credit enhancement for the Group 1, Group 2, Group 3, Group 4, Group 7 and Class D-X Certificates and, to a certain extent, the Class A-P Certificates. In addition, each class of Group D-B Certificates is subordinate to and provides credit enhancement for each class of Group D-B Certificates with a lower alphanumerical designation to the extent described in this prospectus supplement.

Credit Suisse First Boston LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Acceptance Corp., the depositor, at a price equal to approximately 98.8% of their face value, plus accrued interest, as applicable. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

The CSFB Mortgage-Backed Trust Series 2005-11 will make multiple REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class AR and Class AR-L Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about November 29, 2005.

                           Credit Suisse First Boston
                                   Underwriter

                                November 28, 2005

              Important notice about information presented in this prospectus supplement and the accompanying prospectus

      You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o This prospectus supplement, which describes the specific terms of your series of certificates.

      The depositor's principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

      We  include   cross-references  in  this  prospectus  supplement  and  the accompanying prospectus to captions in these materials where you can find further related discussions.

                             European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY......................................................................S-6
RISK FACTORS................................................................S-18
   Risk of Loss.............................................................S-18
   Limited Obligations......................................................S-20
   Violation of Various Federal and  State Laws May Result
     in Losses on the Mortgage Loans........................................S-21
   Liquidity Risks..........................................................S-22
   Book-Entry Certificates..................................................S-22
   Special Yield and Prepayment  Considerations.............................S-22
   Potential Inadequacy of Credit  Enhancement..............................S-30
   Holding Subordinate Certificates Creates Additional Risks................S-30
   If Servicing is Transferred, Delinquencies May Increase..................S-31
   Recent Events............................................................S-31
   Recent Developments Affecting SPS........................................S-32
FORWARD-LOOKING STATEMENTS..................................................S-34
INTRODUCTION................................................................S-35
DESCRIPTION OF THE MORTGAGE POOL............................................S-35
   General..................................................................S-35
   Mortgage Loan Statistical Information....................................S-38
   Additional Information...................................................S-70
   Underwriting Standards...................................................S-70
   Assignment of Mortgage Loans.............................................S-71
THE SELLER, THE MASTER SERVICER AND THE SERVICERS...........................S-73
   DLJ Mortgage Capital, Inc................................................S-73
   Wells Fargo Bank, N.A....................................................S-73
   Select Portfolio Servicing, Inc..........................................S-73
   ABN AMRO Mortgage Group, Inc.............................................S-73
   Countrywide Home Loans Servicing LP......................................S-74
   Fifth Third Mortgage Company.............................................S-74
   GMAC Mortgage Corporation................................................S-75
   JPMorgan Chase Bank, N.A.................................................S-75
THE COUNTERPARTY UNDER THE YIELD MAINTENANCE
  AGREEMENT AND SWAP AGREEMENT..............................................S-75
SERVICING OF MORTGAGE LOANS.................................................S-76
   General..................................................................S-76
   Wells Fargo Bank, N.A.'s Delinquency Experience..........................S-78
   Select Portfolio Servicing, Inc.'s Delinquency and
     Foreclosure Experience.................................................S-79
   ABN AMRO Mortgage Group, Inc.'s Delinquency and
     Foreclosure Experience.................................................S-80
   Countrywide's Delinquency and Foreclosure Experience.....................S-81
   Fifth Third Mortgage Company's Delinquency and
     Foreclosure Experience.................................................S-82
   GMAC Mortgage Corporation's Delinquency and
     Foreclosure Experience.................................................S-83
   JPMorgan Chase Bank, N.A.'s Delinquency, Loss and
     Foreclosure Experience.................................................S-84
   Servicing Compensation and Payment of Expenses...........................S-85
   Adjustment to Servicing Fee in Connection with
     Prepaid Mortgage Loans.................................................S-86
   Advances from the Servicers, the Master Servicer and
     the Trust Administrator................................................S-88
   Optional Purchase of Defaulted Loans; Specially Serviced Loans...........S-89
   Special Servicing Agreements.............................................S-89
DESCRIPTION OF THE CERTIFICATES.............................................S-90
   General..................................................................S-90
   Senior Certificates......................................................S-90
   Subordinate Certificates.................................................S-91
   Designations.............................................................S-92
   Assets of the Trust......................................................S-93

   Book-Entry Registration..................................................S-93
   Definitive Certificates..................................................S-94
   Distributions............................................................S-95
   Glossary of Terms........................................................S-95
   Priority of Distributions...............................................S-107
   Distributions of Interest...............................................S-116
   Determination of LIBOR..................................................S-117
   The Yield Maintenance Agreement.........................................S-117
   Distributions of Principal..............................................S-118
   Distributions in Reduction of the Special Retail Certificates...........S-124
   Allocation of Losses on the Group 5, Group 6 and Group 8 Mortgage
     Loans; Subordination of Group C-B Certificates........................S-127
   Allocation of Losses on the Group 1, Group 2, Group 3, Group 4 and
     Group 7 Mortgage Loans; Subordination of Group D-B Certificates.......S-130
   Cross-Collateralization--Group 5, Group 6 and Group 8...................S-133
   Cross-Collateralization--Group 1, Group 2, Group 3,
     Group 4 and Group 7...................................................S-135
   Mandatory Auction of the Auction Certificates...........................S-136
POOLING AND SERVICING AGREEMENT............................................S-136
   Optional Termination; Auction Sale......................................S-136
   The Trustee.............................................................S-138
   The Trust Administrator.................................................S-138
   Voting Rights...........................................................S-139
   Restrictions on Transfer of the Residual Certificates...................S-139
   Final Scheduled Distribution Date.......................................S-139
   Additional Issuances of Certificates....................................S-139
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS................................S-140
   Factors Affecting Prepayments on the Mortgage Loans.....................S-140
   Sequentially Paying Certificates........................................S-141
   Accretion Directed Certificates and Accrual Certificates................S-141
   Lockout Certificates....................................................S-141
   LIBOR Certificates......................................................S-141
   Support Certificates....................................................S-142
   Modeling Assumptions....................................................S-143
   Weighted Average Life...................................................S-144
   Sensitivity of Certain Interest Only Certificates.......................S-156
   Yield on the Inverse Floating Rate Certificates.........................S-157
   Yield on Principal Only Certificates....................................S-158
   Additional Yield Considerations Applicable Solely to the
     Residual Certificates.................................................S-159
FEDERAL INCOME TAX CONSEQUENCES............................................S-159
   General.................................................................S-159
   Tax Treatment of the Offered Certificates...............................S-160
   Additional Considerations for the Special Retail Certificates...........S-160
   Additional Considerations for the Class 3-A-1 Certificates..............S-160
   Original Issue Discount.................................................S-161
   Status of the Offered Certificates......................................S-162
   The Residual Certificates...............................................S-162
   Special Tax Considerations Applicable to the Auction Certificates.......S-162
METHOD OF DISTRIBUTION.....................................................S-163
LEGAL OPINIONS.............................................................S-164
RATINGS....................................................................S-164
LEGAL INVESTMENT...........................................................S-164
ERISA CONSIDERATIONS.......................................................S-165
   ERISA Considerations With Respect to the Auction Certificates...........S-166

ANNEX I -   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
              PROCEDURES.....................................................I-1
ANNEX II -  PAC SCHEDULE FOR THE CLASS 3-A-6 CERTIFICATES...................II-1
ANNEX III - AGGREGATE TAC SCHEDULE FOR THE CLASS 3-A-1 AND
              CLASS 3-A-3 CERTIFICATES.....................................III-1
ANNEX IV -  TAC SCHEDULE FOR THE CLASS 3-A-1 CERTIFICATES...................IV-1
ANNEX V -   AGGREGATE PAC SCHEDULE FOR THE CLASS 6-A-5, CLASS 6-A-6,
              CLASS 6-A-7 AND CLASS 6-A-8 CERTIFICATES.......................V-1
ANNEX VI -  CLASS 3-A-1 YIELD MAINTENANCE AGREEMENT NOTIONAL AMOUNTS........VI-1

--------------------------------------------------------------------------------

                                    SUMMARY

      The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series..................  CSFB       Mortgage-Backed       Pass-Through
                                   Certificates, Series 2005-11.

Depositor........................  Credit    Suisse   First   Boston    Mortgage
                                   Acceptance Corp.

Seller...........................  DLJ Mortgage  Capital,  Inc.,  referred to in this prospectus supplement as DLJ Mortgage Capital.

Servicers........................  Select Portfolio Servicing, Inc., referred to in this prospectus supplement as SPS, Wells Fargo Bank, N.A., referred to in this prospectus supplement as Wells Fargo, and Washington Mutual Mortgage Securities Corp., referred to in this prospectus supplement as WMMSC.

                                   ABN AMRO Mortgage Corporation, referred to in this prospectus supplement as ABN AMRO, Chevy Chase Bank, F.S.B., referred to in this prospectus supplement as Chevy Chase, Countrywide Home Loans Servicing LP, referred to in this prospectus supplement as Countrywide Servicing, Fifth Third Mortgage Company, referred to in this prospectus supplement as Fifth Third, GMAC Mortgage Corporation, referred to in this prospectus supplement as GMACM, HSBC Mortgage
                                   Corporation (USA), referred to in this prospectus supplement as HSBC, JPMorgan Chase Bank, N.A., referred to in this prospectus supplement as JPMorgan and Wachovia Mortgage Corporation, referred to in this prospectus supplement as Wachovia, are also servicing certain mortgage loans pursuant to separate servicing agreements and are not parties to the pooling and servicing agreement.

                                   ABN AMRO, Chevy Chase, Countrywide Servicing, Fifth Third, GMACM, HSBC, JPMorgan, SPS, Wachovia, Wells Fargo and WMMSC, are referred to in this prospectus supplement as the servicers.

Master Servicer..................  Wells  Fargo,   also   referred  to  in  this
                                   prospectus supplement as the master servicer.
                                   The master  servicer will oversee and enforce
                                   the  servicing of the  mortgage  loans by the
                                   servicers,   other  than  WMMSC.  The  master
                                   servicer will have no obligations to oversee and enforce the servicing of the mortgage loans by WMMSC.

Special Servicer.................  SPS.

Trustee..........................  U.S. Bank National  Association,  referred in this prospectus supplement as U.S. Bank.

Trust Administrator and
Auction Administrator............  Wells Fargo.

Counterparty under the yield
maintenance agreement............  Credit  Suisse  First  Boston  International,
                                   referred to in this prospectus supplement as CSFBi or the cap counterparty.

Counterparty under the swap
agreement........................  Credit  Suisse  First  Boston  International,
                                   referred to in this prospectus supplement as CSFBi or the swap counterparty.

Mortgage pool....................  2,526  fixed  rate  mortgage  loans  with  an aggregate principal balance of approximately $687,524,195.27 as of the cut-off date, secured by first liens on one- to four-family residential properties.

--------------------------------------------------------------------------------

Cut-off date.....................  November 1, 2005

Closing date.....................  On or about November 29, 2005.

Distribution dates...............  The  25th day of each  month,  or if the 25th day is not a business day, on the succeeding business day beginning in December 2005.

Final scheduled distribution
dates............................  For the offered certificates,  other than the
                                   Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-X Certificates, the distribution date in December 2035. For the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-X Certificates, the distribution date in December 2020. The actual final distribution date for any class of certificates could be substantially earlier.

Form of offered certificates.....  The  offered  certificates,  other  than  the
                                   Class AR and Class AR-L Certificates, will be book-entry certificates. The Class AR and Class AR-L Certificates will be physical certificates. See "Description of the Certificates--Book-Entry Registration" in
                                   this    prospectus    supplement.

Minimum denominations............  The  offered  certificates,  other  than  the
                                   Class 1-A-1, Class 2-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-6, Class 3-A-7, Class 4-A-1,
                                   Class 5-A-1, Class 5-A-2, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5,
                                   Class 6-A-6, Class 6-A-8, Class 7-A-1, Class 8-A-1, Class 8-A-2, Class 8-A-3, Class 8-A-4,
                                   Class 8-A-5, Class 8-A-6, Class 8-A-7, Class A-X, Class D-X, Class 5-X, Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class 1-A-1, Class 2-A-1, Class 3-A-3, Class 3-A-6, Class 3-A-7, Class 4-A-1, Class 5-A-1, Class 5-A-2, Class 6-A-1,
                                   Class 6-A-2, Class 6-A-4, Class 6-A-5, Class 6-A-6, Class 6-A-8, Class 7-A-1, Class 8-A-1,
                                   Class 8-A-2, Class 8-A-3, Class 8-A-4, Class 8-A-5 and Class 8-A-7 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1 in excess thereof. The Class 6-A-3 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1,000 in excess thereof. The Class 3-A-2, Class 8-A-6, Class A-X, Class D-X and Class 5-X Certificates will be issued in minimum denominations (by notional amount) of $100,000 and integral multiples of $1 in excess thereof. The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Offered Certificates

                                                                           Initial Rating
                               Initial Class           Per Annum             S&P/Moody's/
Class                        Principal Balance      Pass-Through Rate      Fitch Ratings(1)          Designation

Class A Certificates
--------------------
1-A-1                           $53,528,494              6.500%              AAA/Aaa/NR                 Senior
2-A-1                           $76,116,357              6.000%              AAA/Aaa/NR                 Senior
3-A-1                           $16,830,000           Variable(2)            AAA/Aaa/NR            Senior/Accretion
                                                                                                      Directed/
                                                                                                         TAC
3-A-2                            Notional(3)          Variable(4)            AAA/Aaa/NR          Senior/Interest Only
3-A-3                            $2,366,000              5.500%              AAA/Aaa/NR            Senior/Accretion
                                                                                                      Directed/
                                                                                                         TAC
3-A-4                            $3,000,000              5.500%              AAA/Aaa/NR         Senior/Lockout/Mezzanine
3-A-5                            $1,000,000              5.500%              AAA/Aaa/NR         Senior/Accrual/Support
3-A-6                           $13,271,000              5.500%              AAA/Aaa/NR            Super Senior/PAC
3-A-7                            $2,518,109              5.500%              AAA/Aaa/NR                 Senior
4-A-1                           $50,618,970              7.000%              AAA/Aaa/NR                 Senior
5-A-1                           $83,000,000              5.250%              AAA/NR/AAA              Super Senior
5-A-2                            $1,933,973              5.250%              AAA/NR/AAA                 Senior
5-A-3                           $15,000,000              5.250%              AAA/NR/AAA             Senior/Lockout
5-A-4                            $2,490,000              5.250%              AAA/NR/AAA            Senior/Mezzanine
6-A-1                           $19,545,500              6.000%              AAA/NR/AAA             Senior/Support
6-A-2                              $610,734              6.000%              AAA/NR/AAA             Senior/Support
6-A-3                           $10,100,000              6.000%              AAA/NR/AAA            Senior/Support/
                                                                                                    Special Retail
6-A-4                            $7,036,443              6.000%              AAA/NR/AAA             Senior/Support
6-A-5                           $45,560,000              6.000%              AAA/NR/AAA               Senior/PAC
6-A-6                           $14,000,000              6.000%              AAA/NR/AAA            Super Senior/PAC
6-A-7                            $1,000,000              6.000%              AAA/NR/AAA          Senior/Mezzanine/PAC
6-A-8                            $3,337,000              6.000%              AAA/NR/AAA               Senior/PAC
7-A-1                           $68,243,000              6.000%              AAA/Aaa/NR              Super Senior
7-A-2                            $6,824,492              6.000%              AAA/Aaa/NR            Senior/Mezzanine
8-A-1                           $34,000,000              5.250%              AAA/NR/AAA                 Senior
8-A-2                            $7,035,000              6.000%              AAA/NR/AAA                 Senior
8-A-3                            $3,247,000              6.000%              AAA/NR/AAA                 Senior
8-A-4                            $5,835,000              6.000%              AAA/NR/AAA                 Senior
8-A-5                            $5,468,666              6.000%              AAA/NR/AAA                 Senior
8-A-6                            Notional(5)             0.250%              AAA/NR/AAA          Senior/Interest Only
8-A-7                            $1,962,334               (6)                AAA/NR/AAA         Senior/Principal Only
8-A-8                            $3,229,170              5.500%              AAA/NR/AAA         Senior/Lockout/Mezzanine
8-A-9                           $77,452,000              5.250%              AAA/NR/AAA              Super Senior
8-A-10                          $12,920,000              5.500%              AAA/NR/AAA          Super Senior/Lockout

Class X Certificates
--------------------
A-X                              Notional(7)             5.500%              AAA/NR/AAA          Senior/Interest Only
D-X                              Notional(8)             6.000%              AAA/Aaa/NR          Senior/Interest Only
5-X                              Notional(9)             5.250%              AAA/NR/AAA          Senior/Interest Only

Class P Certificates
--------------------
A-P                              $3,471,687               (6)                 AAA/NR/NR         Senior/Principal Only

Class B Certificates
--------------------
C-B-1                            $5,346,040           Variable(10)            NR/NR/AA               Subordinate
C-B-2                            $2,396,500           Variable(10)             NR/NR/A               Subordinate
C-B-3                            $1,290,423           Variable(10)            NR/NR/BBB              Subordinate
D-B-1                            $9,883,791           Variable(11)            AA/Aa3/NR              Subordinate
D-B-2                            $4,463,646           Variable(11)             A/A3/NR               Subordinate
D-B-3                            $2,550,655           Variable(11)           BBB/Baa2/NR             Subordinate
D-B-4                              $956,495           Variable(11)          BBB-/Baa3/NR             Subordinate

Class AR Certificates
---------------------
AR                                      $50              6.500%               AAA/NR/NR            Senior/Residual
AR-L                                    $50              6.500%               AAA/NR/NR            Senior/Residual

Total offered certificates     $679,438,579

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            Non-Offered Certificates

                                                                           Initial Rating
                               Initial Class           Per Annum             S&P/Moody's/
Class                        Principal Balance      Pass-Through Rate      Fitch Ratings(1)          Designation

Class B Certificates
--------------------
C-B-4                              $737,384           Variable(10)            NR/NR/BB               Subordinate
C-B-5                              $737,384           Variable(10)             B/NR/NR               Subordinate
C-B-6                              $553,039           Variable(10)            NR/NR/NR               Subordinate
D-B-5                              $797,079           Variable(11)           BB+/Ba1/NR              Subordinate
D-B-6                            $1,115,911           Variable(11)            BB/Ba3/NR              Subordinate
D-B-7                            $1,115,911           Variable(11)            BB-/NR/NR              Subordinate
D-B-8                            $2,072,407           Variable(11)            B-/NR/NR               Subordinate
D-B-9                              $956,499           Variable(11)            NR/NR/NR               Subordinate

Total non-offered
certificates                     $8,085,614

----------
(1)   See "Ratings" in this prospectus supplement.

(2) The initial pass-through rate on the Class 3-A-1 Certificates is approximately 4.700% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR (the London Interbank Offered Rate, as described in "Description of the Certificates--Determination of LIBOR" in this prospectus supplement) plus 0.700%, but no more than 9.500% per annum and no less than 0.700% per annum; provided however, that when LIBOR is greater than 4.800%, a portion of the interest distributed to the Class 3-A-1 Certificates will not come from payments on the mortgage loans but rather from a yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full pass-through rate. After the yield maintenance agreement terminates in February 2012, the maximum pass-through rate will be 5.500% per annum.

(3) Interest will accrue on the notional amount of the Class 3-A-2 Certificates, initially equal to approximately $16,830,000, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(4) The initial pass-through rate on the Class 3-A-2 Certificates is approximately 0.800% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 4.800% minus LIBOR, but no less than 0.000% per annum and no more than 4.800% per annum.

(5) Interest will accrue on the notional amount of the Class 8-A-6 Certificates, initially equal to approximately $111,452,000, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(6)   These certificates are not entitled to payments in respect of interest.

(7) Interest will accrue on the notional amount of the Class A-X Certificates, initially equal to approximately $5,775,033, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(8) Interest will accrue on the notional amount of the Class D-X Certificates, initially equal to approximately $12,156,612, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(9) Interest will accrue on the notional amount of the Class 5-X Certificates, initially equal to approximately $3,798,788, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(10) The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is approximately 5.56931% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates--Distributions of Interest."

(11) The initial pass-through rate on the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9 Certificates is approximately 6.19678% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates--Distributions of Interest."

The offered certificates are subject to a variance of no more than 5% prior to their issuance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of November 1, 2005, among the depositor, DLJ Mortgage Capital, as seller, WMMSC, as a servicer, SPS, as a servicer and as special servicer, Wells Fargo, as a servicer, as master servicer and as trust administrator, and U.S. Bank, as the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust. Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made only from payments received in connection with the related mortgage loans described below.

The Mortgage Pool

The mortgage pool consists of eight groups of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $687,524,195.27. The mortgage loans have stated original terms to maturity that range from 120 to 360 months.

All of the mortgage loans are fixed-rate, first lien residential mortgage loans. The mortgage loans in loan group 7 will consist of mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines. The mortgage loans in the remaining loan groups will consist of mortgage loans that may or may not have original principal balances that conform to Fannie Mae or Freddie Mac guidelines. With the exception of 14 mortgage loans, representing approximately 0.37% of the aggregate Cut-off Date Principal Balance of the mortgage loans, referred to herein as the balloon loans, all of the mortgage loans are fully-amortizing. The balloon loans require a disproportionate principal payment at stated maturity.

The eight groups of mortgage loans have the following characteristics:

                     Number of           Cut-off Date
Designation       Mortgage Loans       Principal Balance*
-----------       --------------       ------------------

Group 1                409              $58,082,832.20

Group 2                540              $82,584,254.66

Group 3                164              $42,202,735.89

Group 4                309              $54,800,468.70

Group 5                180             $106,900,422.26

Group 6                180             $104,561,076.42

Group 7                469              $81,161,584.81

Group 8                275             $157,230,820.33


----------
* Equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date, after giving effect to scheduled payments due on such date whether or not received.

Seller and Servicers of the Group 1 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 1 mortgage loans. SPS, Wells Fargo and JPMorgan will initially service approximately 69.64%, 14.38% and 11.96%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 1 mortgage loans.

Seller and Servicers of the Group 2 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 2 mortgage loans. SPS, Wells Fargo and GMACM will initially service approximately 49.16%, 25.72% and 18.35%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 2 mortgage loans.

Seller and Servicers of the Group 3 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 3 mortgage loans. SPS and Wells Fargo will initially service approximately 58.23% and 40.31%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 3 mortgage loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Seller and Servicers of the Group 4 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 4 mortgage loans. SPS and Wells Fargo will initially service approximately 89.66% and 10.34%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 4 mortgage loans.

Seller and Servicers of the Group 5 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 5 mortgage loans. Countrywide Servicing, SPS, Fifth Third and Wells Fargo will initially service approximately 38.47%, 19.50%, 17.95% and 14.95%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 5 mortgage loans.

Sellers and Servicers of the Group 6 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 6 mortgage loans. SPS, Wells Fargo, Countrywide Servicing and ABM AMRO will initially service approximately 29.03%, 20.28%, 12.49% and 10.78%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 6 mortgage loans.

Seller and Servicers of the Group 7 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 7 mortgage loans. SPS and Wells Fargo will initially service approximately 73.61% and 16.60%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 7 mortgage loans.

Sellers and Servicers of the Group 8 Mortgage Loans

DLJ Mortgage Capital is the seller of the group 8 mortgage loans. Wells Fargo, SPS and Fifth Third will initially service approximately 40.52%, 28.22% and 25.18%, respectively, and no other servicer will initially service more than 10% (by Cut-off Date Principal Balance), of the group 8 mortgage loans.

Master Servicer of the Mortgage Loans

Wells Fargo is the master servicer of all of the mortgage loans, other than the mortgage loans serviced by WMMSC, and will oversee and enforce the servicing of the mortgage loans by the servicers listed above and other servicers, other than WMMSC.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

Relationship Between Loan Groups and the Certificates

The certificates with a "1" prefix and the Class AR and Class AR-L Certificates correspond to the group 1 mortgage loans. The certificates with a "2" prefix correspond to the group 2 mortgage loans. The certificates with a "3" prefix correspond to the group 3 mortgage loans. The certificates with a "4" prefix correspond to the group 4 mortgage loans. The certificates with a "5" prefix correspond to the group 5 mortgage loans. The certificates with a "6" prefix correspond to the group 6 mortgage loans. The certificates with a "7" prefix correspond to the group 7 mortgage loans. The certificates with a "8" prefix correspond to the group 8 mortgage loans. The Class A-X Certificates correspond to the group 6 and group 8 mortgage loans. The Class D-X Certificates correspond to the group 1, group 2, group 3, group 4 and group 7 mortgage loans. The Class A-P Certificates correspond to the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 mortgage loans. The certificates with a "C-B" prefix correspond to the group 5, group 6 and group 8 mortgage loans. The certificates with a "D-B" prefix correspond to the group 1, group 2, group 3, group 4 and group 7 mortgage loans. The certificates generally receive distributions based on collections on the mortgage loans in the corresponding loan group or loan groups.

Distributions on the Offered Certificates

General

Each month, the trust administrator will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The servicers will collect monthly payments of principal and interest on the mortgage loans. After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans it services, together with any advances that it makes for delinquent principal and interest payments on those mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trust administrator. The aggregate amount of such monthly collections and advances is described under the heading "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

On each distribution date, the trust administrator will distribute the amount remitted to it by the servicers, after deducting from such amount any reimbursable expenses and other amounts, to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement.

Distributions of Interest

The amount of interest each interest bearing class of certificates is entitled to receive on each distribution date will generally equal:

o     the per annum pass-through rate for that class of certificates,

o multiplied by the applicable principal balance or notional amount of that class of certificates,

o     multiplied by 1/12th,

o minus the share of some types of interest shortfalls allocated to that class.

The Class 3-A-5 Certificates are accrual certificates and until the aggregate class principal balance of the Class 3-A-1 and Class 3-A-3 Certificates has been reduced to zero, accrued interest on the Class 3-A-5 Certificates will be added to the class principal balance thereof. The Class 8-A-7 and Class A-P Certificates are not entitled to payments of interest. See "Description of the Certificates--Priority of Distributions" and "--Distributions of Interest" in this prospectus supplement.

On each distribution date, interest will be distributed or accreted to certificateholders in the order described in "Description of the Certificates" in this prospectus supplement. It is possible that on any given distribution date payments from the related mortgage loans will be insufficient to cover interest on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates. However, there will be no additional interest paid to make up for the delay.

Yield Maintenance Agreement

The trustee, on behalf of a trust separate from the trust fund, referred to herein as the supplemental interest trust, will enter into a yield maintenance agreement with CSFBi, as cap counterparty, for the benefit of the Class 3-A-1 Certificates. For the yield maintenance agreement and any distribution date prior to and including the distribution date in February 2012, if LIBOR, as defined in the yield maintenance agreement for the related interest accrual period exceeds 4.80% per annum, CSFBi will be obligated to pay to the trust administrator, for deposit into the yield maintenance account, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and the maximum cap rate exceeds (ii) 4.80% per annum, (b) the notional amount as set forth for such distribution date in the related table in the schedule set forth in Annex VI and (c) one-twelfth. The amount in the yield maintenance account will be available to make certain payments in respect of interest on the Class 3-A-1 Certificates; provided, that there may not be sufficient payments under the yield maintenance agreement to make such payments, as described in this
prospectus  supplement  under  "Description  of  the   Certificates--The   Yield
Maintenance Agreement." See "Description of the Certificates--The Yield Maintenance Agreement" in this prospectus supplement.

Distributions of Principal

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. However, not every class of certificates will be entitled to receive principal on each distribution date.

Group 1 Certificates. On each distribution date, a portion of the principal received or advanced on the group 1 mortgage loans will be distributed to the Class 1-A-1, Class A-P, Class AR and Class AR-L Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 1 mortgage loans will be paid to the Group 1 and Class A-P Certificates.

Group 2 Certificates. On each distribution date, a portion of the principal received or advanced on the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

group 2 mortgage loans will be distributed to the Class 2-A-1 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal Certificate" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 2 mortgage loans will be paid to the Class 2-A-1 and Class A-P Certificates.

Group 3 Certificates. On each distribution date, a portion of the principal received or advanced on the group 3 mortgage loans will be distributed to the Class 3-A-1, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7 and Class A-P Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 3 mortgage loans will be paid to the Group 3 Certificates entitled to principal and the Class A-P Certificates. The Class 3-A-2 Certificates are not entitled to payments of principal.

Group 4 Certificates. On each distribution date, a portion of the principal received or advanced on the group 4 mortgage loans will be distributed to the Class 4-A-1 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 4 mortgage loans will be paid to the Class 4-A-1 and Class A-P Certificates.

Group 5 Certificates. On each distribution date, a portion of the principal received or advanced on the group 5 mortgage loans will be distributed to the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class A-P Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 5 mortgage loans will be paid to the Group 5 Certificates entitled to principal and the Class A-P Certificates. The Class 5-X Certificates are not entitled to payments of principal.

Group 6 Certificates. On each distribution date, a portion of the principal received or advanced on the group 6 mortgage loans will be distributed to the Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5, Class 6-A-6, Class 6-A-7, Class 6-A-8 and Class A-P Certificates, in the order of priority in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 6 mortgage loans will be paid to the Group 6 and Class A-P Certificates.

Group 7 Certificates. On each distribution date, a portion of the principal received or advanced on the group 7 mortgage loans will be distributed to the Class 7-A-1, Class 7-A-2 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 7 mortgage loans will be paid to the Group 7 and Class A-P Certificates.

Group 8 Certificates. On each distribution date, a portion of the principal received or advanced on the group 8 mortgage loans will be distributed to the Class 8-A-1, Class 8-A-2, Class 8-A-3, Class 8-A-4, Class 8-A-5, Class 8-A-7, Class 8-A-8, Class 8-A-9, Class 8-A-10 and Class A-P Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in December 2010, all principal prepayments on the group 8 mortgage loans will be paid to the Group 8 Certificates entitled to principal and the Class A-P Certificates. The Class 8-A-6 Certificates are not entitled to payments of principal

Group C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group 5, group 6 and group 8 mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions," the amount of principal prepayments otherwise distributable to some classes of Group C-B Certificates will instead be paid to other classes of Group C-B Certificates with a higher priority. Prior to the distribution date in December 2010, the Group C-B Certificates will not be entitled to receive principal prepayments on the group 5, group 6 and group 8 mortgage loans.

Group D-B Certificates. On each distribution date, the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group 1, group 2, group 3,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

group 4 and group 7 mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions," the amount of principal prepayments otherwise distributable to some classes of Group D-B Certificates will instead be paid to other classes of Group D-B Certificates with a higher priority. Prior to the distribution date in December 2010, the Group D-B Certificates will not be entitled to receive principal prepayments on the group 1, group 2, group 3, group 4 and group 7 mortgage loans.

The Class A-X and Class D-X Certificates are not entitled to payments of principal.

Mandatory Auction of the Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates

During the five business days prior to the distribution date in November 2012, Wells Fargo, in its capacity as auction administrator, will auction the Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates then outstanding to third party investors.

On the distribution date in November 2012, the Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates will be transferred to third-party investors, in return for a distribution of the outstanding principal balance of those certificates.

The auction administrator will enter into a swap agreement pursuant to which the swap counterparty will agree to pay the excess, if any, of the outstanding principal balance of the Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates, after application of all principal distributions and realized losses on the distribution date in November 2012, over the amount received in the auction. If all or a portion of the Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates are not sold in the auction, the auction price for such unsold certificates will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold certificates, after application of all principal distributions and realized losses on the distribution date in November 2012. If the amount received in the auction is greater than the principal balance of the certificates, that excess will not be paid to the certificateholders.

See  "Description  of  the   Certificates--Mandatory   Auction  of  the  Auction
Certificates" in this prospectus supplement.

Credit Enhancement

Subordination

The Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates will receive distributions of interest and principal, as applicable, before the Group C-B Certificates are entitled to receive distributions of interest and principal. In addition, each class of Group C-B Certificates will receive distributions of interest and principal prior to any other class of Group C-B Certificates with a higher alphanumerical class designation. The Group C-B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group 5, group 6 and group 8 mortgage loans prior to the Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates.

The Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates will receive distributions of interest and principal, as applicable, before the Group D-B Certificates are entitled to receive distributions of interest and principal. In addition, each class of Group D-B Certificates will receive distributions of interest and principal prior to any other class of Group D-B Certificates with a higher alphanumerical class designation. The Group D-B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group 1, group 2, group 3, group 4 and group 7 mortgage loans prior to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates.

Shifting of Interests

The Group 5, Group 6 and Group 8 Certificates entitled to principal payments will receive 100% of principal prepayments received on the group 5, group 6 and group 8 mortgage loans, respectively, along with the Class A-P Certificates which will receive a portion of principal prepayments on certain of these mortgage loans, until the fifth anniversary of the first distribution date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing, share of related principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group 5, Group 6, Group 8 and Class A-P Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

principal  prepayments  are allocated among the Group 5, Group 6, Group 8, Class
A-P    and    Group    C-B    Certificates,     see    "Description    of    the
Certificates--Distributions of Principal" in this prospectus supplement.

The Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates entitled to principal payments will receive 100% of principal prepayments received on the group 1, group 2, group 3, group 4 and group 7 mortgage loans, respectively, along with the Class A-P Certificates which will receive a portion of principal prepayments on certain group 1, group 2, group 3, group 4 and group 7 mortgage loans, until the fifth anniversary of the first distribution date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing, share of related principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group 1, Group 2, Group 3, Group 4, Group 7 and Class A-P Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the Group 1, Group 2, Group 3, Group 4, Group 7, Class A-P and Group D-B Certificates, see "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from the group 5, group 6 or group 8 mortgage loans may be used to pay principal or interest, or both, to the Group 5, Group 6 or Group 8 Certificates unrelated to
that       loan        group.        See        "Description        of       the
Certificates--Cross--Collateralization--Group 5, Group 6 and Group 8" in this prospectus supplement.

In certain limited circumstances, principal and interest collected from the group 1, group 2, group 3, group 4 or group 7 mortgage loans may be used to pay principal or interest, or both, to the Group 1, Group 2, Group 3, Group 4, or Group 7 Certificates unrelated to that loan group. See "Description of the Certificates--Cross--Collateralization--Group 1, Group 2, Group 3, Group 4 and Group 7" in this prospectus supplement.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

o     the price at which the certificates are purchased;

o     the applicable pass-through rate;

o     with  respect  to the  Class  3-A-1  Certificates,  whether  the  required
      payments  are  made  under  the  yield   maintenance   agreement  and  are
      sufficient;

o     the rate of prepayments on the related mortgage loans;

o whether optional termination or an auction sale of the related loan group or loan groups occurs; and

o     losses on the mortgage loans that are not covered by credit enhancement.

The interest only and principal only certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Advances

For any month, if a servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, that servicer will advance its own funds to cover that shortfall, or if a servicer, other than WMMSC, fails to make any such required advance, the master servicer will make such advance. However, that servicer, or the master servicer, if applicable, will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. In addition, neither that servicer, nor the master servicer, will be required to advance balloon payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

If WMMSC fails to make an advance, the trust administrator will make that advance. If the master servicer fails to make an advance, the trustee will make that advance.

See "Servicing of Mortgage Loans--Advances from the Servicers, the Master Servicer and the Trust Administrator" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Optional Termination; Auction Sale

On any distribution date on which the aggregate outstanding principal balance of the group 5, group 6 and group 8 mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 5, loan group 6 and loan group 8, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity, as described herein, may, but will not be required to, purchase from the trust all remaining group 5, group 6 and group 8 mortgage loans, thereby causing an early retirement of the related certificates and the Class A-X Certificates, and a partial prepayment of the Class A-P Certificates.

On any distribution date on which the aggregate outstanding principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity, as described herein, may, but will not be required to, purchase from the trust all remaining group 1, group 2, group 3, group 4 and group 7 mortgage loans, thereby causing an early retirement of the related certificates and the Class D-X Certificates, and a partial prepayment of the Class A-P Certificates.

If the option to purchase the group 5, group 6 and group 8 mortgage loans and the other assets in the trust related to loan group 5, loan group 6 and loan group 8 as described above is not exercised and the aggregate outstanding principal balance of the group 5, group 6 and group 8 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 5, loan group 6 and loan group 8, the trust administrator will conduct an auction to sell the group 5, group 6 and group 8 mortgage loans and the other assets in the trust related to loan group 5, loan group 6 and loan group 8.

If the option to purchase the group 1, group 2, group 3, group 4 and group 7 mortgage loans and the other assets in the trust related to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 as described above is not exercised and the aggregate outstanding principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the trust administrator will conduct an auction to sell the group 1, group 2, group 3, group 4 and group 7 mortgage loans and the other assets in the trust related to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7.

The trust administrator will not be permitted to sell the mortgage loans and the other assets in the trust pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement.

If the first auction of a loan group or loan groups, as applicable, is not successful, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will conduct an additional auction of such mortgage loans every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity, as provided in the pooling and servicing agreement, of its purchase option.

An optional purchase or a successful auction of the remaining mortgage loans may cause the holders of one or more classes of related certificates to receive less than their outstanding principal balance plus accrued interest, and will reduce or extinguish the notional amount of the related interest only classes.

See "Pooling and Servicing Agreement--Optional Termination; Auction Sale" in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple real estate mortgage investment conduit elections to be made with respect to a portion of the trust. The certificates, other than the Class AR and Class AR-L Certificates, and exclusive of the right of the Class 3-A-1 Certificates to receive payments in respect of the yield maintenance agreement, will represent ownership of regular interests in the upper tier REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In addition, the Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates will represent ownership of certain rights and obligations with respect to the sale of such certificates on the distribution date in November

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                                      S-16

--------------------------------------------------------------------------------

2012. For federal income tax purposes, the Class AR-L Certificates will represent ownership of the residual interests in the lower-tier REMICs which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates including important information regarding the tax treatment of the auction certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

The offered certificates, other than the Class AR and Class AR-L Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee
Retirement Income Security Act of 1974, as amended or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in this prospectus supplement. Sales of the Class AR and Class AR-L Certificates to such plans or retirement arrangements are prohibited, except under certain circumstances described in "ERISA Considerations" in this prospectus supplement. The Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates, however, may not be acquired or held by any person investing assets of any such plan or account before the auction distribution date unless such acquisition and holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations With Respect to the Auction Certificates."

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the offered certificates, other than the Class C-B-2, Class C-B-3, Class D-B-2, Class D-B-3 and Class D-B-4 Certificates, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table beginning on page S-8 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your Losses on the mortgage loans may occur due to a certificates may be affected wide variety of causes, including a decline in by losses on the mortgage real estate values, and adverse changes in the loans, which could occur for a borrower's financial condition. A decline in
variety of reasons.              real  estate  values  or  economic   conditions
                                 nationally   or  in  the   regions   where  the
                                 mortgaged   properties  are   concentrated  may
                                 increase the risk of losses on the mortgage loans.

Geographic concentration may Approximately 8.49% of the group 1 mortgage affect risk of loss on the loans, 17.94% of the group 2 mortgage loans,
mortgage loans.                  32.28% of the group 3 mortgage loans,  2.26% of
                                 the group 4 mortgage loans, 20.22% of the group
                                 5  mortgage  loans,   33.41%  of  the  group  6
                                 mortgage loans,  19.09% of the group 7 mortgage
                                 loans and 41.63% of the group 8 mortgage  loans
                                 (in  each  case  by  Cut-off   Date   Principal
                                 Balance),  are secured by mortgaged  properties
                                 located in California.  If the regional economy
                                 or  housing  market in that area  weakens,  the
                                 mortgage  loans may  experience  high  rates of
                                 loss and  delinquency,  resulting  in losses to
                                 certificateholders.  The economic condition and
                                 housing  market in that  area may be  adversely
                                 affected  by a variety of events,  including  a
                                 downturn   in  certain   industries   or  other
                                 businesses  concentrated in that area,  natural
                                 disasters  such  as   earthquakes,   mudslides,
                                 hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

                                 See "Description of the Mortgage Pool--General" in this prospectus supplement.

The  underwriting   guidelines   The mortgage loans were  originated or acquired
used to originate the mortgage   generally in accordance  with the  underwriting
loans may impact losses.         guidelines   described   in   this   prospectus
                                 supplement.    The    underwriting    standards
                                 typically  differ from,  and are generally less
                                 stringent  than,  the  underwriting   standards
                                 established  by Fannie Mae or Freddie  Mac.  In
                                 addition, the mortgage loans may have been made
                                 to mortgagors with imperfect credit  histories,
                                 ranging from minor delinquencies to bankruptcy,
                                 or mortgagors  with  relatively  high ratios of
                                 monthly   mortgage   payments   to   income  or
                                 relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may Substantial delays could be encountered in be a delay in receipt of connection with the liquidation of defaulted liquidation proceeds and mortgage loans. Further, liquidation expenses liquidation proceeds may be such as legal fees, real estate taxes and less than the mortgage loan maintenance and preservation expenses will
balance.                         reduce  the  portion  of  liquidation  proceeds
                                 payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

Losses on the group 5, group 6   The  applicable  coverage  for  special  hazard
or group 8 mortgage loans may losses, fraud losses and bankruptcy losses reduce the yield on certain covers all of the group 5, group 6 and group 8 senior certificates unrelated mortgage loans. Therefore, if mortgage loans in
to that loan group.              any of loan group 5, loan group 6 or loan group
                                 8 suffer a high level of these types of losses,
                                 it will reduce the  available  coverage for all
                                 of the Group 5, Group 6, Group 8, Class A-X and
                                 Class A-P  Certificates  and certain classes of
                                 Group  C-B  Certificates.  Investors  should be
                                 aware  that  after  the   applicable   coverage
                                 amounts have been exhausted, if a mortgage loan in any of loan group 5, loan group 6 or loan group 8 suffers these types of losses, all of the Group 5, Group 6, Group 8, Group C-B and
                                 Class A-X Certificates  will, and the Class A-P
                                 Certificates may, be allocated a portion of that loss.

                                 Because the Group C-B Certificates represent interests in the group 5, group 6 and group 8 mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of such loan groups. Therefore, the allocation of realized losses on the group 5, group 6 or group 8 mortgage loans to the Group C-B Certificates will reduce the subordination provided by those classes of certificates to all of the Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates and certain classes of Group C-B Certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan group that did not suffer those previous losses.

                                 See   "Description   of   the    Certificates--
                                 Cross-Collateralization-- Group 5, Group 6 and Group 8" in this prospectus supplement.

Losses on the  group 1,  group   The  applicable  coverage  for  special  hazard
2, group 3, group 4 or group 7   losses,  fraud  losses  and  bankruptcy  losses
mortgage loans may reduce the covers all of the group 1, group 2, group 3, yield on certain senior group 4 and group 7 mortgage loans. Therefore, certificates unrelated to that if mortgage loans in any of loan group 1, loan
loan group.                      group 2,  loan  group 3,  loan  group 4 or loan
                                 group 7 suffer a high  level of these  types of
                                 losses,  it will reduce the available  coverage
                                 for all of the Group 1, Group 2, Group 3, Group
                                 4,   Group  7,   Class   D-X  and   Class   A-P
                                 Certificates  and certain  classes of Group D-B
                                 Certificates.  Investors  should be aware  that
                                 after the applicable coverage amounts have been
                                 exhausted,  if a  mortgage  loan in any of loan
                                 group 1, loan group 2, loan group 3, loan group
                                 4 or  loan  group  7  suffers  these  types  of
                                 losses,  all of the Group 1,  Group 2, Group 3,
                                 Group  4,  Group  7,   Group  D-B,   Class  D-X
                                 Certificates    will,   and   the   Class   A-P
                                 Certificates may, be allocated a portion of that loss.

                                 Because the Group D-B Certificates represent interests in the group 1, group 2, group 3, group 4 and group 7 mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of such loan groups. Therefore, the allocation of realized losses on the group 1, group 2, group 3, group 4 or group 7 mortgage loans to the Group D-B Certificates will reduce the subordination provided by those classes of certificates to all of the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates and certain classes of Group D-B Certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan group that did not suffer those previous losses.

                                 See "Description of the Certificates-- Cross-Collateralization-- Group 1, Group 2, Group 3, Group 4 and Group 7" in this prospectus supplement.


The value of your certificates If the performance of the related mortgage may be reduced if losses are loans is substantially worse than assumed by
higher than expected.            the rating  agencies,  the ratings of any class
                                 of  the  certificates  may  be  lowered  in the
                                 future. This would probably reduce the value of
                                 those certificates.  None of the depositor, the
                                 servicers,  the master  servicer,  the  special
                                 servicer,  the seller,  the trustee,  the trust
                                 administrator,  the  underwriter  or any  other
                                 entity will have any  obligation  to supplement
                                 any  credit  enhancement,  or to take any other
                                 action   to   maintain   any   rating   of  the
                                 certificates.

When your Class  5-A-1,  Class   If you  hold a Class  5-A-1,  Class  8-A-1  and
8-A-1 and Class 8-A-9 Class 8-A-9 Certificates on the distribution Certificates are Transferred date in November 2012, your certificate will be on the Auction Distribution transferred to third-party investors on that Date, You May Not Receive Par distribution date, thereby ending your
For Those  Certificates if the   investment in that certificate.
Money   Available   Under  the
Auction and the Swap Agreement   If the outstanding  principal balance of any of
is Insufficient                  these    classes   of    certificates,    after
                                 application  of  principal   distributions  and
                                 realized  losses  on the  distribution  date in
                                 November  2012,  is  greater  than  the  amount
                                 received in the auction, the swap counterparty,
                                 pursuant to a swap agreement, will be obligated
                                 to pay the amount of that excess to the auction
                                 administrator  for  distribution to the holders
                                 of the  certificates.  If all or a  portion  of
                                 such  Certificates are not sold in the auction,
                                 the auction price for such unsold  certificates
                                 will  be   deemed  to  be  zero  and  the  swap
                                 counterparty will pay the auction administrator
                                 the entire outstanding principal balance of the
                                 unsold   certificates,   after  application  of
                                 principal  distributions and realized losses on
                                 the distribution  date in November 2012. If the
                                 swap  counterparty  defaults on its obligations
                                 under the swap  agreement,  you may  receive an
                                 amount  less  than  the  outstanding  principal
                                 balance of your certificate,  after application
                                 of principal  distributions and realized losses
                                 on the  distribution  date in November 2012. In
                                 addition, if the swap counterparty defaults and
                                 if  not  all  of a  class  of  certificates  is
                                 purchased  by  third-party   investors  in  the
                                 auction, then your certificate (or part of your certificate) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your certificate
                                 (or part of your certificate).

Limited Obligations

Payments on the mortgage loans The certificates represent interests only in and related credit enhancement the trust. The certificates do not represent are the only source of any interest in or any obligation of the
payments    on   the   offered   depositor,  the servicers, the master servicer,
certificates.                    the special servicer,  the seller, the trustee,
                                 the trust administrator, the underwriter or any
                                 of  their  affiliates.  If  proceeds  from  the
                                 assets of the trust are not  sufficient to make
                                 all payments provided for under the pooling and
                                 servicing  agreement,  investors  will  have no
                                 recourse to the depositor,  the servicers,  the
                                 master  servicer,  the  special  servicer,  the
                                 seller, the trustee,  the trust  administrator,
                                 the  underwriter or any other entity,  and will
                                 incur  losses  if the  credit  enhancement  for
                                 their   class  of   offered   certificates   is
                                 exhausted.

Violation  of Various  Federal
and State  Laws May  Result in
Losses on the Mortgage Loans

                                 Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                 The mortgage loans are also subject to federal laws, including:

                                 o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                 o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                 o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                                 Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, the originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors' rescinding the mortgage loans against the trust.

                                 The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

                                 Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the certificates could result.

Liquidity Risks

You may have to hold your A secondary market for the offered certificates offered certificates to their may not develop. Even if a secondary market maturity because of difficulty does develop, it may not continue or it may be in reselling the offered illiquid. Neither the underwriter nor any other
certificates.                    person  will  have  any  obligation  to  make a
                                 secondary   market   in   your    certificates.
                                 Illiquidity  means an investor  may not be able
                                 to find a buyer to buy its  securities  readily
                                 or at prices that will  enable the  investor to
                                 realize a desired yield. Illiquidity can have a
                                 severe  adverse  effect on the market  value of
                                 the offered certificates.  Any class of offered
                                 certificates   may   experience    illiquidity,
                                 although  generally  illiquidity is more likely
                                 for classes  that are  especially  sensitive to
                                 prepayment,  credit or interest  rate risk,  or
                                 that   have   been   structured   to  meet  the
                                 investment requirements of limited categories of investors.

Book-Entry Certificates

The absence of physical The offered certificates, other than the Class certificates may cause delays AR and Class AR-L Certificates, will not be
in    payments    and    cause   issued  in  physical  form.  Certificateholders
difficulty   in   pledging  or   will be able to  transfer  certificates,  other
selling       the      offered   than the Class AR and Class AR-L  Certificates,
certificates.                    only  through  The  Depository   Trust  Company
                                 (referred to in this  prospectus  supplement as
                                 DTC),  participating  organizations,   indirect
                                 participants  and certain banks. The ability to
                                 pledge a certificate  to a person that does not
                                 participate  in DTC may be  limited  because of
                                 the  absence  of  a  physical  certificate.  In
                                 addition,   certificateholders  may  experience
                                 some delay in receiving  distributions on these
                                 certificates  because  the trust  administrator
                                 will not send  distributions  directly to them.
                                 Instead,  the trust administrator will send all
                                 distributions  to DTC,  which will then  credit
                                 those   distributions   to  the   participating
                                 organizations. Those organizations will in turn
                                 credit accounts  certificateholders have either
                                 directly   or   indirectly   through   indirect
                                 participants.

                                 See   "Description   of   the    Certificates--
                                 Book-Entry Registration" in this prospectus supplement.

Special Yield and Prepayment
Considerations

The yield to  maturity on your   The yield to  maturity on each class of offered
certificates  will  depend  on   certificates   will  depend  on  a  variety  of
various factors, including the   factors, including:
rate of prepayments.

                                 o the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                                 o  the pass-through rate for that class;

                                 o with respect to the Class 3-A-1 Certificates, whether the required payments are made under the yield maintenance agreement and are sufficient;

                                 o  interest   shortfalls   due   to   mortgagor
                                    prepayments on the related mortgage loans;

                                 o  whether  an  optional   termination   or  an
                                    auction sale of the related loan group or loan groups occurs; and

                                 o  the purchase price of that class.

                                 The  rate  of  prepayments  is one of the  most
                                 important  and  least   predictable   of  these
                                 factors.

                                 In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the Since mortgagors can generally prepay their mortgage loans will be mortgage loans at any time, the rate and timing affected by various factors. of principal distributions on the offered certificates are highly  uncertain.  Generally,
                                 when market interest rates increase,  borrowers
                                 are less likely to prepay their mortgage loans.
                                 Such  reduced  prepayments  could  result  in a
                                 slower  return of  principal  to holders of the
                                 offered certificates at a time when they may be
                                 able to reinvest such funds at a higher rate of
                                 interest  than the  pass-through  rate on their
                                 class of certificates.  Conversely, when market
                                 interest   rates   decrease,    borrowers   are
                                 generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

                                 Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

                                 Approximately 24.04% of the group 1 mortgage loans, 18.37% of the group 2 mortgage loans, 32.63% of the group 3 mortgage loans, 56.42% of the group 4 mortgage loans, 2.06% of the group 5 mortgage loans, 15.77% of the group 6 mortgage loans, 40.13% of the group 7 mortgage loans and 17.08% of the group 8 mortgage loans, in each case by Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will be retained by the related servicer and will not be available for distribution to the offered certificates.

                                 The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, the special servicer has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. See "Servicing of Mortgage Loans--Optional Purchase of Defaulted Loans; Specially Serviced Loans" in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

Interest only  mortgage  loans   All  of  the   group  3   mortgage   loans  and
have a greater  degree of risk   approximately  25.08% of the  group 1  mortgage
of default.                      loans,  22.35% of the group 2  mortgage  loans,
                                 29.44% of the group 4 mortgage loans,  8.12% of
                                 the group 5 mortgage loans, 19.29% of the group
                                 6 mortgage loans, 8.83% of the group 7 mortgage
                                 loans and 19.75% of the group 8 mortgage  loans
                                 (by  Cut-off  Date  Principal  Balance)  do not
                                 provide  for any  payments of  principal  for a
                                 period  ranging  from  five  to  fifteen  years
                                 following  the  date  of   origination.   These
                                 mortgage  loans may involve a greater degree of
                                 risk   because,   if  the   related   mortgagor
                                 defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Additional risk is associated Investors in the Class 3-A-4 Certificates with the Class 3-A-4, Class should be aware that, on any distribution date,
5-A-4,   Class  6-A-7,   Class   certain   losses   which  would   otherwise  be
7-A-2    and    Class    8-A-8   allocated to the Class 3-A-6  Certificates will
Certificates.                    be allocated  to the Class 3-A-4  Certificates,
                                 until its class principal balance is reduced to zero.

                                 Investors in the Class 5-A-4 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 5-A-1 Certificates will be allocated to the Class 5-A-4 Certificates, until its class principal balance is reduced to zero.

                                 Investors in the Class 6-A-7 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 6-A-6 Certificates will be allocated to the Class 6-A-7 Certificates, until its class principal balance is reduced to zero.

                                 Investors in the Class 7-A-2 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 7-A-1 Certificates will be allocated to the Class 7-A-2 Certificates, until its class principal balance is reduced to zero.

                                 Investors in the Class 8-A-8 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 8-A-9 and Class 8-A-10 Certificates, up to an amount equal to 71.96% and 28.04%, respectively, of the class principal balance of the Class 8-A-8 Certificates for such distribution date, and up to a maximum of $2,323,560 and $905,610, respectively, will be allocated to the Class 8-A-8 Certificates, until its class principal balance is reduced to zero.

An optional termination or an When the aggregate outstanding principal auction sale of the trust may balance of the group 5, group 6 and group 8
adversely      affect      the   mortgage   loans  is  less   than  10%  of  the
certificates                     aggregate Cut-off Date Principal Balance of the
                                 mortgage  loans in loan  group 5, loan  group 6
                                 and loan group 8, the  terminating  entity,  as
                                 provided   in   the   pooling   and   servicing
                                 agreement, may purchase from the trust all remaining group 5, group 6 and group 8 mortgage loans.

                                 When the aggregate outstanding principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the terminating entity, as provided in the pooling and servicing agreement, may purchase from the trust all remaining group 1, group 2, group 3, group 4 and group 7 mortgage loans.

                                 If the option to purchase the group 5, group 6 and group 8 mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group 5, group 6 and group 8 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 5, loan group 6 and loan group 8, the trust administrator will conduct an auction to sell the group 5, group 6 and group 8 mortgage loans and the other assets in the trust related to loan group 5, loan group 6 and loan group 8.

                                 If the option to purchase the group 1, group 2, group 3, group 4 and group 7 mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the trust administrator will conduct an auction to sell the group 1, group 2, group 3, group 4 and group 7 mortgage loans and the other assets in the trust related to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7.

                                 If the purchase option is exercised or a successful auction occurs with respect to the remaining group 5, group 6 and group 8 mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the Group 5, Group 6, Group 8, Group C-B and Class A-X Certificates and partial prepayment of the Class A-P Certificates. If the purchase option is exercised or a successful auction occurs with respect to the remaining group 1, group 2, group 3, group 4 and group 7 mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the Group 1, Group 2, Group 3, Group 4, Group 7, Group D-B and Class D-X Certificates and a partial prepayment of the Class A-P
                                 Certificates. See "Pooling and Servicing Agreement--Optional Termination--Auction Sale"
                                 in this prospectus supplement. If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your certificate in full. Any class of certificates purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus.


If  you  own  a  Class   6-A-3   The Class  6-A-3  Certificates  are  subject to
Certificate,   you   may   not   special   rules   regarding   the   procedures,
receive      a       principal   practices  and  limitations  applicable  to the
distribution on any particular distribution of principal to the holders of date principal distributions these certificates. The Class 6-A-3
are made on that class.          Certificates   may   not   be  an   appropriate
                                 investment   for   you   if   you   require   a
                                 distribution   of  a   particular   amount   of
                                 principal  on  a   predetermined   date  or  an
                                 otherwise   predictable   stream  of  principal
                                 distributions.  If  you  purchase  Class  6-A-3
                                 Certificates,  we cannot give you any assurance
                                 that  you  will  receive  a   distribution   in
                                 reduction  of   principal  on  any   particular
                                 distribution date.

                                 See "Description of the Certificates-- Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement.

Rapid   prepayments   on   the   Payments  to  the  holders  of  the  Class  A-X
mortgage loans in the related Certificates come only from interest payments loan group will reduce the on certain of the group 6 and group 8 mortgage yield on the Class 3-A-2, loans. Payments to the holders of the Class D-X Class 8-A-6, Class A-X, Class Certificates come only from interest payments D-X and Class 5-X on certain of the group 1, group 2, group 3,
Certificates.                    group 4 and group 7 mortgage loans. Payments to
                                 the holders of the Class 5-X Certificates  come
                                 only from  interest  payments on certain of the
                                 group 5 mortgage  loans.  These  mortgage loans
                                 are called  premium rate mortgage loans because
                                 in  general  they  have  the  highest  mortgage
                                 interest  rates in the loan group.  In general,
                                 the higher
                                 the  mortgage  interest  rate is on a  mortgage
                                 loan in a loan  group,  the more  interest  the
                                 Class A-X, Class D-X or Class 5-X Certificates,
                                 as applicable, receive from that mortgage loan.
                                 If  mortgage  interest  rates  decline,   these
                                 premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related mortgage loans prepay faster than expected or if the related loan group or loan groups are terminated earlier than expected, you may not fully recover your initial investment.

                                 The Class 3-A-2 Certificates receive only distributions of interest. Distributions to the holders of this class are based on its notional amount, calculated as described herein. You should fully consider the risks associated with an investment in the Class 3-A-2 Certificates. If the group 3 mortgage loans prepay faster than expected or if loan group 3 is terminated earlier than expected, you may not fully recover your initial investment.

                                 The Class 8-A-6 Certificates receive only distributions of interest. Distributions to the holders of this class are based on its notional amount, calculated as described herein. You should fully consider the risks associated with an investment in the Class 8-A-6 Certificates. If the group 8 mortgage loans prepay faster than expected or if loan group 8 is terminated earlier than expected, you may not fully recover your initial investment.

                                 We refer you to "Certain Yield and Prepayment Considerations--Sensitivity of the Interest Only Certificates" in this prospectus supplement for more detail.

Slower   prepayments   on  the   Payments  to  the  holders  of  the  Class  A-P
related mortgage loans will Certificates come only from principal payments reduce the yield on the Class on the discount mortgage loans in loan group 1, 8-A-7 and Class A-P loan group 2, loan group 3, loan group 4, loan
Certificates.                    group 5, loan  group 6,  loan  group 7 and loan
                                 group 8. These discount  mortgage loans are the
                                 group 1 mortgage loans, group 2 mortgage loans,
                                 group 3 mortgage loans, group 4 mortgage loans,
                                 group 5 mortgage loans, group 6 mortgage loans,
                                 group 7  mortgage  loans and  group 8  mortgage
                                 loans with net mortgage  rates less than 6.50%,
                                 6.00%,  5.50%,  7.00%,  5.25%, 6.00%, 6.00% and
                                 5.50% per annum, respectively.  In general, the
                                 lower the net  mortgage  rate is on a  mortgage
                                 loan,   the  more   principal   the  Class  A-P
                                 Certificates  receive from that mortgage  loan.
                                 Because holders of the Class A-P Certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans. If you are investing in the Class A-P
                                 Certificates, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

                                 The Class 8-A-7 Certificates receive only distributions of principal. You should fully consider the risks associated with an investment in the Class 8-A-7 Certificates. If the group 8 mortgage loans prepay slower than expected, your yield will be adversely affected.

                                 See "Certain Yield and Prepayment Considerations--Yield on Principal Only Certificates" in this prospectus supplement for tables showing expected yields for the Class 8-A-7 and Class A-P Certificates at different prepayment rates.

The Class 3-A-1 Certificates The trustee, on behalf of the supplemental are subject to cap interest trust, will enter into a yield
counterparty risk.               maintenance   agreement  with  CSFBi,   as  cap
                                 counterparty,  for  the  benefit  of the  Class
                                 3-A-1   Certificates.   The  yield  maintenance
                                 agreement will require the cap  counterparty to
                                 make certain payments in the  circumstances set
                                 forth   herein   under   "Description   of  the
                                 Certificates--Distributions  of  Interest"  and
                                 "--The Yield Maintenance Agreement." To the extent that payments on the

                                 Class 3-A-1 Certificates depend in part on payments to be received by the trust administrator under the yield maintenance agreement, the ability of the trust administrator to make such payments on such certificates will be subject to the credit risk of the cap counterparty.


The Class 3-A-1 Certificates Although the maximum pass-through rate on the may not receive amounts Class 3-A-1 Certificates is 9.500% per annum on
expected    from   the   yield   or prior to the distribution  dates in February
maintenance agreement            2012,  whenever  LIBOR, as defined in the yield
                                 maintenance  agreement,  is greater than 4.800%
                                 per annum,  the group 3 mortgage loans will not
                                 generate   enough  interest  to  pay  the  full
                                 pass-through  rate on this  class and  interest
                                 distributions   will  be  made  in  part   from
                                 payments under the yield maintenance agreement.
                                 Payments under the yield maintenance  agreement
                                 for  any  distribution  date  are  based  on  a
                                 notional  amount  (as set  forth in Annex VI to
                                 this  prospectus  supplement),  which decreases
                                 during  the  life  of  such  yield  maintenance
                                 agreement.  The notional  amounts  specified in
                                 Annex VI for the Class 3-A-1  Certificates were
                                 derived  by  assuming  75%  of  the  applicable
                                 Prepayment Assumption (as described in "Certain
                                 Yield and  Prepayment  Considerations--Modeling
                                 Assumptions"  in this  prospectus  supplement).
                                 The  actual  rate  of  payment  on the  group 3
                                 mortgage  loans is likely  to  differ  from the
                                 rate  assumed.  If  prepayments  on the group 3
                                 mortgage  loans occur at a rate slower than the
                                 rate used in determining  the notional  amounts
                                 specified  in Annex  VI,  the  class  principal
                                 balance of the Class 3-A-1  Certificates may be
                                 greater  than  such   notional   amount  for  a
                                 distribution   date.   For  the   Class   3-A-1
                                 Certificates and any distribution date on which
                                 the  notional  amount is lower  than the actual
                                 class  principal  balance  of the  Class  3-A-1
                                 Certificates,   the  amount  paid  by  the  cap
                                 counterparty   under  the   yield   maintenance
                                 agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on the certificates.

                                 See "Description of the Certificates--The Yield
                                 Maintenance   Agreement"  in  this   prospectus
                                 supplement.

The Class 3-A-1 Certificates The Class 3-A-1 Certificates receive interest will be sensitive to changes at a rate which varies directly with the rate
in LIBOR.                        of LIBOR  subject,  in each case,  to a certain
                                 minimum pass-through rate and a certain maximum
                                 pass-through    rate.    Accordingly,     these
                                 certificates will be sensitive to changes in the rate of LIBOR.

The Class 3-A-2 Certificates The Class 3-A-2 Certificates receive interest will be very sensitive to at a rate which varies inversely with the rate
increases   in  the  level  of   of LIBOR to a certain minimum  pass-though rate
LIBOR.                           and  a  certain  maximum   pass-through   rate.
                                 Accordingly, the yield to maturity on these certificates will be extremely sensitive to changes in the rate of LIBOR.

                                 See "Certain Yield and Prepayment Considerations--Yield on the Inverse Floating Rate Certificates" in this prospectus supplement for more detail.

Although principal payments to The Class 3-A-6 Certificates, which is a the Class 3-A-6, Class 6-A-5, planned amortization class, or PAC, will Class 6-A-6, Class 6-A-7 and generally be less affected by the rate of
Class 6-A-8 Certificates principal prepayments than other Group 3 generally follow a schedule, Certificates. This is because on each the rate of prepayments on the distribution date, the Class 3-A-6 Certificates related mortgage loans may receive principal distributions according to still affect distributions to the schedule set forth in Annex II. The
these certificates.              schedule  for  the  Class  3-A-6   Certificates
                                 assumes that the rate of prepayments on the mortgage loans remains at a constant rate between 6% and 20% per annum. However, there is no guarantee that the rate of prepayments on the group 3 mortgage loans will remain at a constant rate between these levels. If the group 3 mortgage loans prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.
                                 Moreover, once the Class 3-A-1, Class

                                 3-A-3 and Class 3-A-5 Certificates have been paid in full, the Class 3-A-6 Certificates will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

                                 The Class 6-A-5, Class 6-A-6, Class 6-A-7 and Class 6-A-8 Certificates (referred to as the Group 6 PAC Classes), which are planned amortization classes, or PACs, will generally be less affected by the rate of principal prepayments than other Group 6 Certificates. This is because on each distribution date, the Group 6 PAC Classes receive, in the aggregate, principal distributions according to the schedule set forth in Annex V. The aggregate schedule for the Group 6 PAC Classes assumes that the rate of prepayments on the mortgage loans remains at a constant rate between 100% and 300% SPA (as described in "Certain Yield and Prepayment Considerations--Modeling
                                 Assumptions" in this prospectus supplement). However, there is no guarantee that the rate of prepayments on the group 6 mortgage loans will remain at a constant rate between these levels. If the group 6 mortgage loans prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once the Class 6-A-1 through Class 6-A-4 Certificates have been paid in full, the Group 6 PAC Classes will become very sensitive to the rate of prepayments and may no longer be paid according to their aggregate schedule.


Although principal payments to The Class 3-A-1 and Class 3-A-3 Certificates, the Class 3-A-1 and Class which are targeted amortization classes, or 3-A-3 Certificates generally TACs, will generally be less affected by the follow a schedule, the rate of rate of principal prepayments than other Group
prepayments   on  the  related   3   Certificates   (except   the  Class   3-A-6
mortgage loans will still Certificates). This is because on each affect distributions to these distribution date, the Class 3-A-1 and Class
classes.                         3-A-3 Certificates  receive,  in the aggregate,
                                 principal   distributions   according   to  the
                                 aggregate  schedule set forth in Annex III. The
                                 aggregate  schedule  for the  Class  3-A-1  and
                                 Class 3-A-3 Certificates set forth in Annex III
                                 assumes  that  the rate of  prepayments  on the
                                 group 3  mortgage  loans  remains at a constant
                                 rate  of  50%  of  the  applicable   Prepayment
                                 Assumption  (as described in "Certain Yield and
                                 Prepayment             Considerations--Modeling
                                 Assumptions"  in this  prospectus  supplement).
                                 However,  it is very  unlikely that the rate of
                                 prepayments  on the group 3 mortgage loans will
                                 remain  constant at this level.  If the group 3
                                 mortgage  loans  prepay  at a  rate  faster  or
                                 slower than the assumed level, distributions of
                                 principal  to the Class  3-A-1 and Class  3-A-3
                                 Certificates may no longer be made according to
                                 schedule.   Moreover,   once  the  Class  3-A-5
                                 Certificates  have been paid in full, the Class
                                 3-A-1 and Class 3-A-3  Certificates will become
                                 very sensitive to the rate of  prepayments  and
                                 may  no  longer  be  paid   according   to  the
                                 aggregate schedule set forth in Annex III.

                                 The Class 3-A-1 Certificates will generally be less affected by the rate of principal prepayments than other Group 3 Certificates (except the Class 3-A-6 Certificates) because on each distribution date, the Class 3-A-1 Certificates receive principal distributions according to an additional schedule set forth in Annex IV. The schedule for the Class 3-A-1 Certificates set forth in Annex IV assumes that the rate of prepayments on the group 3 mortgage loans remains at a constant rate of 80% per annum of the applicable Prepayment Assumption (as described in "Certain Yield and Prepayment Considerations--Modeling Assumptions" in this prospectus supplement). However, it is very unlikely that the rate of prepayments on the group 3 mortgage loans will remain constant at this level. If the group 3 mortgage loans prepay at a rate faster or slower than the assumed level, distributions of principal to the Class 3-A-1 Certificates may no longer be made according to schedule. Moreover, once the Class 3-A-3 Certificates have been paid in full, the Class 3-A-1 Certificates will become very sensitive to the rate of prepayments and may no longer be paid according to the schedule set forth in Annex IV.


The Class 3-A-1,  Class 3-A-3,   The Class  3-A-1,  Class  3-A-3 and Class 3-A-5
Class  3-A-5 and  Class  6-A-1   Certificates,  which are support classes,  will
through       Class      6-A-4   be   especially   sensitive   to  the  rate  of
Certificates   will   be  very   prepayments on the group 3 mortgage loans.  The
sensitive to the rate of Class 3-A-1, Class 3-A-3 and Class 3-A-5 prepayments on the related Certificates act as a prepayment cushion for mortgage loans and may not the Class 3-A-6 Certificates, absorbing excess receive distributions of principal prepayments. On each distribution
principal for a long time        date,  the Class  3-A-1,  Class 3-A-3 and Class
                                 3-A-5  Certificates  receive  principal only if
                                 the  Class  3-A-6  Certificates  have been paid
                                 according   to   schedule.   If  the   rate  of
                                 prepayments  on the group 3  mortgage  loans is
                                 slow   enough   so   that   the   Class   3-A-6
                                 Certificates  are not paid  according  to their
                                 aggregate schedule, then the Class 3-A-1, Class
                                 3-A-3 and  Class  3-A-5  Certificates  will not
                                 receive any  distribution  of principal on that
                                 distribution  date.  However,  if the  rate  of
                                 prepayments  is high  enough  so that the Class
                                 3-A-6  Certificates have been paid according to
                                 their  schedule,  then  all or  certain  of the
                                 Class  3-A-1,   Class  3-A-3  and  Class  3-A-5
                                 Certificates  will receive all of the remaining
                                 principal  otherwise available for distribution
                                 to the Class 3-A-6  Certificates  in accordance
                                 with the  priority  of payment  rules set forth
                                 herein.  This may cause wide  variations in the
                                 amount  of  principal  the Class  3-A-1,  Class
                                 3-A-3 and Class 3-A-5 Certificates will receive
                                 on each distribution  date. The Class 3-A-1 and
                                 Class  3-A-3  Certificates  will be more stable
                                 than the Class 3-A-5 Certificates  because they
                                 are also TACs and the Class 3-A-1  Certificates
                                 will  be  more  stable  than  the  Class  3-A-3
                                 Certificates    because    the   Class    3-A-1
                                 Certificates are paid pursuant to an additional
                                 TAC schedule.

                                 The Class 3-A-5 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group 3 mortgage loans. The Class 3-A-5 Certificates act as a prepayment cushion for the Class 3-A-1 and Class 3-A-3 Certificates, absorbing excess principal prepayments. On each distribution date, the Class 3-A-5 Certificates receive principal only if the Class 3-A-1 and Class 3-A-3 Certificates have been paid according to their aggregate schedule. If the rate of prepayments on the group 3 mortgage loans is slow enough so that the Class 3-A-1 and Class 3-A-3 Certificates are not paid according to their aggregate schedule, then the Class 3-A-5 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class 3-A-1 and Class 3-A-3 Certificates have been paid according to their aggregate schedule, then the Class 3-A-5 Certificates will receive all of the remaining principal otherwise available for distribution to the Class 3-A-1 and Class 3-A-3 Certificates. This may cause wide variations in the amount of principal the Class 3-A-5 Certificates will receive on each distribution date.

                                 The Class 3-A-3 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group 3 mortgage loans. The Class 3-A-3 Certificates act as a prepayment cushion for the Class 3-A-1 Certificates, absorbing excess principal prepayments. On each distribution date, the Class 3-A-3 Certificates receive principal only if the Class 3-A-1 Certificates have been paid according to schedule. If the rate of prepayments on the group 3 mortgage loans is slow enough so that the Class 3-A-1 Certificates are not paid according to schedule, then the Class 3-A-3 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class 3-A-1 Certificates have been paid according to schedule, then the Class 3-A-3 Certificates will receive all of the remaining principal otherwise available for distribution to the Class 3-A-1 Certificates in accordance with the priority of payment rules set forth in this prospectus supplement. This may cause wide variations in the amount of principal the Class 3-A-3 Certificates will receive on each distribution date. The Class 3-A-3 Certificates are more stable than the Class 3-A-5 Certificates which is also a support class because the Class 3-A-3 Certificates are also a TAC.

                                 The Class 6-A-1 through Class 6-A-4 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group 6 mortgage loans. The Class 6-A-1 through Class 6-A-4 Certificates act as a prepayment cushion for the Group 6 PAC Classes, absorbing excess principal prepayments. On each distribution date, the Class 6-A-1 through Class 6-A-4 Certificates receive principal only if the Group 6 PAC Classes have been paid according to schedule. If the rate of prepayments on the group 6 mortgage loans is slow enough so that the Group 6 PAC Classes are not paid according to their aggregate schedule, then the Class 6-A-1 through Class 6-A-4 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group 6 PAC Classes have been paid according to their aggregate schedule, then all or certain of the Class 6-A-1 through Class 6-A-4 Certificates will receive all of the remaining principal otherwise available for distribution to the Group 6 PAC Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class 6-A-1 through Class 6-A-4 Certificates will receive on each distribution date.

Potential Inadequacy of
Credit Enhancement

                                 The subordination and other credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that the classes of certificates will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                 None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

Holding Subordinate
Certificates Creates
Additional Risks

                                 The protections afforded the senior certificates in this transaction create risks for the related subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

                                 o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

                                 o The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal
                                    distribution    payable    to   classes   of
                                    subordinate    certificates    with   higher
                                    alphanumerical class designations will be paid to the related classes of subordinate certificates with lower alphanumerical class designations.

                                 o If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

                                 o Losses on the mortgage loans will generally be allocated to the related subordinate
                                    certificates   in  reverse  order  of  their
                                    priority  of  payment.   A  loss  allocation
                                    results  in a  reduction  of  a  certificate
                                    balance without a corresponding distribution
                                    of cash to the holder.  A lower  certificate
                                    balance   will   result  in  less   interest
                                    accruing on the certificate.

                                 o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If Servicing is Transferred,
Delinquencies May Increase

                                 In certain circumstances, the entity specified in the pooling and servicing agreement and its transferee or assigns may request that SPS, Wells Fargo or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

                                 It is anticipated that within six months of the closing date, the servicing function for all or substantially all of the mortgage loans serviced by SPS will be transferred to another entity, which will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. There can be no assurance that such servicing transfer will occur as anticipated or at all. Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

Recent Events

                                 Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months may have adversely affected mortgaged properties located in those states. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the related seller will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if a related seller fails to repurchase any mortgage loan that breaches this representation and warranty. Any such repurchases may shorten the weighted average lives of the related offered certificates.

                                 The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

                                 The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

Recent Developments
Affecting SPS

                                 Select Portfolio Servicing, Inc. changed its name from Fairbanks Capital Corp. on June 30, 2004.

                                 SPS maintains an "Average" rating with a "Positive" outlook with Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and an "SQ3" rating with Moody's Investors Service. Fitch Ratings has given SPS the following residential primary servicer ratings: "RPS2-" for subprime, home equity and Alt A products and "RSS2-" for special servicing.

                                 On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases and made permanent its December 10, 2003 injunction that had the effect of staying all litigation against SPS relating to the claims addressed by the settlement agreement. The injunction excludes counterclaims and defenses that might arise out of foreclosure proceedings that SPS initiates and individuals who excluded themselves from the settlement to pursue individual claims for relief. The settlement contemplates that plaintiff's redress would come, in part, from the redress fund established in connection with SPS's settlement with the Federal Trade Commission ("FTC") and the U.S. Department of Housing and Urban Development ("HUD") described herein.

                                 On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS's fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys' fees, and other relief from SPS. Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law. The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers' accounts and/or SPS's right to foreclose. As part of the settlement the parties disagreed on certain fundamental issues of foreclosure law and reserved the right to submit these questions to the West Virginia Supreme Court. On May 13, 2004, the West Virginia Supreme Court accepted a petition to certify questions under West Virginia law regarding the alleged existence of (i) an obligation of lenders to consider alternative remedies to cure a default prior to pursuing non-judicial foreclosure, and
                                 (ii) an obligation of  foreclosure  trustees to
                                 (x) review account records to ascertain the actual amount due prior to foreclosure, and (y) consider objections to foreclosure raised by homeowners. A hearing was held in late 2004 and the West Virginia Supreme Court ruled in favor of SPS on these questions, finding that no such obligations exist under West Virginia law. This ruling clarifies such questions for the real estate lending industry in West Virginia.

                                 On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS's servicing practices. As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

                                 SPS has recently entered into consent agreements with regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD. While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

                                 During 2003 and 2004 SPS experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations. At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders. As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

                                 The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to further downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions on the offered certificates, losses on the offered certificates, or any combination of these events. In addition, such developments could result in SPS's insolvency or bankruptcy, and there can be no assurance, in the event of a bankruptcy proceeding, that SPS could reorganize successfully in bankruptcy.

                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption" or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                  INTRODUCTION

      The depositor will establish the CSFB Mortgage-Backed Trust Series 2005-11 with respect to CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-11 on the closing date, pursuant to a pooling and servicing agreement among the depositor, DLJ Mortgage Capital, as seller, WMMSC, as a servicer, SPS, as a servicer and as special servicer, Wells Fargo, as a servicer, as master servicer and as trust administrator, and U.S. Bank, as the trustee, dated as of November 1, 2005. On the closing date, the depositor will deposit into the trust eight groups of mortgage loans, which in the aggregate will constitute the mortgage pool.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

      Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the eight groups of mortgage loans to be included in the mortgage pool, and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans in the related group as of the cut-off date, unless otherwise indicated.

      The depositor will acquire 409 mortgage loans with an aggregate Cut-off Date Principal Balance of $58,082,832.20 (the "group 1 mortgage loans"), 540 mortgage loans with an aggregate Cut-off Date Principal Balance of $82,584,254.66 (the "group 2 mortgage loans"), 164 mortgage loans with an aggregate Cut-off Date Principal Balance of $42,202,735.89 (the "group 3 mortgage loans"), 309 mortgage loans with an aggregate Cut-off Date Principal Balance of $54,800,468.70 (the "group 4 mortgage loans"), 180 mortgage loans with an aggregate Cut-off Date Principal Balance of $106,900,422.26 (the "group 5 mortgage loans"), 180 mortgage loans with an aggregate Cut-off Date Principal Balance of $104,561,076.42 (the "group 6 mortgage loans"), 469 mortgage loans with an aggregate Cut-off Date Principal Balance of $81,161,584.81 (the "group 7 mortgage loans") and 275 mortgage loans with an aggregate Cut-off Date Principal Balance of $157,230,820.33 (the "group 8 mortgage loans") from DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital"), an affiliate of the depositor, pursuant to an assignment and assumption agreement. The mortgage loans acquired by the depositor from DLJ Mortgage Capital were previously purchased by DLJ Mortgage Capital in secondary market transactions from various mortgage loan originators and purchasers.

      Under the pooling and servicing  agreement,  the depositor will assign the
mortgage   loans  to  the  trustee  for  the  benefit  of  the  holders  of  the certificates.

      Under the pooling and servicing agreement, the seller will make representations and warranties relating to the characteristics of the applicable mortgage loans sold by it. These representations and warranties relating to the mortgage loans will be made by the seller as of the closing date. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller of that mortgage loan will be obligated to do one of the following:

o     cure that breach,

o repurchase that mortgage loan at an amount equal to the sum of (i) the unpaid principal balance of the mortgage loan on the date of repurchase,
      (ii) accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, (iii) the amount of any unreimbursed servicing advances made by a servicer with respect to such mortgage loan and (iv) any costs and damages actually incurred and paid by or on behalf of the trust as a result of a failure to comply, at the time such mortgage loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

o     substitute a replacement mortgage loan for that mortgage loan.

      However, substitution is permitted only within two years of the closing date and, if made more than 90 days after the closing date, may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code of 1986, as amended (the "Code"). The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation  or that are  otherwise  defective.  The  seller  is  selling  the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer, the special servicer and the master servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement or the applicable servicing agreement.

      Furthermore, none of the servicers, the special servicer or the master servicer will have any servicing or master servicing obligations, as applicable, with respect to mortgage loans not serviced or master serviced by it.

      The mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties. The property securing a mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of mortgage loans with terms to maturity that range from 120 to 360 months from the date of origination or modification.

      Each mortgage loan will be a conventional fixed rate mortgage loan evidenced by a mortgage note. None of the mortgage loans provides for deferred interest or negative amortization.

      Substantially all of the mortgage loans will contain "due-on-sale" clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgaged properties. Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

      The aggregate Cut-off Date Principal Balance of the mortgage loans is expected to be approximately $687,524,195.27. All of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments, except for all of the group 3 mortgage loans and approximately 25.08% of the group 1 mortgage loans, 22.35% of the group 2 mortgage loans,
29.44% of the group 4 mortgage loans, 8.12% of the group 5 mortgage loans, 19.29% of the group 6 mortgage loans, 8.83% of the group 7 mortgage loans and 19.75% of the group 8 mortgage loans (by Cut-off Date Principal Balance), respectively, which do not provide for any payments of principal for a period ranging from five to fifteen years following the date of origination (the "Interest Only Mortgage Loans") and except for 14 mortgage loans (the "Balloon Loans"), representing approximately 0.37% of the aggregate Cut-off Date Principal Balance of the mortgage loans. The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans. Except for 7 mortgage loans, representing approximately 0.13% of the aggregate Cut-off Date Principal Balance, all of the mortgage loans provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

      As of the cut-off date, the mortgage loans will have the characteristics indicated in the following table:

                                                          Earliest
                   Cut-off Date       Number of            Payment           Latest Stated          Earliest Stated
Designation     Principal Balance   Mortgage Loans          Date             Maturity Date           Maturity Date
-----------     -----------------   --------------    ----------------      ----------------       -----------------
Group 1           $58,082,832.20         409            April 1, 2004       November 1, 2035          May 1, 2025
Group 2           $82,584,254.66         540            April 1, 2005       November 1, 2035          May 1, 2025
Group 3           $42,202,735.89         164            June 1, 2005        November 1, 2035          May 1, 2035
Group 4           $54,800,468.70         309          February 1, 2005      November 1, 2035         August 1, 2025
Group 5          $106,900,422.26         180            March 1, 1999       November 1, 2020        February 1, 2014
Group 6          $104,561,076.42         180           October 1, 1998      November 1, 2035       September 1, 2028
Group 7           $81,161,584.81         469            July 1, 1996        November 1, 2035         March 1, 2025
Group 8          $157,230,820.33         275           January 1, 2005      November 1, 2035         April 1, 2025

      No mortgage loan will be delinquent more than 30 days as of the cut-off date.

      No mortgage loan is subject to a buydown agreement.

      Each group 7 mortgage loan has an original principal balance that conforms to Freddie Mac guidelines.

      Approximately 24.04% of the group 1 mortgage loans, 18.37% of the group 2 mortgage loans, 32.63% of the group 3 mortgage loans, 56.42% of the group 4 mortgage  loans,  2.06% of the  group 5  mortgage  loans,  15.77% of the group 6 mortgage loans, 40.13% of the group 7 mortgage loans and 17.08% of the group 8 mortgage loans, in each case by Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any such prepayment premiums will be retained by the related servicer and will not be available for payment to the offered certificates.

      The loan-to-value ("LTV") ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

      Except for 3 mortgage loans representing approximately 0.06% of the aggregate Cut-off Date Principal Balance, each mortgage loan with LTV ratio at origination greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. The primary mortgage guaranty insurance policy referred to in the preceding sentence will not be required for any of those mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraised value or as otherwise provided by law.

Mortgage Loan Statistical Information

      Set forth below is a description of some additional statistical characteristics of the group 1 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 1 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 1 mortgage loans, and may not add up to 100% due to rounding.

                             Group 1 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates                            Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
6.000 - 6.249 .......................       18       $ 2,059,463.96       3.55%
6.750 - 6.999 .......................      299        43,794,280.17      75.40
7.000 - 7.249 .......................       81        10,388,110.14      17.88
7.250 - 7.499 .......................        7         1,126,980.89       1.94
7.500 - 7.749 .......................        3           598,781.07       1.03
7.750 - 7.999 .......................        1           115,215.97       0.20
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 1 mortgage loans are 6.125% per annum and 7.875% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 1 mortgage loans will be approximately 6.858% per annum.

             Group 1 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
 15,000.01 -  25,000.00 .............        4       $    82,260.69       0.14%
 25,000.01 -  50,000.00 .............       47         1,841,675.10       3.17
 50,000.01 -  75,000.00 .............       58         3,633,004.09       6.25
 75,000.01 - 100,000.00 .............       60         5,304,772.22       9.13
100,000.01 - 125,000.00 .............       53         5,897,060.30      10.15
125,000.01 - 150,000.00 .............       39         5,324,141.08       9.17
150,000.01 - 175,000.00 .............       27         4,357,875.31       7.50
175,000.01 - 200,000.00 .............       27         5,185,748.38       8.93
200,000.01 - 250,000.00 .............       39         8,499,295.61      14.63
250,000.01 - 300,000.00 .............       25         6,799,816.20      11.71
300,000.01 - 400,000.00 .............       24         8,060,970.73      13.88
400,000.01 - 500,000.00 .............        3         1,392,153.59       2.40
500,000.01 - 600,000.00 .............        2         1,080,643.18       1.86
600,000.01 - 700,000.00 .............        1           623,415.72       1.07
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 1 mortgage loans as of the cut-off date are $16,159.92 and $623,415.72, respectively. As of the cut-off date, the average principal balance of the group 1 mortgage loans is $142,011.81.

                        Group 1 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                              Loans         Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      226       $25,915,270.69      44.62%
Condo ...............................       40         4,977,244.29       8.57
2-4 Family ..........................       89        17,615,144.21      30.33
PUD .................................       54         9,575,173.01      16.49
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

                         Group 1 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
Purchase ............................      245       $35,906,302.46      61.82%
Refinance - Rate Term ...............       32         3,692,729.43       6.36
Refinance - Cashout .................      132        18,483,800.31      31.82
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

                            Group 1 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
Second Home .........................       29       $ 4,723,573.28       8.13%
Investment ..........................      380        53,359,258.92      91.87
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 1 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
15.001 - 20.000 .....................        1       $   129,780.94       0.22%
30.001 - 35.000 .....................        1            61,479.92       0.11
35.001 - 40.000 .....................        3           277,039.22       0.48
45.001 - 50.000 .....................        2           386,247.27       0.66
50.001 - 55.000 .....................        9         1,156,832.17       1.99
55.001 - 60.000 .....................       12         1,752,701.43       3.02
60.001 - 65.000 .....................       13         1,859,563.17       3.20
65.001 - 70.000 .....................       45         5,773,090.20       9.94
70.001 - 75.000 .....................       39         6,181,590.09      10.64
75.001 - 80.000 .....................      226        35,702,788.74      61.47
80.001 - 85.000 .....................        4           270,139.28       0.47
85.001 - 90.000 .....................       53         4,483,233.64       7.72
90.001 - 95.000 .....................        1            48,346.13       0.08
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 1 mortgage loans are 20.000% and 95.000%, respectively. The weighted average original LTV ratio for the group 1 mortgage loans is approximately 76.697%.

                             Group 1 Original Terms*

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        1       $    83,003.57       0.14%
313 - 324 ...........................        2           161,434.93       0.28
349 - 360 ...........................      406        57,838,393.70      99.58
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum original term and maximum original term for the group 1 mortgage loans are 240 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group 1 mortgage loans is approximately 360 months.

                        Group 1 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
Less Than 1 .........................        8       $   756,000.00       1.30%
1 - 3 ...............................      262        42,580,871.55      73.31
4 - 6 ...............................      129        13,739,361.16      23.65
7 - 9 ...............................        9           891,383.52       1.53
13 - 24 .............................        1           115,215.97       0.20
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 1 mortgage loans are less than 1 month and 20 months, respectively. As of the cut-off date, the weighted average months since origination for the group 1 mortgage loans is approximately 3 months.

                   Group 1 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        1       $    83,003.57       0.14%
313 - 324 ...........................        2           161,434.93       0.28
337 - 348 ...........................        1           115,215.97       0.20
349 - 360 ...........................      405        57,723,177.73      99.38
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 1 mortgage loans are 234 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 1 mortgage loans is approximately 357 months.

                          Group 1 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................      158       $15,261,088.70      26.27%
No Income / No Assets ...............       30         5,094,185.15       8.77
Reduced .............................      193        31,507,526.81      54.25
Stated / Stated .....................       28         6,220,031.54      10.71
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 1 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
Florida .............................       51       $ 7,105,541.98      12.23%
New Jersey ..........................       31         6,586,523.96      11.34
New York ............................       28         6,231,480.48      10.73
California ..........................       19         4,930,658.58       8.49
Arizona .............................       28         4,065,108.83       7.00
Colorado ............................       18         3,237,982.92       5.57
Maryland ............................       15         2,399,065.66       4.13
Nevada ..............................       10         2,255,654.19       3.88
Pennsylvania ........................       28         2,190,744.99       3.77
Massachusetts .......................        9         2,069,212.46       3.56
Other* ..............................      172        17,010,858.15      29.29
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* No other state represents more than 2.48% of the aggregate Cut-off Date Principal Balance of the group 1 mortgage loans.

                       Group 1 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 1
-------------------------------------   ---------   ---------------   ----------
581 - 600 ...........................        1       $    54,362.27       0.09%
601 - 620 ...........................        5           610,030.88       1.05
621 - 640 ...........................       15         2,455,819.46       4.23
641 - 660 ...........................       26         3,029,154.26       5.22
661 - 680 ...........................       52         7,216,437.25      12.42
681 - 700 ...........................       61         9,029,778.90      15.55
701 - 720 ...........................       54         9,299,038.21      16.01
721 - 740 ...........................       75        11,973,640.61      20.61
741 - 760 ...........................       48         6,107,418.34      10.52
761 - 780 ...........................       37         4,593,786.40       7.91
781 - 800 ...........................       24         2,201,814.58       3.79
801 - 820 ...........................       10         1,390,259.29       2.39
N/A .................................        1           121,291.75       0.21
                                           ---       --------------     ------
Total: ..............................      409       $58,082,832.20     100.00%
                                           ===       ==============     ======

----------
* The minimum credit score and the maximum credit score for the group 1 mortgage loans (where available) are 600 and 813, respectively. As of the cut-off date, the weighted average credit score for the group 1 mortgage loans (where available) will be approximately 713.

      Set forth below is a description of some additional statistical characteristics of the group 2 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 2 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 2 mortgage loans, and may not add up to 100% due to rounding.

                             Group 2 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates (%)                        Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
5.750 - 5.999 .......................        9       $ 1,629,789.67       1.97%
6.000 - 6.249 .......................       35         5,115,580.85       6.19
6.250 - 6.499 .......................      246        38,490,824.23      46.61
6.500 - 6.749 .......................      250        37,348,059.91      45.22
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 2 mortgage loans are 5.875% per annum and 6.625% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 2 mortgage loans will be approximately 6.400% per annum.

             Group 2 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
 15,000.01 -  25,000.00 .............        2       $    42,873.12       0.05%
 25,000.01 -  50,000.00 .............       45         1,777,913.32       2.15
 50,000.01 -  75,000.00 .............       56         3,554,600.01       4.30
 75,000.01 - 100,000.00 .............       77         6,851,042.97       8.30
100,000.01 - 125,000.00 .............       71         7,955,900.17       9.63
125,000.01 - 150,000.00 .............       70         9,701,731.25      11.75
150,000.01 - 175,000.00 .............       57         9,254,288.33      11.21
175,000.01 - 200,000.00 .............       29         5,515,346.67       6.68
200,000.01 - 250,000.00 .............       59        13,069,650.18      15.83
250,000.01 - 300,000.00 .............       29         8,134,554.91       9.85
300,000.01 - 400,000.00 .............       35        11,922,369.60      14.44
400,000.01 - 500,000.00 .............        7         3,059,523.90       3.70
500,000.01 - 600,000.00 .............        2         1,056,097.89       1.28
600,000.01 - 700,000.00 .............        1           688,362.34       0.83
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 2 mortgage loans as of the cut-off date are $20,552.82 and $688,362.34, respectively. As of the cut-off date, the average principal balance of the group 2 mortgage loans is $152,933.80.

                        Group 2 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      288       $36,546,155.19      44.25%
Condo ...............................       59         9,651,984.48      11.69
2-4 Family ..........................      115        23,934,431.59      28.98
PUD .................................       78        12,451,683.40      15.08
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

                         Group 2 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
Purchase ............................      263       $40,010,639.60      48.45%
Refinance - Rate Term ...............       71         9,405,296.42      11.39
Refinance - Cashout .................      206        33,168,318.64      40.16
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

                            Group 2 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
Second Home .........................       41       $ 7,849,533.66       9.50%
Investment ..........................      499        74,734,721.00      90.50
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 2 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
<= 10.000 ...........................        2       $    88,427.16       0.11%
10.001 - 15.000 .....................        1            50,362.31       0.06
15.001 - 20.000 .....................        4           270,919.27       0.33
20.001 - 25.000 .....................        3           344,387.99       0.42
25.001 - 30.000 .....................        2           233,140.12       0.28
30.001 - 35.000 .....................        4           502,393.68       0.61
35.001 - 40.000 .....................        4           550,295.03       0.67
40.001 - 45.000 .....................       18         3,307,485.70       4.00
45.001 - 50.000 .....................       17         2,445,642.64       2.96
50.001 - 55.000 .....................       20         3,770,076.15       4.57
55.001 - 60.000 .....................       28         4,230,183.22       5.12
60.001 - 65.000 .....................       34         6,589,603.14       7.98
65.001 - 70.000 .....................       50         9,555,340.32      11.57
70.001 - 75.000 .....................       59         9,148,903.04      11.08
75.001 - 80.000 .....................      238        36,473,061.47      44.16
80.001 - 85.000 .....................        6           523,015.97       0.63
85.001 - 90.000 .....................       50         4,501,017.45       5.45
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 2 mortgage loans are 7.690% and 90.000%, respectively. The weighted average original LTV ratio for the group 2 mortgage loans is approximately 71.103%.

                             Group 2 Original Terms*

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        3       $   323,177.15       0.39%
289 - 300 ...........................        2           162,879.12       0.20
325 - 336 ...........................        1           234,176.21       0.28
337 - 348 ...........................        1           144,201.93       0.17
349 - 360 ...........................      533        81,719,820.25      98.95
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum original term and maximum original term for the group 2 mortgage loans are 240 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group 2 mortgage loans is approximately 359 months.

                        Group 2 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
Less than 1 .........................        7       $ 1,392,614.19       1.69%
1 - 3 ...............................      335        56,138,920.00      67.98
4 - 6 ...............................      183        23,069,883.53      27.93
7 - 9 ...............................       15         1,982,836.94       2.40
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 2 mortgage loans are less than 1 month and 8 months, respectively. As of the cut-off date, the weighted average months since origination for the group 2 mortgage loans is approximately 3 months.

                   Group 2 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        3       $   323,177.15       0.39%
289 - 300 ...........................        2           162,879.12       0.20
325 - 336 ...........................        1           234,176.21       0.28
337 - 348 ...........................        1           144,201.93       0.17
349 - 360 ...........................      533        81,719,820.25      98.95
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 2 mortgage loans are 234 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 2 mortgage loans is approximately 356 months.

                          Group 2 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................      280       $34,686,913.80      42.00%
No Income / No Assets ...............       48         9,080,107.47      10.99
Reduced .............................      179        31,416,005.64      38.04
Stated / Stated .....................       33         7,401,227.75       8.96
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 2 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
California ..........................       64       $14,813,150.71      17.94%
Florida .............................       64         9,674,618.69      11.71
Arizona .............................       43         6,508,825.96       7.88
New Jersey ..........................       33         6,263,461.07       7.58
New York ............................       19         5,107,451.27       6.18
Nevada ..............................       22         4,617,076.69       5.59
Massachusetts .......................       12         3,332,493.81       4.04
Virginia ............................       20         2,990,392.88       3.62
South Carolina ......................       19         2,592,687.09       3.14
Colorado ............................       15         1,994,795.63       2.42
Other* ..............................      229        24,689,300.86      29.90
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* No other state represents more than 2.35% of the aggregate Cut-off Date Principal Balance of the group 2 mortgage loans.

                       Group 2 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 2
-------------------------------------   ---------   ---------------   ----------
581 - 600 ...........................        1       $   182,938.74       0.22%
601 - 620 ...........................        6           655,496.93       0.79
621 - 640 ...........................       15         1,741,600.33       2.11
641 - 660 ...........................       34         4,470,772.51       5.41
661 - 680 ...........................       63        10,046,498.16      12.17
681 - 700 ...........................       77        11,718,163.53      14.19
701 - 720 ...........................       63        11,247,198.51      13.62
721 - 740 ...........................       70        10,757,604.46      13.03
741 - 760 ...........................       68         9,958,153.03      12.06
761 - 780 ...........................       67        10,655,698.88      12.90
781 - 800 ...........................       54         8,445,408.32      10.23
801 - 820 ...........................       15         2,162,144.20       2.62
820 - 840 ...........................        1            67,184.02       0.08
N/A .................................        6           475,393.04       0.58
                                           ---       --------------     ------
Total: ..............................      540       $82,584,254.66     100.00%
                                           ===       ==============     ======

----------
* The minimum credit score and the maximum credit score for the group 2 mortgage loans (where available) are 591 and 822, respectively. As of the cut-off date, the weighted average credit score for the group 2 mortgage loans (where available) will be approximately 723.

      Set forth below is a description of some additional statistical characteristics of the group 3 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 3 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 3 mortgage loans, and may not add up to 100% due to rounding.

                             Group 3 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates (%)                        Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
5.500 - 5.749 .......................        8       $ 2,306,511.51       5.47%
5.750 - 5.999 .......................       37        11,321,426.04      26.83
6.000 - 6.249 .......................       40        10,424,512.11      24.70
6.250 - 6.499 .......................       29         7,961,541.42      18.86
6.500 - 6.749 .......................       16         3,326,162.92       7.88
6.750 - 6.999 .......................       21         4,504,681.89      10.67
7.000 - 7.249 .......................       13         2,357,900.00       5.59
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 3 mortgage loans are 5.625% per annum and 7.125% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 3 mortgage loans will be approximately 6.205% per annum.

             Group 3 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
 50,000.01 -  75,000.00 .............        3       $   192,800.00       0.46%
 75,000.01 - 100,000.00 .............        7           624,550.00       1.48
100,000.01 - 125,000.00 .............       11         1,240,638.29       2.94
125,000.01 - 150,000.00 .............       14         1,937,019.99       4.59
150,000.01 - 175,000.00 .............       11         1,843,465.00       4.37
175,000.01 - 200,000.00 .............       18         3,333,237.37       7.90
200,000.01 - 250,000.00 .............       26         5,831,081.93      13.82
250,000.01 - 300,000.00 .............       26         7,115,313.32      16.86
300,000.01 - 400,000.00 .............       27         9,371,088.25      22.20
400,000.01 - 500,000.00 .............       11         5,025,832.52      11.91
500,000.01 - 600,000.00 .............        6         3,196,309.22       7.57
600,000.01 - 700,000.00 .............        4         2,491,400.00       5.90
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 3 mortgage loans as of the cut-off date are $56,000.00 and $634,400.00, respectively. As of the cut-off date, the average principal balance of the group 3 mortgage loans is $257,333.76.

                        Group 3 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      109       $26,939,426.29      63.83%
Condo ...............................       11         2,701,157.53       6.40
2-4 Family ..........................       14         4,067,059.68       9.64
Co-op ...............................        1           279,200.00       0.66
PUD .................................       29         8,215,892.39      19.47
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

                         Group 3 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
Purchase ............................       83       $20,376,755.87      48.28%
Refinance - Rate Term ...............       31         7,043,821.73      16.69
Refinance - Cashout .................       50        14,782,158.29      35.03
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

                            Group 3 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
Primary .............................      140       $36,595,378.37      86.71%
Second Home .........................        7         2,405,957.54       5.70
Investment ..........................       17         3,201,399.98       7.59
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 3 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
10.001 - 15.000 .....................        1       $    95,000.00       0.23%
15.001 - 20.000 .....................        1           330,000.00       0.78
25.001 - 30.000 .....................        3           720,650.00       1.71
30.001 - 35.000 .....................        1           100,000.00       0.24
35.001 - 40.000 .....................        2           550,469.26       1.30
40.001 - 45.000 .....................        4           957,649.96       2.27
45.001 - 50.000 .....................        2           584,650.00       1.39
50.001 - 55.000 .....................        2           589,275.00       1.40
55.001 - 60.000 .....................        7         1,505,315.58       3.57
60.001 - 65.000 .....................        7         2,584,358.70       6.12
65.001 - 70.000 .....................       11         2,370,065.13       5.62
70.001 - 75.000 .....................        8         2,268,474.63       5.38
75.001 - 80.000 .....................      108        28,448,971.40      67.41
80.001 - 85.000 .....................        2           430,966.06       1.02
85.001 - 90.000 .....................        4           547,192.19       1.30
90.001 - 95.000 .....................        1           119,697.98       0.28
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 3 mortgage loans are 14.180% and 95.000%, respectively. The weighted average original LTV ratio for the group 3 mortgage loans is approximately 73.364%.

                             Group 3 Original Terms

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
360 .................................      164       $42,202,735.89     100.00%
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

                        Group 3 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
Less Than 1 .........................        9       $ 2,341,170.00       5.55%
1 - 3 ...............................      139        34,814,499.56      82.49
4 - 6 ...............................       16         5,047,066.33      11.96
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------

* The minimum months since origination and the maximum months since origination for the group 3 mortgage loans are less than 1 month and 6 months, respectively. As of the cut-off date, the weighted average months since origination for the group 3 mortgage loans is approximately 2 months.

                   Group 3 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
349 - 360 ...........................      164       $42,202,735.89     100.00%
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 3 mortgage loans are 354 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 3 mortgage loans is approximately 358 months.

                          Group 3 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................       60       $13,994,699.51      33.16%
No Income / No Assets ...............       22         5,635,471.02      13.35
Reduced .............................       68        18,283,900.68      43.32
Stated / Stated .....................       14         4,288,664.68      10.16
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 3 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
California ..........................       41       $13,624,803.08      32.28%
Florida .............................       13         3,507,650.00       8.31
New York ............................       10         3,299,800.67       7.82
Nevada ..............................       12         2,777,358.60       6.58
Washington ..........................        8         2,478,188.62       5.87
New Jersey ..........................        6         1,926,459.68       4.56
Michigan ............................       12         1,793,137.23       4.25
Maryland ............................        3         1,382,174.18       3.28
South Carolina ......................        8         1,355,512.93       3.21
Arizona .............................        5         1,150,414.96       2.73
Other* ..............................       46         8,907,235.94      21.11
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* No other state represents more than 1.79% of the aggregate Cut-off Date Principal Balance of the group 3 mortgage loans.

                       Group 3 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 3
-------------------------------------   ---------   ---------------   ----------
601 - 620 ...........................        2       $   297,400.00       0.70%
621 - 640 ...........................       10         2,339,389.04       5.54
641 - 660 ...........................        5         1,298,909.68       3.08
661 - 680 ...........................       26         6,274,988.20      14.87
681 - 700 ...........................       31        10,331,932.05      24.48
701 - 720 ...........................       26         7,400,697.07      17.54
721 - 740 ...........................       15         3,604,242.60       8.54
741 - 760 ...........................       19         4,121,981.72       9.77
761 - 780 ...........................       19         4,163,920.53       9.87
781 - 800 ...........................        7         1,593,475.00       3.78
801 - 820 ...........................        4           775,800.00       1.84
                                           ---       --------------     ------
Total: ..............................      164       $42,202,735.89     100.00%
                                           ===       ==============     ======

----------
* The minimum credit score and the maximum credit score for the group 3 mortgage loans are 611 and 816, respectively. As of the cut-off date, the weighted average credit score for the group 3 mortgage loans will be approximately 710.

      Set forth below is a description of some additional statistical characteristics of the group 4 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 4 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 4 mortgage loans, and may not add up to 100% due to rounding.

                             Group 4 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates (%)                        Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
7.000 - 7.249 .......................        4       $   821,858.00       1.50%
7.250 - 7.499 .......................      134        24,998,185.46      45.62
7.500 - 7.749 .......................       91        16,918,685.52      30.87
7.750 - 7.999 .......................       47         8,257,108.67      15.07
8.000 - 8.249 .......................        8         1,033,176.95       1.89
8.250 - 8.499 .......................       14         1,635,000.28       2.98
8.500 - 8.749 .......................        8           880,517.29       1.61
8.750 - 8.999 .......................        2           213,805.02       0.39
10.000 - 10.249 .....................        1            42,131.51       0.08
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 4 mortgage loans are 7.000% per annum and 10.000% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 4 mortgage loans will be approximately 7.530% per annum.

             Group 4 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
 25,000.01 -  50,000.00 .............        3       $   134,780.47       0.25%
 50,000.01 -  75,000.00 .............       23         1,510,764.34       2.76
 75,000.01 - 100,000.00 .............       38         3,428,106.15       6.26
100,000.01 - 125,000.00 .............       36         3,995,646.37       7.29
125,000.01 - 150,000.00 .............       34         4,645,711.24       8.48
150,000.01 - 175,000.00 .............       33         5,383,726.68       9.82
175,000.01 - 200,000.00 .............       26         4,920,546.16       8.98
200,000.01 - 250,000.00 .............       51        11,374,574.24      20.76
250,000.01 - 300,000.00 .............       39        10,865,756.08      19.83
300,000.01 - 400,000.00 .............       26         8,540,856.97      15.59
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 4 mortgage loans as of the cut-off date are $42,131.51 and $359,339.73 respectively. As of the cut-off date, the average principal balance of the group 4 mortgage loans is $177,347.80.

                        Group 4 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      200       $32,702,617.85      59.68%
Condo ...............................       32         5,078,560.85       9.27
2-4 Family ..........................        6         1,550,603.13       2.83
Co-op ...............................        2           441,800.00       0.81
PUD .................................       69        15,026,886.87      27.42
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

                         Group 4 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
Purchase ............................      229       $41,902,413.46      76.46%
Refinance - Rate Term ...............       14         2,846,975.05       5.20
Refinance - Cashout .................       66        10,051,080.19      18.34
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

                            Group 4 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
Primary .............................      309       $54,800,468.70     100.00%
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.


                          Group 4 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
25.001 - 30.000 .....................        1       $    74,942.93       0.14%
35.001 - 40.000 .....................        1            74,831.97       0.14
50.001 - 55.000 .....................        1           177,008.00       0.32
55.001 - 60.000 .....................        2           211,740.60       0.39
60.001 - 65.000 .....................        5           594,987.81       1.09
65.001 - 70.000 .....................        4           576,110.54       1.05
70.001 - 75.000 .....................       13         2,154,894.76       3.93
75.001 - 80.000 .....................      245        46,215,089.21      84.33
80.001 - 85.000 .....................        5           609,150.40       1.11
85.001 - 90.000 .....................       13         1,473,649.29       2.69
90.001 - 95.000 .....................       19         2,638,063.19       4.81
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 4 mortgage loans are 29.070% and 95.000%, respectively. The weighted average original LTV ratio for the group 4 mortgage loans is approximately 80.155%.

                             Group 4 Original Terms*

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        1       $    42,131.51       0.08%
349 - 360 ...........................      308        54,758,337.19      99.92
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum original term and maximum original term for the group 4 mortgage loans are 240 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group 4 mortgage loans is approximately 360 months.

                        Group 4 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
Less Than 1 .........................       35       $ 6,335,773.00      11.56%
1 - 3 ...............................      262        46,905,377.30      85.59
4 - 6 ...............................       10         1,337,758.34       2.44
7 - 9 ...............................        1           150,033.64       0.27
10 - 12 .............................        1            71,526.42       0.13
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 4 mortgage loans are less than 1 month and 10 months, respectively. As of the cut-off date, the weighted average months since origination for the group 4 mortgage loans is approximately 2 month.

                   Group 4 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        1       $    42,131.51       0.08%
349 - 360 ...........................      308        54,758,337.19      99.92
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 4 mortgage loans are 237 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 4 mortgage loans is approximately 358 months.

                          Group 4 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................       22       $ 2,686,397.57       4.90%
No Income / No Assets ...............      107        16,729,852.57      30.53
Reduced .............................      130        26,371,108.26      48.12
Stated / Stated .....................       50         9,013,110.30      16.45
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 4 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
Virginia ............................       46       $10,323,606.98      18.84%
Florida .............................       47         8,264,770.26      15.08
Maryland ............................       33         7,818,993.85      14.27
New Jersey ..........................       19         3,588,416.31       6.55
New York ............................       14         3,379,278.50       6.17
Arizona .............................       13         2,175,544.12       3.97
Texas ...............................       17         2,169,531.96       3.96
Pennsylvania ........................       16         1,961,236.30       3.58
Nevada ..............................        8         1,684,458.95       3.07
South Carolina ......................       11         1,431,634.36       2.61
Other* ..............................       85        12,002,997.11      21.90
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* No other state represents more than 2.26% of the aggregate Cut-off Date Principal Balance of the group 4 mortgage loans.

                       Group 4 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 4
-------------------------------------   ---------   ---------------   ----------
581 - 600 ...........................        2       $   393,549.05       0.72%
601 - 620 ...........................        5         1,365,452.50       2.49
621 - 640 ...........................       56        10,502,973.73      19.17
641 - 660 ...........................       73        12,235,436.80      22.33
661 - 680 ...........................       47         7,993,902.60      14.59
681 - 700 ...........................       41         7,423,915.81      13.55
701 - 720 ...........................       32         6,121,997.95      11.17
721 - 740 ...........................       21         3,684,140.54       6.72
741 - 760 ...........................       14         2,385,481.41       4.35
761 - 780 ...........................        8         1,137,793.73       2.08
781 - 800 ...........................        6         1,025,802.26       1.87
801 - 820 ...........................        3           430,022.32       0.78
N/A .................................        1           100,000.00       0.18
                                           ---       --------------     ------
Total: ..............................      309       $54,800,468.70     100.00%
                                           ===       ==============     ======

----------
* The minimum credit score and the maximum credit score for the group 4 mortgage loans (where available) are 582 and 808, respectively. As of the cut-off date, the weighted average credit score for the group 4 mortgage loans (where available) will be approximately 676.

      Set forth below is a description of some additional statistical characteristics of the group 5 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 5 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 5 mortgage loans, and may not add up to 100% due to rounding.

                             Group 5 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates (%)                        Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
4.750 - 4.999 .......................        3      $  2,625,985.65       2.46%
5.000 - 5.249 .......................        6         3,549,207.34       3.32
5.250 - 5.499 .......................       46        26,808,628.33      25.08
5.500 - 5.749 .......................       77        46,746,443.10      43.73
5.750 - 5.999 .......................       23        13,031,656.09      12.19
6.000 - 6.249 .......................        3         1,830,717.08       1.71
6.250 - 6.499 .......................        2         2,343,480.23       2.19
6.500 - 6.749 .......................       15         8,066,984.09       7.55
6.750 - 6.999 .......................        5         1,897,320.35       1.77
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 5 mortgage loans are 4.750% per annum and 6.875% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 5 mortgage loans will be approximately 5.617% per annum.

             Group 5 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
  250,000.01 -   300,000.00 .........        1      $    294,024.25       0.28%
  300,000.01 -   400,000.00 .........       10         3,492,790.61       3.27
  400,000.01 -   500,000.00 .........       64        28,660,512.76      26.81
  500,000.01 -   600,000.00 .........       35        19,135,358.60      17.90
  600,000.01 -   700,000.00 .........       32        20,368,773.83      19.05
  700,000.01 -   800,000.00 .........       14        10,404,548.99       9.73
  800,000.01 -   900,000.00 .........       10         8,562,278.97       8.01
  900,000.01 - 1,000,000.00 .........        7         6,819,017.16       6.38
1,000,000.01 - 1,100,000.00 .........        1         1,087,729.94       1.02
1,100,000.01 - 1,200,000.00 .........        3         3,506,869.79       3.28
1,200,000.01 - 1,300,000.00 .........        1         1,240,000.00       1.16
1,300,000.01 - 2,000,000.00 .........        2         3,328,517.36       3.11
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 5 mortgage loans as of the cut-off date are $294,024.25 and $1,840,000.00, respectively. As of the cut-off date, the average principal balance of the group 5 mortgage loans is $593,891.23.

                        Group 5 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      126      $ 76,066,855.90      71.16%
Condo ...............................        8         5,334,072.69       4.99
2-4 Family ..........................        3         1,809,850.99       1.69
Co-op ...............................        1           445,185.23       0.42
PUD .................................       42        23,244,457.45      21.74
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

                         Group 5 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
Purchase ............................       67      $ 38,382,388.96      35.90%
Refinance - Rate Term ...............       42        26,253,587.43      24.56
Refinance - Cashout .................       71        42,264,445.87      39.54
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

                            Group 5 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
Primary .............................      156      $ 91,192,334.38      85.31%
Second Home .........................       16        11,639,728.66      10.89
Investment ..........................        8         4,068,359.22       3.81
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 5 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
20.001 - 25.000 .....................        1      $    581,475.13       0.54%
25.001 - 30.000 .....................        1           712,010.73       0.67
35.001 - 40.000 .....................        7         3,723,041.76       3.48
40.001 - 45.000 .....................        7         4,854,122.07       4.54
45.001 - 50.000 .....................       14         9,017,816.36       8.44
50.001 - 55.000 .....................       10         6,815,443.09       6.38
55.001 - 60.000 .....................       18        10,840,758.24      10.14
60.001 - 65.000 .....................       15         9,535,290.78       8.92
65.001 - 70.000 .....................       18        11,822,544.76      11.06
70.001 - 75.000 .....................       22        12,345,546.20      11.55
75.001 - 80.000 .....................       64        35,377,444.82      33.09
85.001 - 90.000 .....................        2           897,496.68       0.84
90.001 - 95.000 .....................        1           377,431.64       0.35
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 5 mortgage loans are 24.580% and 95.000%, respectively. The weighted average original LTV ratio for the group 5 mortgage loans is approximately 65.733%.

                             Group 5 Original Terms*

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
109 - 120 ...........................        3      $  2,085,491.58       1.95%
169 - 180 ...........................      177       104,814,930.68      98.05
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum original term and maximum original term for the group 5 mortgage loans are 120 months and 180 months, respectively. As of the cut-off date, the weighted average original term for the group 5 mortgage loans is approximately 179 months.

                        Group 5 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
Less Than 1 .........................        1      $  1,000,000.00       0.94%
1 - 3 ...............................       71        43,770,504.93      40.95
4 - 6 ...............................       86        51,395,263.02      48.08
7 - 9 ...............................        3         1,340,603.14       1.25
10 - 12 .............................        2         1,372,387.09       1.28
13 - 24 .............................        2         1,340,818.14       1.25
37 - 48 .............................        7         3,310,245.72       3.10
49 - 60 .............................        6         2,774,528.65       2.60
73 - 84 .............................        2           596,071.57       0.56
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 5 mortgage loans are less than 1 month and 81 months, respectively. As of the cut-off date, the weighted average months since origination for the group 5 mortgage loans is approximately 7 months.

                   Group 5 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
97 - 108 ............................        3      $  1,433,409.48       1.34%
109 - 120 ...........................        2         1,248,153.67       1.17
121 - 132 ...........................        8         3,387,082.26       3.17
133 - 144 ...........................        5         2,697,692.11       2.52
157 - 168 ...........................        1           503,480.23       0.47
169 - 180 ...........................      161        97,630,604.51      91.33
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 5 mortgage loans are 99 months and 180 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 5 mortgage loans is approximately 172 months.

                          Group 5 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................      113      $ 69,280,598.34      64.81%
Reduced .............................       60        33,654,655.45      31.48
Stated / Stated .....................        7         3,965,168.47       3.71
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 5 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
California ..........................       33      $ 21,610,414.62      20.22%
Florida .............................       19        12,481,075.40      11.68
New Jersey ..........................       12         8,288,463.26       7.75
Illinois ............................       13         7,391,146.83       6.91
Michigan ............................        7         5,429,727.56       5.08
Texas ...............................        9         4,570,148.92       4.28
New York ............................        8         4,410,615.57       4.13
Ohio ................................        8         4,107,304.48       3.84
Indiana .............................        8         3,837,421.11       3.59
Alabama .............................        7         3,794,106.79       3.55
Other* ..............................       56        30,979,997.72      28.98
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* No other state represents no more than 2.86% of the aggregate Cut-off Date Principal Balance of the group 5 mortgage loans.

                       Group 5 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 5
-------------------------------------   ---------   ---------------   ----------
621 - 640 ...........................        1      $    839,174.29       0.79%
641 - 660 ...........................        4         1,914,562.77       1.79
661 - 680 ...........................       13         8,165,555.99       7.64
681 - 700 ...........................       12         6,533,866.10       6.11
701 - 720 ...........................       30        19,774,025.52      18.50
721 - 740 ...........................       20        12,016,110.42      11.24
741 - 760 ...........................       23        13,452,935.94      12.58
761 - 780 ...........................       33        18,597,115.54      17.40
781 - 800 ...........................       31        18,836,743.81      17.62
801 - 820 ...........................       13         6,770,331.88       6.33
                                           ---      ---------------     ------
Total: ..............................      180      $106,900,422.26     100.00%
                                           ===      ===============     ======

----------
* The minimum credit score and the maximum credit score for the group 5 mortgage loans are 639 and 819, respectively. As of the cut-off date, the weighted average credit score for the group 5 mortgage loans will be approximately 743.

      Set forth below is a description of some additional statistical characteristics of the group 6 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 6 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 6 mortgage loans, and may not add up to 100% due to rounding.

                             Group 6 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates (%)                        Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
6.000 - 6.249 .......................       15      $ 10,648,553.17      10.18%
6.250 - 6.499 .......................       87        53,292,008.54      50.97
6.500 - 6.749 .......................       42        23,514,720.62      22.49
6.750 - 6.999 .......................       28        13,095,662.65      12.52
7.000 - 7.249 .......................        6         2,726,698.75       2.61
7.250 - 7.499 .......................        2         1,283,432.69       1.23
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 6 mortgage loans are 6.125% per annum and 7.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 6 mortgage loans will be approximately 6.427% per annum.

             Group 6 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
  175,000.01 -    200,000.00 ........        1      $    186,733.87       0.18%
  300,000.01 -    400,000.00 ........       20         7,343,875.83       7.02
  400,000.01 -    500,000.00 ........       63        28,559,449.62      27.31
  500,000.01 -    600,000.00 ........       47        25,642,396.99      24.52
  600,000.01 -    700,000.00 ........       19        12,216,933.86      11.68
  700,000.01 -    800,000.00 ........        5         3,753,418.99       3.59
  800,000.01 -    900,000.00 ........        4         3,521,887.39       3.37
  900,000.01 -  1,000,000.00 ........       11        10,698,086.00      10.23
1,000,000.01 -  1,100,000.00 ........        1         1,097,924.48       1.05
1,100,000.01 -  1,200,000.00 ........        3         3,439,245.18       3.29
1,200,000.01 -  1,300,000.00 ........        3         3,805,471.72       3.64
1,300,000.01 -  2,000,000.00 ........        3         4,295,652.49       4.11
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 6 mortgage loans as of the cut-off date are $186,733.87 and $1,463,254.04, respectively. As of the cut-off date, the average principal balance of the group 6 mortgage loans is $580,894.87.

                        Group 6 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      122      $ 69,877,880.01      66.83%
Condo ...............................       18         9,342,079.65       8.93
2-4 Family ..........................       15         9,334,540.47       8.93
PUD .................................       25        16,006,576.29      15.31
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

                         Group 6 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
Purchase ............................       86      $ 48,881,549.48      46.75%
Refinance - Rate Term ...............       29        17,276,397.55      16.52
Refinance - Cashout .................       65        38,403,129.39      36.73
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======


                            Group 6 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
Primary .............................      147      $ 85,159,336.20      81.44%
Second Home .........................       11         6,550,473.73       6.26
Investment ..........................       22        12,851,266.49      12.29
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 6 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
30.001 - 35.000 .....................        3      $  2,095,263.97       2.00%
35.001 - 40.000 .....................        2         1,252,087.12       1.20
40.001 - 45.000 .....................        3         1,889,211.27       1.81
45.001 - 50.000 .....................        5         4,759,773.37       4.55
50.001 - 55.000 .....................        6         3,781,081.27       3.62
55.001 - 60.000 .....................       11         5,478,928.68       5.24
60.001 - 65.000 .....................       19        13,780,225.84      13.18
65.001 - 70.000 .....................       13         9,226,019.22       8.82
70.001 - 75.000 .....................       32        18,823,978.61      18.00
75.001 - 80.000 .....................       83        42,292,802.81      40.45
80.001 - 85.000 .....................        1           347,100.27       0.33
85.001 - 90.000 .....................        2           834,603.99       0.80
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 6 mortgage loans are 31.860% and 89.890%, respectively. The weighted average original LTV ratio for the group 6 mortgage loans is approximately 70.018%.

                             Group 6 Original Terms

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
360 .................................      180      $104,561,076.42     100.00%
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

                        Group 6 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
Less Than 1 .........................        7      $  3,997,000.00       3.82%
1 - 3 ...............................       94        59,268,730.34      56.68
4 - 6 ...............................       32        19,800,966.68      18.94
7 - 9 ...............................        1           524,352.26       0.50
13 - 24 .............................        2           910,381.78       0.87
25 - 36 .............................        1           508,545.00       0.49
37 - 48 .............................       27        11,808,331.63      11.29
49 - 60 .............................        9         4,428,639.52       4.24
73 - 84 .............................        5         2,365,219.44       2.26
85 - 96 .............................        2           948,909.77       0.91
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 6 mortgage loans are less than 1 month and 86 months, respectively. As of the cut-off date, the weighted average months since origination for the group 6 mortgage loans is approximately 11 months.

                   Group 6 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
265 - 276 ...........................        3      $  1,490,539.91       1.43%
277 - 288 ...........................        4         1,823,589.30       1.74
301 - 312 ...........................       10         4,964,473.19       4.75
313 - 324 ...........................       26        11,272,497.96      10.78
325 - 336 ...........................        1           508,545.00       0.49
337 - 348 ...........................        2           910,381.78       0.87
349 - 360 ...........................      134        83,591,049.28      79.94
                                           ---        -------------      -----
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 6 mortgage loans are 274 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 6 mortgage loans is approximately 349 months.

                          Group 6 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................       76      $ 41,041,269.51      39.25%
Reduced .............................       88        54,376,963.00      52.00
Stated / Stated .....................       16         9,142,843.91       8.74
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------

*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 6 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
California ..........................       58      $ 34,930,889.45      33.41%
New York ............................       26        14,502,954.95      13.87
Florida .............................       11         6,378,989.93       6.10
New Jersey ..........................        9         4,917,075.94       4.70
Arizona .............................        8         4,572,734.72       4.37
Ohio ................................        6         3,394,571.08       3.25
Nevada ..............................        4         3,178,820.89       3.04
Maryland ............................        4         2,330,034.75       2.23
District of Columbia ................        3         2,297,525.33       2.20
Connecticut .........................        3         2,083,105.99       1.99
Other* ..............................       48        25,974,373.39      24.84
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* No other state represents no more than 1.92% of the aggregate Cut-off Date Principal Balance of the group 6 mortgage loans.

                       Group 6 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 6
-------------------------------------   ---------   ---------------   ----------
641 - 660 ...........................        3      $  1,414,516.42       1.35%
661 - 680 ...........................        3         1,604,452.75       1.53
681 - 700 ...........................       27        17,211,253.30      16.46
701 - 720 ...........................       25        14,653,981.58      14.01
721 - 740 ...........................       30        18,284,326.56      17.49
741 - 760 ...........................       29        18,619,403.21      17.81
761 - 780 ...........................       31        16,984,141.21      16.24
781 - 800 ...........................       19         9,670,669.06       9.25
801 - 820 ...........................       13         6,118,332.33       5.85
                                           ---      ---------------     ------
Total: ..............................      180      $104,561,076.42     100.00%
                                           ===      ===============     ======

----------
* The minimum credit score and the maximum credit score for the group 6 mortgage loans are 650 and 810, respectively. As of the cut-off date, the weighted average credit score for the group 6 mortgage loans will be approximately 739.

      Set forth below is a description of some additional statistical characteristics of the group 7 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 7 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 7 mortgage loans, and may not add up to 100% due to rounding.

                             Group 7 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
Mortgage Rates (%)                        Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
6.250 - 6.499 .......................      168       $31,315,561.58      38.58%
6.500 - 6.749 .......................      141        23,963,988.93      29.53
6.750 - 6.999 .......................      143        23,702,927.45      29.20
7.000 - 7.249 .......................       15         1,919,780.40       2.37
7.250 - 7.499 .......................        2           259,326.45       0.32
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 7 mortgage loans are 6.250% per annum and 7.375% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 7 mortgage loans will be approximately 6.551% per annum.

             Group 7 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
      0.01 -  15,000.00 .............        1       $    13,200.91       0.02%
 25,000.01 -  50,000.00 .............        6           268,754.42       0.33
 50,000.01 -  75,000.00 .............       28         1,795,304.95       2.21
 75,000.01 - 100,000.00 .............       49         4,386,681.15       5.40
100,000.01 - 125,000.00 .............       80         9,103,873.30      11.22
125,000.01 - 150,000.00 .............       63         8,689,084.85      10.71
150,000.01 - 175,000.00 .............       40         6,480,350.88       7.98
175,000.01 - 200,000.00 .............       53         9,932,818.77      12.24
200,000.01 - 250,000.00 .............       65        14,495,512.70      17.86
250,000.01 - 300,000.00 .............       44        12,121,202.76      14.93
300,000.01 - 400,000.00 .............       36        11,995,469.22      14.78
400,000.01 - 500,000.00 .............        3         1,340,839.34       1.65
500,000.01 - 600,000.00 .............        1           538,491.56       0.66
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 7 mortgage loans as of the cut-off date are $13,200.91 and $538,491.56, respectively. As of the cut-off date, the average principal balance of the group 7 mortgage loans is $173,052.42.

                        Group 7 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      344       $58,280,340.43      71.81%
Condo ...............................       29         4,039,811.75       4.98
2-4 Family ..........................       36         8,341,709.61      10.28
Co-op ...............................        2           194,365.35       0.24
PUD .................................       58        10,305,357.67      12.70
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

                         Group 7 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
Purchase ............................      100       $13,289,831.71      16.37%
Refinance - Rate Term ...............       96        16,524,298.26      20.36
Refinance - Cashout .................      273        51,347,454.84      63.27
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

                            Group 7 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
Primary .............................      408       $72,652,340.14      89.52%
Second Home .........................        7         1,048,291.17       1.29
Investment ..........................       54         7,460,953.50       9.19
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 7 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
10.001 - 15.000 .....................        1       $    39,967.21       0.05%
15.001 - 20.000 .....................        2           162,755.49       0.20
20.001 - 25.000 .....................        3           288,057.52       0.35
25.001 - 30.000 .....................        2           249,706.98       0.31
30.001 - 35.000 .....................        5           499,082.79       0.61
35.001 - 40.000 .....................        5           990,722.30       1.22
40.001 - 45.000 .....................       20         2,372,482.46       2.92
45.001 - 50.000 .....................       15         2,438,074.54       3.00
50.001 - 55.000 .....................       17         2,879,462.84       3.55
55.001 - 60.000 .....................       28         5,203,558.43       6.41
60.001 - 65.000 .....................       31         5,886,320.23       7.25
65.001 - 70.000 .....................       43         7,631,117.96       9.40
70.001 - 75.000 .....................       46         9,222,320.36      11.36
75.001 - 80.000 .....................      230        40,244,127.33      49.59
80.001 - 85.000 .....................        4           839,012.70       1.03
85.001 - 90.000 .....................       10         1,064,242.20       1.31
90.001 - 95.000 .....................        3           646,686.04       0.80
95.001 - 100.000 ....................        4           503,887.43       0.62
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 7 mortgage loans are 11.430% and 100.000%, respectively. The weighted average original LTV ratio for the group 7 mortgage loans is approximately 71.364%.

                             Group 7 Original Terms*

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................       12       $ 1,433,426.22       1.77%
265 - 276 ...........................        2           211,796.42       0.26
349 - 360 ...........................      455        79,516,362.17      97.97
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum original term and maximum original term for the group 7 mortgage loans are 240 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group 7 mortgage loans is approximately 358 months.

                        Group 7 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
Less Than 1 .........................      101       $16,961,422.00      20.90%
1 - 3 ...............................      296        52,250,483.02      64.38
4 - 6 ...............................       42         6,355,250.26       7.83
7 - 9 ...............................        3           576,066.53       0.71
37 - 48 .............................        2           610,337.91       0.75
49 - 60 .............................        1           299,840.66       0.37
73 - 84 .............................       18         3,131,642.18       3.86
85 - 96 .............................        5           685,526.89       0.84
109 - 120 ...........................        1           291,015.36       0.36
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 7 mortgage loans are less than 1 month and 113 months, respectively. As of the cut-off date, the weighted average months since origination for the group 7 mortgage loans is approximately 6 months.

                   Group 7 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................       12       $ 1,433,426.22       1.77%
241 - 252 ...........................        1           291,015.36       0.36
265 - 276 ...........................       21         3,174,290.30       3.91
277 - 288 ...........................        4           854,675.19       1.05
301 - 312 ...........................        2           604,867.05       0.75
313 - 324 ...........................        1           305,311.52       0.38
349 - 360 ...........................      428        74,497,999.17      91.79
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 7 mortgage loans are 232 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 7 mortgage loans is approximately 351 months.

                          Group 7 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................      117       $17,223,267.65      21.22%
No Income / No Assets ...............      113        20,243,299.29      24.94
Reduced .............................      192        35,412,798.50      43.63
Stated / Stated .....................       47         8,282,219.37      10.20
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 7 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
California ..........................       77       $15,494,470.03      19.09%
New Jersey ..........................       53        11,146,552.13      13.73
Florida .............................       43         6,863,908.00       8.46
Arizona .............................       30         5,272,280.34       6.50
New York ............................       18         4,586,800.44       5.65
Maryland ............................       16         3,580,847.18       4.41
Illinois ............................       21         3,251,325.84       4.01
Massachusetts .......................       15         2,842,388.68       3.50
Texas ...............................       20         2,771,384.64       3.41
Virginia ............................       18         2,686,728.90       3.31
Other* ..............................      158        22,664,898.63      27.93
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* No other state represents no more than 2.93% of the aggregate Cut-off Date Principal Balance of the group 7 mortgage loans.

                       Group 7 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
Credit Score                              Loans          Balance        Group 7
-------------------------------------   ---------   ---------------   ----------
521 - 540 ...........................        1       $   198,463.36       0.24%
541 - 560 ...........................        1            89,743.60       0.11
581 - 600 ...........................        4           931,309.12       1.15
601 - 620 ...........................        9         1,243,584.04       1.53
621 - 640 ...........................       63        10,839,190.11      13.36
641 - 660 ...........................       77        14,428,638.99      17.78
661 - 680 ...........................       63        10,458,688.05      12.89
681 - 700 ...........................       80        14,203,646.46      17.50
701 - 720 ...........................       53         9,426,756.69      11.61
721 - 740 ...........................       44         7,583,913.70       9.34
741 - 760 ...........................       26         4,228,500.55       5.21
761 - 780 ...........................       20         3,569,466.90       4.40
781 - 800 ...........................       20         3,020,930.43       3.72
801 - 820 ...........................        7           833,752.81       1.03
N/A .................................        1           105,000.00       0.13
                                           ---       --------------     ------
Total: ..............................      469       $81,161,584.81     100.00%
                                           ===       ==============     ======

----------
* The minimum credit score and the maximum credit score for the group 7 mortgage loans (where available) are 540 and 812, respectively. As of the cut-off date, the weighted average credit score for the group 7 mortgage loans (where available) will be approximately 688.

      Set forth below is a description of some additional statistical characteristics of the group 8 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 8 mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group 8 mortgage loans, and may not add up to 100% due to rounding.

                             Group 8 Mortgage Rates*

                                        Number of
                                         Mortgage       Principal     Percent of
     Mortgage Rates (%)                   Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
5.000 - 5.249 .......................        1      $    497,636.82       0.32%
5.250 - 5.499 .......................       14         7,816,848.86       4.97
5.500 - 5.749 .......................       50        27,690,377.32      17.61
5.750 - 5.999 .......................      147        85,414,063.56      54.32
6.000 - 6.249 .......................       62        35,163,130.49      22.36
6.250 - 6.499 .......................        1           648,763.28       0.41
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group 8 mortgage loans are 5.125% per annum and 6.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group 8 mortgage loans will be approximately 5.801% per annum.

             Group 8 Cut-off Date Mortgage Loan Principal Balances*

                                        Number of
                                         Mortgage       Principal     Percent of
Cut-off Date Principal Balances ($)       Loans          Balance        Group 8
-----------------------------------     ---------       ---------      ---------
  300,000.01 - 400,000.00 ...........        7      $  2,666,261.99       1.70%
  400,000.01 - 500,000.00 ...........      123        56,322,561.73      35.82
  500,000.01 - 600,000.00 ...........       69        38,288,458.90      24.35
  600,000.01 - 700,000.00 ...........       31        19,923,617.80      12.67
  700,000.01 - 800,000.00 ...........       19        14,245,174.92       9.06
  800,000.01 - 900,000.00 ...........        5         4,384,974.01       2.79
  900,000.01 - 1,000,000.00 .........       17        16,464,772.32      10.47
1,000,000.01 - 1,100,000.00 .........        1         1,012,240.48       0.64
1,100,000.01 - 1,200,000.00 .........        1         1,196,460.72       0.76
1,200,000.01 - 1,300,000.00 .........        1         1,229,291.45       0.78
1,300,000.01 - 2,000,000.00 .........        1         1,497,006.01       0.95
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum principal balance and the maximum principal balance of the group 8 mortgage loans as of the cut-off date are $365,419.54 and $1,497,006.01, respectively. As of the cut-off date, the average principal balance of the group 8 mortgage loans is $571,748.44.

                        Group 8 Mortgaged Property Types

                                        Number of
                                         Mortgage       Principal     Percent of
Property Type                             Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
Single Family Residence .............      207      $118,073,172.05      75.10%
Condo ...............................        5         2,607,686.82       1.66
2-4 Family ..........................        9         6,159,012.92       3.92
PUD .................................       54        30,390,948.54      19.33
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

                         Group 8 Mortgage Loan Purposes

                                        Number of
                                         Mortgage       Principal     Percent of
Loan Purpose                              Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
Purchase ............................      104      $ 60,782,932.60      38.66%
Refinance - Rate Term ...............       74        44,322,109.09      28.19
Refinance - Cashout .................       97        52,125,778.64      33.15
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

                            Group 8 Occupancy Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Occupancy Type                            Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
Primary .............................      263      $148,948,098.92      94.73%
Second Home .........................        6         3,917,813.01       2.49
Investment ..........................        6         4,364,908.40       2.78
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 8 Original LTV Ratios*

                                        Number of
                                         Mortgage       Principal     Percent of
Original LTV Ratio (%)                    Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
20.001 - 25.000 .....................        1      $    468,944.34       0.30%
30.001 - 35.000 .....................        3         1,574,898.15       1.00
35.001 - 40.000 .....................        1           597,535.06       0.38
40.001 - 45.000 .....................        5         3,300,491.89       2.10
45.001 - 50.000 .....................       12         7,711,447.14       4.90
50.001 - 55.000 .....................       11         6,636,469.07       4.22
55.001 - 60.000 .....................       30        17,306,602.51      11.01
60.001 - 65.000 .....................       34        20,116,676.77      12.79
65.001 - 70.000 .....................       44        25,963,186.94      16.51
70.001 - 75.000 .....................       31        17,383,529.68      11.06
75.001 - 80.000 .....................      100        54,830,926.93      34.87
80.001 - 85.000 .....................        1           400,089.40       0.25
85.001 - 90.000 .....................        2           940,022.45       0.60
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group 8 mortgage loans are 23.500% and 88.140%, respectively. The weighted average original LTV ratio for the group 8 mortgage loans is approximately 68.273%.

                             Group 8 Original Terms*

                                        Number of
                                         Mortgage       Principal     Percent of
Original Term (months)                    Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        4      $  1,777,470.51       1.13%
349 - 360 ...........................      271       155,453,349.82      98.87
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum original term and maximum original term for the group 8 mortgage loans are 240 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group 8 mortgage loans is approximately 359 months.

                        Group 8 Months Since Origination*

                                        Number of
                                         Mortgage       Principal     Percent of
Months                                    Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------

Less Than 1 .........................        3      $  2,047,200.00       1.30%
1 - 3 ...............................      166        93,572,176.19      59.51
4 - 6 ...............................       97        56,176,732.68      35.73
7 - 9 ...............................        8         5,026,348.90       3.20
10 - 12 .............................        1           408,362.56       0.26
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum months since origination and the maximum months since origination for the group 8 mortgage loans are less than 1 month and 11 months, respectively. As of the cut-off date, the weighted average months since origination for the group 8 mortgage loans is approximately 3 months.

                   Group 8 Remaining Terms to Stated Maturity*

                                        Number of
                                         Mortgage       Principal     Percent of
Remaining Term (months)                   Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
229 - 240 ...........................        4      $  1,777,470.51       1.13%
349 - 360 ...........................      271       155,453,349.82      98.87
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group 8 mortgage loans are 233 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group 8 mortgage loans is approximately 355 months.

                          Group 8 Documentation Types*

                                        Number of
                                         Mortgage       Principal     Percent of
Documentation Type                        Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
Full / Alternative ..................      121      $ 69,561,822.31      44.24%
Reduced .............................      144        82,412,159.77      52.41
Stated / Stated .....................       10         5,256,838.25       3.34
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 8 Geographic Distribution of Mortgaged Properties

                                        Number of
                                         Mortgage       Principal     Percent of
State                                     Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
California ..........................      113      $ 65,455,719.36      41.63%
Ohio ................................       21        12,617,685.34       8.02
Michigan ............................       22        11,583,328.10       7.37
Florida .............................       19        10,333,936.08       6.57
New Jersey ..........................       10         5,394,048.54       3.43
New York ............................        9         5,280,751.92       3.36
Arizona .............................        6         3,831,805.85       2.44
Indiana .............................        6         3,795,758.91       2.41
Maryland ............................        6         3,715,032.65       2.36
Kentucky ............................        6         3,470,278.04       2.21
Other* ..............................       57        31,752,475.54      20.19
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* No other state represents no more than 2.05% of the aggregate Cut-off Date Principal Balance of the group 8 mortgage loans.

                       Group 8 Credit Score Distribution*

                                        Number of
                                         Mortgage       Principal     Percent of
     Credit Score                         Loans          Balance        Group 8
-------------------------------------   ---------   ---------------   ----------
641 - 660 ...........................        4      $  2,692,258.15       1.71%
661 - 680 ...........................        9         4,633,321.82       2.95
681 - 700 ...........................       29        15,529,823.04       9.88
701 - 720 ...........................       35        19,377,909.96      12.32
721 - 740 ...........................       39        20,627,851.60      13.12
741 - 760 ...........................       41        24,165,482.98      15.37
761 - 780 ...........................       60        35,518,366.49      22.59
781 - 800 ...........................       46        26,715,033.41      16.99
801 - 820 ...........................       12         7,970,772.88       5.07
                                           ---      ---------------     ------
Total: ..............................      275      $157,230,820.33     100.00%
                                           ===      ===============     ======

----------
* The minimum credit score and the maximum credit score for the group 8 mortgage loans are 653 and 813, respectively. As of the cut-off date, the weighted average credit score for the group 8 mortgage loans will be approximately 747.

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

      The credit score tables included among the foregoing tables show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

      A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

Underwriting Standards

      The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and, if made more than 90 days of the closing date, may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

            o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

            o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

            o have an LTV ratio not higher than that of the deleted mortgage loan;

            o have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan; provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

            o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

                THE SELLER, THE MASTER SERVICER AND THE SERVICERS

      The following information has been provided by DLJ Mortgage Capital, Wells Fargo, SPS, ABN AMRO, Countrywide Servicing, Fifth Third, GMACM and JPMorgan, as applicable, and neither the depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information. Chevy Chase, HSBC, Wachovia and WMMSC are also servicing mortgage loans, but no such servicer is servicing more than 10% of the mortgage loans in any loan group (by Cut-off Date Pool Balance).

DLJ Mortgage Capital, Inc.

      DLJ Mortgage Capital, a Delaware corporation, is an affiliate of the depositor and the underwriter. The principal executive offices of DLJ Mortgage Capital are located at Eleven Madison Avenue, New York, New York 10010.

Wells Fargo Bank, N.A.

      Wells Fargo Bank, N.A. ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of
(i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

Select Portfolio Servicing, Inc.

      General. SPS changed its name from Fairbanks Capital Corp. on June 30, 2004. SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

      On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of DLJ Mortgage Capital, acquired all of the outstanding stock of SPS's parent from the prior shareholders.

      SPS is  approved  by  HUD as a  non-supervised  mortgagee  with  servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS's corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

      An affiliate of the depositor is a lender under one of SPS's credit facilities.

      Servicing Portfolio. At September 30, 2005, December 31, 2004 and December 31, 2003, SPS serviced a total portfolio of 242,899, 264,400 and 423,655 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $22.625 billion, $21.989 billion and $40.957 billion, respectively, for itself and others.

      See also "Risk Factors--Recent Developments Affecting SPS" in this prospectus supplement.

ABN AMRO Mortgage Group, Inc.

      ABN AMRO, a Delaware corporation, is an operating subsidiary of Standard Federal Bank, a subsidiary of LaSalle Bank Corporation. ABN AMRO is engaged primarily in the mortgage banking business, and as such, originates, purchases and sells, and services mortgage loans. ABN AMRO originates mortgage loans through the branch offices of its affiliated banks, through its ecommerce internet site, and through a nationwide network of mortgage loan brokers and correspondents. ABN AMRO's mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. ABN AMRO's principal office is located at 2600 W. Big Beaver Road, Troy, Michigan 48084.

Countrywide Home Loans Servicing LP

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York Corporation ("Countrywide").
Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner of Countrywide Servicing. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner of Countrywide Servicing.

      Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans.

      References in this section of this prospectus supplement and under the heading "Countrywide's Delinquency and Foreclosure Experience" to Countrywide should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of September 30, 2005, Countrywide provided servicing for approximately $1,047.623 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Fifth Third Mortgage Company

      General. Fifth Third, an Ohio corporation, is a direct, wholly-owned subsidiary of Fifth Third Bank. As of December 31, 2004, Fifth Third's total assets were approximately $95 billion. Fifth Third's principal place of business is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and its telephone number is (513) 579-5300.

      Residential Mortgage Loan Servicing Activities of Fifth Third. The residential and certain commercial mortgage loans originated by Fifth Third and its affiliates, or by other originators (such mortgage loans obtained indirectly by Fifth Third through acquisitions of other financial institutions by Fifth Third's affiliates), including the mortgage loans contained in the mortgage pool, are serviced currently at its servicing facility located in Cincinnati, Ohio (the "Cincinnati Center"). On December 31, 2004, Fifth Third was servicing approximately 304,000 mortgage loans at the Cincinnati Center, with an aggregate principal balance of approximately $30.6 billion ($7.5 billion for its own account and $23.1 billion for the account of affiliates or third parties).

GMAC Mortgage Corporation

      GMAC Mortgage Corporation ("GMACM") is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

JPMorgan Chase Bank, N.A.

      JPMorgan Chase Bank, N.A. ("JPMorgan") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

      Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC"), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

      In its capacity as a Servicer, JPMorgan will be responsible for servicing certain mortgage loans in accordance with the terms set forth in its servicing agreement. JPMorgan may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the mortgage loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under its servicing agreement as if JPMorgan alone were servicing the mortgage loans.

    THE COUNTERPARTY UNDER THE YIELD MAINTENANCE AGREEMENT AND SWAP AGREEMENT

      Credit Suisse First Boston International ("CSFBi") was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSFBi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International". This change was a renaming only.

      CSFBi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

      CSFBi has been assigned a senior unsecured debt rating of "A+ (stable outlook)" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

      CSFBi is an affiliate of the depositor, the seller and the underwriter.

                           SERVICING OF MORTGAGE LOANS

General

      Wells Fargo will act as master servicer of all of the mortgage loans, other than the mortgage loans serviced by WMMSC. The mortgage loans will initially be serviced by the entities listed in the following table. The table shows, for each servicer, the percentage of mortgage loans initially serviced by it, by Cut-off Date Principal Balance of the mortgage loans in each loan group and for all of the loan groups, by aggregate Cut-off Date Principal Balance

                         Primary Servicing of the Loans
         (by Percentages of the Cut-off Date Pool Balance of Loan Group
                              and all Loan Groups)

                                                                                                                            All
                                           Group     Group     Group     Group     Group     Group     Group     Group      Loan
              Servicer                       1         2         3         4         5         6         7         8       Groups
-------------------------------------      ------    ------    ------    ------    ------    ------    ------    ------    ------
ABN AMRO Mortgage Corporation........          0%        0%        0%        0%     2.52%    10.78%        0%        0%     2.03%
Chevy Chase Bank, F.S.B..............          0%        0%        0%        0%        0%     1.08%        0%     3.13%     0.88%
Countrywide Home Loans Servicing LP..          0%        0%     1.22%        0%    38.47%    12.49%        0%        0%     7.96%
Fifth Third Mortgage Company.........          0%        0%        0%        0%    17.95%     9.42%        0%    25.18%     9.98%
GMAC Mortgage Corporation............       3.01%    18.35%        0%        0%        0%        0%     0.26%        0%     2.49%
HSBC Mortgage Corporation (USA)......          0%        0%        0%        0%        0%     2.26%        0%        0%     0.34%
JPMorgan Chase Bank, N.A.............      11.96%     5.60%        0%        0%     1.37%     0.43%     0.22%        0%     1.99%
Select Portfolio Servicing, Inc......      69.64%    49.16%    58.23%    89.66%    19.50%    29.03%    73.61%    28.22%    45.10%
Wachovia Mortgage Corporation........       0.82%     1.17%     0.24%        0%     1.03%     5.87%     3.13%     2.95%     2.32%
Washington Mutual Mortgage
Securities Corp......................       0.20%        0%        0%        0%     4.20%     8.35%     6.18%        0%     2.67%
Wells Fargo Bank., N.A...............      14.38%    25.72%    40.31%    10.34%    14.95%    20.28%    16.60%    40.52%    24.24%

      It is anticipated that within six months of the closing date, the servicing function for all or substantially all of the mortgage loans serviced by SPS will be transferred to another entity. However, there can be no assurance that such servicing transfer will occur as anticipated or at all. See "Risk Factors--If Servicing is Transferred, Delinquencies May Increase" in this prospectus supplement.

      The master servicer will oversee and enforce the servicing by SPS and Wells Fargo of the mortgage loans serviced by each of them in accordance with the servicing provisions of the pooling and servicing agreement. The pooling and servicing agreement provides that the master servicer will oversee and enforce the servicing by ABN AMRO, Chevy Chase, Countrywide Servicing, Fifth Third, GMACM, HSBC, JPMorgan and Wachovia of the applicable mortgage loans serviced by each such servicer in accordance with the servicing provisions of certain related servicing agreements, in each case, among such servicer, DLJ Mortgage Capital, Wells Fargo and the trustee (the "Servicing Agreements"). The servicing provisions of the Servicing Agreements do not materially differ from the servicing provisions of the pooling and servicing agreement. Pursuant to the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that a servicer is required to do so under the related Servicing Agreement, but fails to do so. See "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" and "--Advances from the Servicers and Master Servicer" in this prospectus supplement. If a servicer fails to perform in accordance with the terms of the related Servicing Agreement, the master servicer will be required to terminate that servicer and either find a successor servicer or service the related mortgage loans itself. In either case, the successor servicer will be required to service the related mortgage loans according to the servicing provisions of the pooling and servicing agreement.

      The master servicer will have no master servicing obligations with respect to the mortgage loans serviced by WMMSC.

      Each of SPS, Wells Fargo and WMMSC will also be directly responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement. Each of ABN AMRO, Chevy Chase, Countrywide Servicing, Fifth Third, GMACM, HSBC, JPMorgan and Wachovia will be directly responsible for servicing the mortgage loans serviced by it under the terms of the related Servicing Agreement. Under the pooling and servicing agreement and each
Servicing Agreement, the related servicers may contract with subservicers to perform some or all of their servicing duties. Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the pooling and servicing agreement or related Servicing Agreement, as applicable, as if the servicers alone were servicing the mortgage loans. Additionally, each of WMMSC, SPS and Wells Fargo may enter into special servicing agreements as more fully described in "Servicing of Mortgage Loans--Special Servicing Agreements" herein. None of the servicers or the special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it. Additionally, the master servicer will not have any master servicing obligations with respect to the mortgage loans not master serviced by it.

      Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement or the related Servicing Agreement, as applicable, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement or the related Servicing Agreement, as applicable, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis, within two business days of receipt, of payments and collections on the mortgage loans serviced by it net of the related servicing compensation. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement or the related Servicing Agreement, as applicable, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement or the related Servicing Agreement. If permitted by the pooling and servicing agreement or related Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

      Under the pooling and servicing agreement, the trust administrator will establish and maintain a certificate account into which deposits will be made of the amounts remitted to the trust administrator by the servicers. Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.

      The pooling and servicing agreement prohibits the resignation of the master servicer, Wells Fargo, SPS or WMMSC, except upon (a) appointment of a successor master servicer, servicer or special servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the master servicer's, such servicer's or such special servicer's duties thereunder are no longer permitted under applicable law. In addition, the entity specified in the pooling and servicing agreement and its assigns or its transferee may request that Wells Fargo, SPS or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence. No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement. No resignation of Wells Fargo, SPS or WMMSC will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days, before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans. In connection with the appointment of a successor servicer to Wells Fargo, SPS, WMMSC or the master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Wells Fargo Bank, N.A.'s Delinquency Experience

      The following table sets forth certain information, as reported by Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

      Wells Fargo
    Delinquency and
Foreclosure Experience

                                            By Dollar                          By Dollar                          By Dollar
                            By No.            Amount           By No.            Amount           By No.            Amount
                           of Loans          of Loans         of Loans          of Loans         of Loans          of Loans
                           --------         ---------         --------         ---------         --------         ---------
                             As of December 31, 2003            As of December 31, 2004            As of September 30, 2005
  (Dollar Amounts in         -----------------------            -----------------------            ------------------------
      Thousands)

   Fixed-Rate Loans         27,529         $12,685,318         27,069         $12,321,323         34,036         $15,698,640
                           ========       =============       ========       =============       ========       =============
       Period of
    Delinquency(1)

      30-59 Days              55             $25,106             37             $14,212             94             $38,944
      60-89 Days              14              $5,033             10              $3,882             12              $4,648
    90 days or more            9              $3,523              8              $2,348             11              $3,447
                           --------       -------------       --------       -------------       --------       -------------

Total Delinquent Loans        78             $33,662             55             $20,442             117            $47,040
                           ========       =============       ========       =============       ========       =============

 Percent of Fixed-Rate       0.28%            0.27%             0.20%             0.17%            0.34%            0.30%
         Loans

    Foreclosures(2)           28             $11,328             10              $4,366             11              $5,421
 Foreclosure Ratio (3)       0.10%            0.09%             0.04%             0.04%            0.03%             0.03%

(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

Select Portfolio Servicing, Inc.'s Delinquency and Foreclosure Experience

      The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by SPS as of the date indicated. SPS's portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of SPS's servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the mortgage loans in the mortgage pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the mortgage loans in the mortgage pool. In addition, SPS's consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the mortgage pool. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage pool. The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by SPS. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool. Finally, the statistics shown below represent the delinquency experience for SPS's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. It should be noted that SPS's business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and SPS has been an active participant in the market for such servicing rights over the past several years. Delinquency and foreclosure is typically much greater with these types of loans. Thus, the acquisition of such servicing rights may have affected the delinquency and foreclosure experience of SPS in the periods ended on September 30, 2005, December 31, 2004 and December 31, 2003.

                 SPS's Delinquency and Foreclosure Experience(1)
                             (Dollars in Thousands)

                               As of September 30, 2005             As of December 31, 2004             As of December 31, 2003
                           ---------------------------------   ---------------------------------   ---------------------------------
                                                    % by                              % by                                  % by
                            No. of    Principal   Principal     No. of    Principal   Principal     No. of    Principal   Principal
                            Loans     Balance(2)  Balance(3)    Loans     Balance(2)  Balance(3)    Loans     Balance(2)  Balance(3)
                           -------   -----------  ----------   -------   -----------  ----------   -------   -----------  ----------

Current Loans ..........   151,187   $16,043,644    70.91%     159,948   $14,269,578    64.89%     284,100   $29,749,403    72.64%

Period of Delinquency(4)

   30-59 Days ..........    20,164     1,705,108     7.54%      24,538     1,985,862     9.03%      35,802     3,148,839     7.69%

   60-89 ...............     8,183       673,197     2.98%       9,728       772,146     3.51%      12,261     1,100,601     2.69%

   90 Days or more .....    20,212     1,050,640     4.64%      19,712     1,056,672     4.81%      17,128     1,007,251     2.46%
                           -------   -----------   ------      -------   -----------   ------      -------   -----------   ------

Total Delinquencies ....    48,559   $ 3,428,945    15.16%      53,978     3,814,680    17.35%      65,191     5,256,691    12.83%

Foreclosures ...........    14,208   $ 1,201,330     5.31%      18,053     1,555,414     7.07%      33,306     2,933,501     7.16%

Bankruptcies ...........    22,075   $ 1,485,358     6.57%      26,002     1,808,021     8.22%      30,072     2,155,412     5.26%
                           -------   -----------   ------      -------   -----------   ------      -------   -----------   ------
Total Foreclosures/
   Bankruptcies ........    36,283   $ 2,686,688    11.87%      44,055     3,363,435    15.30%      63,378     5,088,913    12.42%

Real Estate Owned ......     6,870   $   465,606     2.06%       6,419       541,336     2.46%      10,986       862,046     2.10%
                           -------   -----------   ------      -------   -----------   ------      -------   -----------   ------

Total Portfolio ........   242,899   $22,624,883   100.00%     264,400   $21,989,029   100.00%     423,655   $40,957,053   100.00%
                           =======   ===========   ======      =======   ===========   ======      =======   ===========   ======

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(3)   Certain totals may not equal 100% due to rounding.

(4) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

ABN AMRO Mortgage Group, Inc.'s Delinquency and Foreclosure Experience

      On June 30, 1999, Standard Federal Bank contributed all of its residential one- to four-family mortgage loan origination and servicing assets to ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), which was formed to consolidate all of the residential one- to four-family mortgage banking operations of Standard Federal Bank and its affiliates into one entity. Before this contribution, ABN AMRO did not hold or service any residential one- to four-family mortgage loans in a loan or servicing portfolio. After this contribution, ABN AMRO began to originate, directly or indirectly, and service residential one- to four-family mortgage loans in its loan and servicing portfolio. On October 5, 2001, Standard Federal Bank was merged with Michigan National Bank and the combined entity was named Standard Federal Bank National Association. At this time the residential one- to four-family mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank and the servicing of these assets were transferred to ABN AMRO.

      At June 30, 2005, ABN AMRO provided servicing for approximately $195.8 billion aggregate principal amount of residential one- to four-unit mortgage loans.

      The table below summarizes the following delinquency and foreclosure experience:

            o as of December 31, 2000, on approximately $11.37 billion, in outstanding principal balances on one- to four-family, residential loans originated, directly or indirectly, serviced by Standard Federal Bank; and

            o as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004, and June 30, 2005 on approximately $139.1 billion, $178.4 billion, $201.8 billion, $195.2 billion and $195.8 billion, respectively, in outstanding principal balances on one- to four-family, residential loans, serviced by ABN AMRO (including loans serviced for others), and originated in the following manner:

            o if originated before June 30, 1999, then originated directly or indirectly by Standard Federal Bank; or

            o if originated on or after June 30, 1999, then originated directly or indirectly by ABN AMRO; or

            o originated directly or indirectly by Standard Federal Bank National Association, or predecessor entities.

    Standard Federal Bank National Association/ABN AMRO Mortgage Group, Inc.
                       One- to Four-Unit Residential Loans

                                                           As of December 31                          Six Months
                                        -------------------------------------------------------     Ended June 30,
Delinquent loans at Period End(1)       2000(3)     2001(4)     2002(4)     2003(4)     2004(4)         2005(4)
                                        -------     -------     -------     -------     -------     --------------
   30 to 59 days...................      0.69%       0.61%       0.97%       0.42%       0.45%           0.41%
   60 to 89 days...................      0.28%       0.24%       0.30%       0.17%       0.17%           0.16%
   90 days and over(2).............      0.93%       1.02%       1.28%       1.48%       0.81%           0.71%
Total Delinquencies and
Foreclosures(1)....................      1.90%       1.87%       2.55%       2.07%       1.43%           1.28%

----------
(1) With respect to each period indicated in the table above, other than the periods ended December 31, 2000, December 31, 2004, and June 30, 2005 real estate owned property is included in the delinquency calculations.

(2)   Includes foreclosures.

(3) As a percentage of the total dollar amount of loans held and serviced by Standard Federal Bank in its loan portfolio and loans held for sale portfolio at period end or loans held and serviced by ABN AMRO, as applicable.

(4) As a percentage of the aggregate dollar amount of loans originated by ABN AMRO and Standard Federal Bank National Association and serviced by ABN AMRO.

      The above delinquency and foreclosure statistics represent the total portfolio experience of Standard Federal Bank National Association or ABN AMRO, as applicable, for the indicated periods. There can be no assurance that the delinquency and foreclosure experience with respect to the mortgage loans comprising the mortgage pool will correspond to the delinquency and foreclosure experience of Standard Federal Bank National Association 's or ABN AMRO's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total residential one- to four-unit mortgage portfolios for each of the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans will depend on the results obtained over the life of the mortgage pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the loans.

Countrywide's Delinquency and Foreclosure Experience

      Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide, serviced or master serviced by Countrywide and securitized by certain affiliates of Countrywide in transactions that were registered with the

Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                          At                                                                            At
                                     February 28,                      At December 31,                             September 30,
                                     ------------   ------------------------------------------------------------   -------------
                                         2001           2001           2002            2003            2004            2005
                                     ------------   ------------   -------------   -------------   -------------   -------------
                                              (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
                                     -------------------------------------------------------------------------------------------
Volume of Loans (1)..............    $21,250,550    $25,658,250     $33,455,108     $47,663,628     $76,170,541    $129,221,061
Delinquent Mortgage Loans
   and Pending Foreclosures
   at Period End:
   30 - 59 days .................       1.61%          1.89%           2.11%           1.80%           1.51%          1.54%
   60 - 89 days .................       0.28%          0.39%           0.53%           0.43%           0.28%          0.26%
   90 days or more
   (excluding pending
   foreclosures) ................       0.14%          0.23%           0.35%           0.31%           0.26%          0.21%
Total of delinquencies ..........       2.03%          2.50%           2.99%           2.53%           2.05%          2.01%
Foreclosure pending .............       0.27%          0.31%           0.31%           0.31%           0.20%          0.17%
Total delinquencies and
   Foreclosures pending .........       2.30%          2.82%           3.31%           2.84%           2.25%          2.18%
Losses on liquidated loans(2) ...    $(2,988,604)   $(5,677,141)   $(10,788,657)   $(16,159,208)   $(24,758,566)   $(5,165,253)

----------
(1) "Volume of Loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003 and December 31, 2004 and (iv) the 9-month period ending on September 30, 2005, respectively.

Fifth Third Mortgage Company's Delinquency and Foreclosure Experience

      The following tables set forth the delinquency and foreclosure experience of the residential mortgage loans serviced by Fifth Third having initial principal balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac as of the dates indicated. Fifth Third's total portfolio of mortgage loans serviced by it may differ significantly from the mortgage loans in the trust in terms of interest rates, principal balances, geographic distribution, LTV ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the trust will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend upon, among other things, the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

      There can be no assurance that the information set forth in the following tables will be representative of future delinquency experience.

                                                   As of December 31,
                              -----------------------------------------------------------
                                         2002                           2003
                              --------------------------    -----------------------------
                                By Dollar         % of         By Dollar           % of
                                  Amount         Total           Amount           Total
   Servicer's Portfolio          of Loans      Portfolio        of Loans        Portfolio
--------------------------    --------------   ---------    -----------------   ---------
Total Portfolio ..........    $1,497,016,594                $1,825,825,778.26

Period of Delinquency
30-59 days ...............    $   23,395,785     1.56%      $   16,764,095.76     0.92%
60-89 days ...............    $    7,076,491     0.47%      $            0.00     0.00%
90+ days .................    $   34,081,778     2.28%      $   14,291,147.47     0.78%
                              --------------     -----      -----------------     -----
Total Delinquencies(1) ...    $   64,554,054     4.31%      $   31,055,243.23     1.70%
                              ==============     =====      =================     =====

----------
(1)   Includes foreclosures, bankruptcies and real estate owned.

                                                   As of December 31,
                              -----------------------------------------------------------
                                         2002                           2003
                              --------------------------    -----------------------------
                                By Dollar         % of         By Dollar           % of
  Serviced for Others             Amount         Total           Amount           Total
       Portfolio                 of Loans      Portfolio        of Loans        Portfolio
--------------------------    --------------   ---------    -----------------   ---------
Total Portfolio ..........    $1,236,219,094                $1,436,846,423.97

Period of Delinquency
30-59 days ...............    $    6,644,649     0.54%      $   12,603,967.78     0.88%
60-89 days ...............    $    2,017,746     0.16%      $            0.00     0.00%
90+ days .................    $    3,867,516     0.31%      $    8,239,762.90     0.57%
                              --------------     -----      -----------------     -----
Total Delinquencies(1) ...    $   12,529,911     1.01%      $   20,843,730.68     1.45%
                              ==============     =====      =================     =====

----------
(1)   Includes foreclosures, bankruptcies and real estate owned.

                                         As of December 31,                                     As of September 30,
                      -------------------------------------------------------   ----------------------------------------------------
                                 2002                        2003                          2004                      2005
                      -------------------------  ----------------------------   -------------------------  -------------------------
                        By Dollar        % of       By Dollar          % of       By Dollar        % of      By Dollar        % of
                          Amount        Total         Amount          Total         Amount        Total        Amount        Total
       Total             of Loans     Portfolio      of Loans       Portfolio      of Loans     Portfolio     of Loans     Portfolio
-------------------   --------------  ---------  -----------------  ---------   --------------  ---------  --------------  ---------
Total Portfolio ...   $2,733,235,688             $3,262,672,202.23              $3,012,546,165             $4,244,658,442

Period of
Delinquency
30-59 days ........   $   30,040,434    1.10%    $   29,368,063.54    0.90%     $   18,739,121    0.62%    $            0    0.00%
60-89 days ........   $    9,094,237    0.33%    $            0.00    0.00%     $            0    0.00%    $    2,772,902    0.07%
90+ days ..........   $   37,949,294    1.39%    $   22,530,910.37    0.69%     $   15,087,848    0.50%    $   26,561,202    0.63%
                      --------------    -----    -----------------    -----     --------------    -----    --------------    -----
Total
Delinquencies(1) ..   $   77,083,965    2.82%    $   51,898,973.91    1.59%     $   33,826,969    1.12%    $   29,334,104    0.70%
                      ==============    =====    =================    =====     ==============    =====    ==============    =====

----------
(1)   Includes foreclosures, bankruptcies and real estate owned.

      While the above delinquency experience is typical of Fifth Third's recent experience, there can be no assurance that experience on the mortgage loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the table is based on all of the loans in Fifth Third's servicing portfolio having initial principal loan balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac. The mortgage loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Fifth Third's servicing portfolio.

GMAC Mortgage Corporation's Delinquency and Foreclosure Experience

      The following table summarizes the delinquency experience for all the mortgage loans originated under the GMACM 30 Year Non-Conforming Fixed-Rate Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                            Delinquency Experience(1)

                               At December 31, 2002      At December 31, 2003      At December 31, 2004     At September 30, 2005
                                  Loans       % By $        Loans       % By $        Loans       % By $        Loans       % By $
                             --------------   ------   --------------   ------   --------------   ------   --------------   ------
Number of Loans ..........           13,389                    13,544                    16,950                    19,481
Total Portfolio ..........   $4,909,931,428     100%   $5,879,409,044     100%   $7,436,703,375     100%   $8,834,629,886     100%
Period of Delinquency
  30-59 Days .............      $68,057,814    1.39%      $68,662,374    1.17%      $86,612,701    1.16%      $72,610,846    0.82%
  60-89 Days .............      $14,603,891    0.30%       $8,344,709    0.14%      $12,043,984    0.16%      $12,395,955    0.14%
  90 or more Days ........       $4,133,438    0.08%       $4,419,793    0.08%       $5,235,093    0.07%       $3,577,983    0.04%
Sub-Total ................      $86,795,143    1.77%      $81,426,876    1.38%     $103,891,778    1.40%      $88,584,784    1.00%
Delinquency Status
  Bankruptcy .............      $15,606,693    0.32%       $9,500,758    0.16%      $10,708,658    0.14%       $8,782,003    0.10%
  Foreclosure ............      $14,046,819    0.29%      $11,602,381    0.20%      $15,106,726    0.20%       $7,893,730    0.09%
  Real Estate Owned ......       $3,119,693    0.06%       $4,468,924    0.08%       $4,737,574    0.06%       $3,524,316    0.04%
Sub-Total ................      $32,773,205    0.67%      $25,572,063    0.43%      $30,552,957    0.41%      $20,200,048    0.23%
                             --------------    -----   --------------    -----    --------------   -----    --------------   -----
Total Delinquent Loans ...     $119,568,349    2.44%     $106,998,940    1.82%     $134,444,736    1.81%     $108,784,832    1.23%
                             ==============    =====    ==============   =====    ==============   =====    ==============   =====

----------
(1)   All percentages based on the total loan balance outstanding

      There can be no assurance that the delinquency, foreclosures and loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing table. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust.

JPMorgan Chase Bank, N.A.'s Delinquency, Loss and Foreclosure Experience

      Chase Home Finance LLC. Because JPMorgan does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMorgan does not have meaningful historical servicing data with respect to delinquencies, foreclosure or losses. Therefore, JPMorgan is providing below historical delinquency and foreclosure data for the portfolio of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for JPMorgan or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMorgan or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date). The sum of the columns below may not equal the total indicated due to rounding.

                               As of September 30,                           As of December 31,
                            -------------------------     -------------------------------------------------------
                                      2005                          2004                          2003
                            -------------------------     -------------------------     -------------------------
                            By Number    By Principal     By Number    By Principal     By Number    By Principal
Period of Delinquency       of Loans        Balance       of Loans        Balance       of Loans        Balance
                            ---------    ------------     ---------    ------------     ---------    ------------
30 to 59 days .......         2.88%          2.22%          2.94%          2.30%          3.16%          2.48%
60 to 89 days .......         0.69%          0.48%          0.70%          0.51%          0.75%          0.57%
90 days or more .....         0.53%          0.38%          0.48%          0.35%          0.46%          0.34%
                            ---------    ------------     ---------    ------------     ---------    ------------
     Total ..........         4.10%          3.08%          4.12%          3.16%          4.37%          3.39%
                            =========    ============     =========    ============     =========    ============
Foreclosure .........         0.66%          0.46%          0.82%          0.59%          1.16%          0.90%

      The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for JPMorgan or its affiliates and which are owned by JPMorgan or Chase Mortgage Holdings, Inc. and serviced or subserviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                        Month Ended             Month Ended
                                     September 30, 2005      December 31, 2004
                                   ---------------------   ---------------------
                                   (Dollars in Millions)   (Dollars in Millions)
Average portfolio
principal amount ...............          $26,292                 $29,990

                                     Nine Months Ended      Twelve Months Ended
                                     September 30, 2005      December 31, 2004
                                   ---------------------   ---------------------
Net gains (losses) (1) .........          (0.011%)               (0.002%)

----------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

      There can be no assurance that the delinquency, foreclosures and loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust.

Servicing Compensation and Payment of Expenses

      The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from 0.20% to 0.93% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average per annum rate at which the expense fees accrue is expected to equal approximately 0.25% with respect to the mortgage loans in loan group 1, 0.28% with respect to the mortgage loans in loan group 2, 0.29% with respect to the mortgage loans in loan group 3, 0.26% with respect to the mortgage loans in loan group 4, 0.24% with respect to the mortgage loans in loan group 5, 0.26% with respect to the mortgage loans in loan group 6, 0.30% with respect to the mortgage loans in loan group 7 and 0.27% with respect to the mortgage loans in loan group 8. The expense fees consist of the servicing fee and any lender paid mortgage guaranty insurance premiums, if applicable. The net mortgage rate of a mortgage loan is equal to its mortgage rate less the rate at which the expense fees accrue on that mortgage loan.

      Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the pooling and servicing agreement and the related Servicing Agreement, as applicable, and those amounts will be paid by such servicer or master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." The related servicer will also be entitled to receive all late payment fees, prepayment premiums, assumption fees and other similar charges, and the related servicer will also be entitled to receive all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans. In addition, WMMSC, Wells Fargo, as servicer, and SPS will be entitled to the interest portion of any prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month; provided, with respect to WMMSC, that such amounts are not needed for compensating interest payments. The trust administrator is obligated to pay to the master servicer and the trustee, the master servicing fee and trustee fee, respectively, out of all reinvestment income earned on amounts on deposit in the certificate account received by the trust administrator under the pooling and servicing agreement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the due date occurring in the month in which such partial principal prepayment was made, with a resulting reduction in interest payable for such month.

      Compensating Interest Payments by Wells Fargo. Wells Fargo, as master servicer, is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer (other than WMMSC) is required to do so under the pooling and servicing agreement or the related Servicing Agreement, as applicable, but fails to do so.

      Wells Fargo, as servicer (or the master servicer, if Wells Fargo fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo, and

o the servicing fee that Wells Fargo is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by WMMSC. WMMSC is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the least of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month;

o 1/12th of 0.125% of the aggregate Stated Principal Balance of the mortgage loans serviced by it; and

o     the sum of:

            o a portion of the applicable monthly servicing payable to it equal to 0.04% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it as of the due date in the month of such distribution date;

            o any reinvestment income realized by it relating to prepayments in full on the mortgage loans made during the period commencing on the fifteenth day of the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, beginning on the cut-off date) and ending on the fourteenth day of the month in which the distribution date occurs; and

            o interest payments on such prepayments in full received during the period of the first day through the fourteenth day of the month of such distribution date.

      Compensating Interest Payments by SPS. SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

o the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by ABN AMRO. ABN AMRO (or the master servicer, if ABN AMRO fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by ABN AMRO made during the calendar month preceding such distribution date, and

o the servicing fee that ABN AMRO is entitled to receive from the trust on the related distribution date, such servicing fee equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by Countrywide Servicing. Countrywide Servicing (or the master servicer, if Countrywide Servicing fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans directly serviced by it made during the calendar month preceding such distribution date, and

o the servicing fee that Countrywide Servicing is entitled to receive from the trust on the related distribution date, which is equal to an amount not less than 0.20% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by Fifth Third. Fifth Third (or the master servicer on its behalf, if Fifth Third fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by Fifth Third made during the calendar month preceding such distribution date, and

o the servicing fee that Fifth Third is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by JPMorgan. JPMorgan (or the master servicer, if JPMorgan fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans serviced by JPMorgan made during the calendar month preceding such distribution date, and

o the servicing fee JPMorgan is entitled to receive from the trust on the related distribution date, such servicing fee equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by GMACM. GMACM (or the master servicer, if GMACM fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by GMACM made during the calendar month preceding such distribution date, and

o the servicing fee GMACM is entitled to receive from the trust on the related distribution date, such servicing fee equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by the Other Servicers. Each servicer, other than those described above (none of which is servicing more than 10% of the mortgage loans in any loan group, by Cut-off Date Principal Balance) (or the master servicer, if such servicer fails to do so), is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount generally equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans directly serviced by such servicer made during the calendar month preceding such distribution date, and

o the servicing fee that such servicer is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of such mortgage loans.

      Any remaining shortfall in interest collections resulting from principal prepayments on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related loan group or groups, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof. See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

Advances from the Servicers, the Master Servicer and the Trust Administrator

      Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

      In the event that a Balloon Loan is not paid in full on its maturity date, the applicable servicer, other than WMMSC, will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any Balloon Loan. With respect to any Balloon Loan that is serviced by WMMSC that is delinquent on its maturity date, WMMSC will not be required to advance the related balloon payment but will be required to continue to make advances with respect to that Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable mortgage rate to the extent WMMSC deems such amount recoverable.

      If the amount of advances received from a servicer of a mortgage loan (other than WMMSC) is less than the amount required to be advanced by such servicer under the pooling and servicing agreement or the related Servicing Agreement, as applicable, the master servicer will be required to make such advance, prior to each distribution date, subject to the master servicer's reasonable determination as to recoverability.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer or the master servicer, as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by WMMSC or the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If WMMSC or the master servicer is terminated as a result of the occurrence of an event of default, the trust administrator (as successor servicer to WMMSC) or the trustee, respectively, will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see "Description of the Certificates--Events of Default" and"--Rights Upon Event of Default" in the prospectus.

      Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

      The special servicer may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances, other than with respect to the special servicer, and transferring costs.

      The special servicer may, at its option, elect to act as servicer of any mortgage loan serviced by Wells Fargo that is delinquent 90 days or more. In that event the special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of the servicing of any such delinquent mortgage loan to the special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan. All references herein to servicer include SPS in its capacity as special servicer under the pooling and servicing agreement, unless otherwise indicated.

Special Servicing Agreements

      The pooling and servicing agreement will permit each of WMMSC, SPS and Wells Fargo to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to a group. Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder's direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

Senior Certificates

      The CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-11 will include the following classes of senior certificates:

o     Class 1-A-1 Certificates;

o     Class 2-A-1 Certificates;

o     Class 3-A-1 Certificates;

o     Class 3-A-2 Certificates;

o     Class 3-A-3 Certificates;

o     Class 3-A-4 Certificates;

o     Class 3-A-5 Certificates;

o     Class 3-A-6 Certificates;

o     Class 3-A-7 Certificates;

o     Class 4-A-1 Certificates;

o     Class 5-A-1 Certificates;

o     Class 5-A-2 Certificates;

o     Class 5-A-3 Certificates;

o     Class 5-A-4 Certificates;

o     Class 6-A-1 Certificates;

o     Class 6-A-2 Certificates;

o     Class 6-A-3 Certificates;

o     Class 6-A-4 Certificates;

o     Class 6-A-5 Certificates;

o     Class 6-A-6 Certificates;

o     Class 6-A-7 Certificates;

o     Class 6-A-8 Certificates;

o     Class 7-A-1 Certificates;

o     Class 7-A-2 Certificates;

o     Class 8-A-1 Certificates;

o     Class 8-A-2 Certificates;

o     Class 8-A-3 Certificates;

o     Class 8-A-4 Certificates;

o     Class 8-A-5 Certificates;

o     Class 8-A-6 Certificates;

o     Class 8-A-7 Certificates;

o     Class 8-A-8 Certificates;

o     Class 8-A-9 Certificates;

o     Class 8-A-10 Certificates;

o     Class A-X Certificates;

o     Class D-X Certificates;

o     Class 5-X Certificates;

o     Class A-P Certificates;

o     Class AR Certificates; and

o Class AR-L Certificates (together with the Class AR Certificates, also referred to as the Residual Certificates).

      All classes of senior certificates are offered hereby.

Subordinate Certificates

      In  addition  to  the  senior   certificates,   the  CSFB  Mortgage-Backed
Pass-Through Certificates, Series 2005-11, will also include the following fifteen classes of subordinate certificates:

            (a) the Class C-B-1 Certificates which are subordinate to the Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates;

            (b) the Class C-B-2 Certificates which are subordinate to the Group 5, Group 6, Group 8, Class A-X, Class A-P and Class C-B-1 Certificates;

            (c) the Class C-B-3 Certificates which are subordinate to the Group 5, Group 6, Group 8, Class A-X, Class A-P, Class C-B-1 and Class C-B-2 Certificates;

            (d) the Class C-B-4 Certificates which are subordinate to the Group 5, Group 6, Group 8, Class A-X, Class A-P, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates;

            (e) the Class C-B-5 Certificates which are subordinate to the Group 5, Group 6, Group 8, Class A-X, Class A-P, Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates;

            (f) the Class C-B-6 Certificates which are subordinate to the Group 5, Group 6, Group 8, Class A-X, Class A-P, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4 and Class C-B-5 Certificates;

            (g) the Class D-B-1 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates;

            (h) the Class D-B-2 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P and Class D-B-1 Certificates;

            (i) the Class D-B-3 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1 and Class D-B-2 Certificates;

            (j) the Class D-B-4 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1, Class D-B-2 and Class D-B-3 Certificates;

            (k) the Class D-B-5 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3 and Class D-B-4 Certificates;

            (l) the Class D-B-6 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4 and Class D-B-5 Certificates;

            (m) the Class D-B-7 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates;

            (n) the Class D-B-8 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6 and Class D-B-7 Certificates;

            (o) the Class D-B-9 Certificates which are subordinate to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class D-B-7 and Class D-B-8 Certificates;

      All classes of subordinate certificates, other than the Class C-B-4, Class C-B-5, Class C-B-6, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9 Certificates, are offered hereby.

Designations

o The Class 1-A-1, Class AR and Class AR-L Certificates are referred to as the Group 1 Certificates.

o     The Class 2-A-1 Certificates are referred to as the Group 2 Certificates.

o The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6 and Class 3-A-7 Certificates are referred to as the Group 3 Certificates.

o     The Class 4-A-1 Certificates are referred to as the Group 4 Certificates.

o The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-X Certificates are referred to as the Group 5 Certificates.

o The Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5, Class 6-A-6, Class 6-A-7 and Class 6-A-8 Certificates are referred to as the Group 6 Certificates.

o The Class 7-A-1 and Class 7-A-2 Certificates are referred to as the Group 7 Certificates.

o The Class 8-A-1, Class 8-A-2, Class 8-A-3, Class 8-A-4, Class 8-A-5, Class 8-A-6, Class 8-A-7, Class 8-A-8, Class 8-A-9 and Class 8-A-10 Certificates are referred to as the Group 8 Certificates.

o The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates are referred to as the Group C-B Certificates.

o The Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9 Certificates are referred to as the Group D-B Certificates.

o The Class 3-A-2, Class 8-A-6, Class A-X, Class D-X and Class 5-X Certificates are also referred to as the Interest Only Certificates.

o The Class 8-A-7 and Class A-P Certificates are also referred to as the Principal Only Certificates.

o The Class 3-A-1 and Class 3-A-3 Certificates are also referred to as the Accretion Directed Certificates.

o     The  Class  3-A-5  Certificates  are  also  referred  to  as  the  Accrual
      Certificates.

o The Class 3-A-4, Class 5-A-3, Class 8-A-8 and Class 8-A-10 Certificates are also referred to as the Lockout Certificates.

o The Class 3-A-1 Certificates are also referred to as the Floating Rate Certificates.

o The Class 3-A-2 Certificates are also referred to as the Inverse Floating Rate Certificates.

o The Floating Rate Certificates and the Inverse Floating Rate Certificates are also referred to as the LIBOR Certificates.

o The Class 3-A-6, Class 6-A-5, Class 6-A-6, Class 6-A-7 and Class 6-A-8 Certificates are also referred to as the PAC Certificates.

o The Class 3-A-1 and Class 3-A-3 Certificates are also referred to as the TAC Certificates.

o The Class 3-A-1, Class 3-A-3, Class 3-A-5, Class 6-A-1, Class 6-A-2, Class 6-A-3 and Class 6-A-4 Certificates are also referred to as the Support Certificates.

o The Class 6-A-3 Certificates are also referred to as the Special Retail Certificates.

o The Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates are also referred to as the Auction Certificates.

o The Class AR and Class AR-L Certificates are also referred to as the Residual Certificates.

Assets of the Trust

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

o any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;

o the Collection Account, the Certificate Account, the Class 6-A-3 Special Retail Rounding Account (as defined in "Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement) and the assets that are deposited in each of them from time to time; and

o     all proceeds of any of the foregoing.

      Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

      The yield maintenance agreement and the Yield Maintenance Account are not assets of the trust, but instead are assets of the separate supplemental interest trust.

      The offered certificates, other than the Class 1-A-1, Class 2-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-6, Class 3-A-7, Class 4-A-1, Class 5-A-1, Class
5-A-2,  Class 6-A-1,  Class 6-A-2,  Class 6-A-3, Class 6-A-4, Class 6-A-5, Class
6-A-6,  Class 6-A-8,  Class 7-A-1,  Class 8-A-1, Class 8-A-2, Class 8-A-3, Class
8-A-4, Class 8-A-5, Class 8-A-6, Class 8-A-7, Class A-X, Class D-X, Class 5-X, Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class 1-A-1, Class 2-A-1, Class 3-A-3, Class 3-A-6, Class 3-A-7,
Class 4-A-1,  Class 5-A-1,  Class 5-A-2,  Class 6-A-1, Class 6-A-2, Class 6-A-4,
Class 6-A-5, Class 6-A-6, Class 6-A-8, Class 7-A-1, Class 8-A-1, Class 8-A-2, Class 8-A-3, Class 8-A-4, Class 8-A-5 and Class 8-A-7 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1 in excess thereof. The Class 6-A-3 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1,000 in excess thereof. The Class 3-A-2, Class 8-A-6, Class A-X, Class D-X and Class 5-X Certificates will be issued in minimum denominations (by notional amount) of $100,000 and integral multiples of $1 in excess thereof. The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

Book-Entry Registration

      The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase, National Association will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under "--Definitive Certificates" below.

      Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

      For a description of the procedures applicable to the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Definitive Certificates

      Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

o DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

o     the   depositor,   in  writing,   with  the  consent  of  the   applicable
      participants, elects to terminate the book-entry system through DTC; or

o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners, and the participants consent to the termination.

      In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

      According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

      Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter commencing in December 2005, to the persons in whose names those certificates are registered on the last business day of the month preceding the month of that distribution date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Accrual Period--For any distribution date and any class of certificates (other than the LIBOR Certificates) the calendar month immediately preceding that distribution date. For the LIBOR Certificates, the period from and including the 25th day of the calendar month immediately preceding that distribution date to and including the 24th day of the calendar month of that distribution date.

      Auction Certificates--The Class 5-A-1, Class 8-A-1 and Class 8-A-9 Certificates.

      Auction Distribution Date--The Distribution Date in November 2012.

      Auction Price--The price at which the auction administrator sells the applicable Auction Certificates to the third-party investors.

      Available Funds--For any distribution date and loan group, the sum of:

      (a) all scheduled installments of interest and principal due on the related due date and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

      (b) (i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer's standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

      (c) all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

      (d) amounts received for that distribution date in respect of the substitution of a related mortgage loan or a purchase of a related mortgage loan by the seller or the special servicer as of that distribution date;

      (e) any amounts payable as Compensating Interest by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and

      (f) minus, in the case of clauses (a) through (e) above, (i) the amounts to which the trustee, the master servicer, the applicable servicer or trust administrator is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees or excess servicing fees, unreimbursed advances and certain expenses allocable to such loan group, and (ii) lender paid mortgage guaranty insurance premiums, as applicable.

      With respect to any distribution date and each of the mortgage loans, the due date is the first day of the month in which that distribution date occurs. With respect to each of the mortgage loans and any distribution date, the determination date (i) with respect to Wells Fargo, is the business day immediately preceding the related Cash Remittance Date (ii) with respect to GMACM, is the 16th calendar day of the month in which such distribution date occurs, or if such day is not a business day, the immediately preceding business day and (ii) with respect to any servicer, other than Wells Fargo or GMACM, is the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day. With respect to each of the mortgage loans and any distribution date and Wells Fargo, the "Cash Remittance Date" is the 18th calendar day of the month in which such distribution date occurs, or if such day is not a business day, the immediately succeeding business day.

      Bankruptcy Loss Coverage Amount--With respect to loan group 5, loan group 6 and loan group 8, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B Certificates, initially, approximately $100,000. With respect to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group D-B Certificates, initially, approximately $150,000.

      Bankruptcy Losses--With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

      Class 3-A-2 Notional Amount--For any distribution date and the Class 3-A-2 Certificates, the Class Principal Balance of the Class 3-A-1 Certificates immediately prior to such distribution date. The Class 3-A-2 Notional Amount as of the closing date will be approximately $16,830,000.

      Class 3-A-5 Accretion Termination Date--The earlier to occur of:

o the distribution date on which the aggregate Class Principal Balance of the Class 3-A-1 and Class 3-A-3 Certificates has been reduced to zero; and

o the distribution date on which the aggregate Class Principal Balance of the Group D-B Certificates has been reduced to zero.

      Class 3-A-5 Accrual Amount--On each distribution date on or before the Class 3-A-5 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 3-A-5 Certificates on that distribution date.

      Class 5-X Notional Amount--For any distribution date and the Class 5-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to loan group 5; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to loan group 5 and the denominator of which is 5.25%. The Class 5-X Notional Amount as of the closing date will be approximately $3,798,788.

      Class 8-A-6 Notional Amount--For any distribution date and the Class 8-A-6 Certificates, the aggregate Class Principal Balance of the Class 8-A-1 and Class 8-A-9 Certificates immediately prior to such distribution date. The Class 8-A-6 Notional Amount as of the closing date will be approximately $111,452,000.

      Class A-P Deferred Amounts--As of any date of determination, the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraphs (i)(i) and (j)(i) below under "--Priority of Distributions."

      Class A-X Notional Amount--For any distribution date and the Class A-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to loan group 6 and loan group 8; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to loan group 6 and loan group 8 and the denominator of which is 5.50%. The Class A-X Notional Amount as of the closing date will be approximately $5,775,033.

      Class D-X Notional Amount--For any distribution date and the Class D-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 and the denominator of which is 6.00%. The Class D-X Notional Amount as of the closing date will be approximately $12,156,612.

      Class P Certificates--The Class A-P Certificates.

      Class P Fraction--With respect to each Class P Mortgage Loan, a fraction, the numerator of which is the Required Coupon for the related loan group minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is the Required Coupon for the related loan group.

      Class P Mortgage Loans--With respect to any loan group, the mortgage loans in that loan group having Net Mortgage Rates less than the Required Coupon for that loan group.

      Class P Principal Distribution Amount--For each distribution date and each loan group, a portion of the Available Funds (other than any Recoveries) for the mortgage loans in that loan group for such distribution date equal to the applicable Class P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including Liquidation Proceeds allocable to principal with respect to the Class P Mortgage Loans in that loan group), in each case, on or in respect of each Class P Mortgage Loan in that loan group for that distribution date.

      Class Principal Balance--For any class of certificates, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

o All amounts previously distributed to holders of certificates of that class as payments of principal;

o The amount of Realized Losses, including Excess Losses, allocated to that class;

o In the case of the Group C-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts or if the aggregate Class Principal Balance of the Group 5, Group 6, Group 8, Group C-B and Class A-P Certificates (with respect to the Class A-P Certificates, only with respect to that portion of the Class Principal Balance of such certificates which is related to the Class P Mortgage Loans in loan group 5, loan group 6 and loan group 8) exceeds the aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans, as described below under "--Allocation of Losses on the Group 5, Group 6 and Group 8 Mortgage Loans; Subordination of Group C-B Certificates;"

o In the case of the Group D-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts or if the aggregate Class Principal Balance of the Group 1, Group 2, Group 3, Group 4, Group 7, Group D-B and Class A-P Certificates (with respect to the Class A-P Certificates, only with respect to that portion of the Class Principal Balance of such certificates which is related to the Class P Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7) exceeds the aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans, as described below under "--Allocation of Losses on the Group 1, Group 2, Group 3, Group 4 and Group 7 Mortgage Loans; Subordination of Group D-B Certificates;" and

o plus, in the case of Class 3-A-5 Certificates, all prior Class 3-A-5 Accrual Amounts; provided, however, that the Class Principal Balance of each class of certificates (other than the Class P Certificates) to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Non-PO Recoveries for such distribution date, as follows: (a) first, the Class Principal Balance of each class of senior certificates related to the loan group from which each Non-PO Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates, and (b) second, the class principal balance of each of the Group C-B Certificates (in the case of Non-PO Recoveries on group 5, group 6 or group 8 mortgage loans) or the Class Principal Balance of each class of Group D-B Certificates (in the case of Non-PO Recoveries on group 1, group 2, group 3, group 4 or group 7 mortgage loans), as applicable, will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates and not previously reimbursed.

      Collection Period--For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

      Compensating Interest--For each of the mortgage loans serviced by any servicer and any distribution date, an amount to be paid by that servicer as described above under "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in this prospectus supplement.

      Credit Support Depletion Date-- With respect to the Group 5, Group 6, Group 8 and Class A-P Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero. With respect to the Group 1, Group 2, Group 3, Group 4,
Group 7 and Class A-P Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group D-B Certificates has been or will be reduced to zero.

      Debt Service Reduction--With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation--With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

      Excess  Losses--Special  Hazard  Losses in excess of the  related  Special
Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

      Fraud Loss--With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

      Fraud Loss Coverage Amount--With respect to loan group 5, loan group 6 and loan group 8, the aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates, initially approximately

1.0% of the aggregate Cut-off Date Principal Balance of the group 5, group 6 and group 8 mortgage loans. With respect to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the aggregate amount of Fraud Losses that are allocated solely to the Group D-B Certificates, initially approximately 3.0% of the aggregate Cut-off Date Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans.

      Group C-B Component Balance--With respect to loan group 5, loan group 6 or loan group 8, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class P Fraction of any Class P Mortgage Loan in that loan group) over (ii) the then outstanding aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates).

      Group C-B Percentage--For any distribution date, the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to the distribution date divided by the outstanding aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans (other than the applicable Class P Fraction of the Class P Mortgage Loans) as of the due date for that distribution date.

      Group C-B Principal Distribution Amount--For the Group C-B Certificates and any distribution date, the sum of the following amounts:

o the related Subordinate Percentage of the Principal Payment Amount for loan group 5, loan group 6 and loan group 8 (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

o the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 5, loan group 6 and loan group 8 (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

o the related Subordinate Liquidation Amount for loan group 5, loan group 6 and loan group 8;

      less

o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization--Group 5, Group 6 and Group 8;" and

o     the  amounts  required  to be  distributed  to the Class A-P  Certificates
      pursuant  to  (i)(i)  under   "--Priority   of   Distributions"   on  that
      distribution date.

      Group D-B Component Balance--With respect to loan group 1, loan group 2, loan group 3, loan group 4 or loan group 7, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class P Fraction of any Class P Mortgage Loan in that loan group) over (ii) the then outstanding aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates).

      Group D-B Percentage--For any distribution date, the aggregate Class Principal Balance of the Group D-B Certificates immediately prior to the distribution date divided by the outstanding aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans (other than the applicable Class P Fraction of the Class P Mortgage Loans) as of the due date for that distribution date.

      Group D-B Principal Distribution Amount--For the Group D-B Certificates and any distribution date, the sum of the following amounts:

o the related Subordinate Percentage of the Principal Payment Amount for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

o the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

o the related Subordinate Liquidation Amount for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7;

      less

o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization--Group 1, Group 2, Group 3, Group 4 and Group 7;" and

o     the  amounts  required  to be  distributed  to the Class A-P  Certificates
      pursuant  to  (j)(i)  under   "--Priority   of   Distributions"   on  that
      distribution date.

      Group 3 Liquidation Amount--For any distribution date, the aggregate, for each group 3 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of
(i) the Group 3 Priority Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, for any Class P Mortgage Loan in loan group 3) and (ii) the Group 3 Priority Percentage of the Liquidation Principal for that mortgage loan.

      Group 3 Percentage--For any distribution date will equal the lesser of (a) 100% and (b) the Class Principal Balance of the Class 3-A-4 Certificates divided by the aggregate Stated Principal Balance of the group 3 mortgage loans (less the applicable Class P Fraction of each Class P Mortgage Loan in loan group 3), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Group 3 Percentage as of the closing date will be approximately 7.12%.

      Group 3 Priority Amount--For any distribution date, the sum of (i) the Group 3 Priority Percentage of the Principal Payment Amount for loan group 3 (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group 3), (ii) the Group 3 Priority Percentage of the Principal Prepayment Amount for loan group 3 (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group 3), and (iii) the Group 3 Liquidation Amount. The Group 3 Priority Amount will equal zero until the distribution date in December 2010.

      Group 3 Priority Percentage--For any distribution date, the product of (a) the Group 3 Percentage and (b) the Stepdown Percentage.

      Group 5 Percentage--For any distribution date will equal the lesser of (a) 100% and (b) the Class Principal Balance of the Class 5-A-3 Certificates divided by the aggregate Class Principal Balance of the Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates, in each case immediately prior to any allocations of losses or distributions on that distribution date. The Group 5 Percentage as of the closing date will be approximately 15.01%.

      Group 5 Priority  Percentage-- For any  distribution  date, the product of
(a) the Group 5 Percentage and (b) the Stepdown Percentage.

      Group 8 Liquidation Amount--For any distribution date, the aggregate, for each group 8 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of
(i) the Group 8 Priority Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, for any Class P Mortgage Loan in loan group 8) and (ii) the Group 8 Priority Percentage of the Liquidation Principal for that mortgage loan.

      Group 8 Percentage--For any distribution date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 8-A-8 and Class 8-A-10 Certificates divided by the aggregate Stated Principal Balance of the group 8 mortgage loans (less the applicable Class P Fraction of each Class P Mortgage Loan in loan group 8), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Group 8 Percentage as of the closing date will be approximately 10.36%.

      Group 8 Priority Amount--For any distribution date, the sum of (i) the Group 8 Priority Percentage of the Principal Payment Amount for loan group 8 (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group 8), (ii) the Group 8 Priority Percentage of the Principal Prepayment Amount for loan group 8 (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group 8), and (iii) the Group 8 Liquidation Amount. The Group 8 Priority Amount will equal zero until the distribution date in December 2010.

      Group 8 Priority Percentage--For any distribution date, the product of (a) the Group 8 Percentage and (b) the Stepdown Percentage.

      Insurance Proceeds--Amounts paid pursuant to any insurance policy with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

      Liquidated Mortgage Loan--A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

      Liquidation Principal--The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the principal balance of that mortgage loan, during the calendar month preceding the month of the distribution date, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount.

      Liquidation Proceeds--Amounts, including Insurance Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted mortgage loans, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

      Net Interest Shortfall--For any distribution date and a loan group, the sum of:

o the amount of interest which would otherwise have been received for a mortgage loan in that loan group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the amounts of coverage provided by the Group C-B Certificates, in the case of loan group 5, loan group 6 and loan group 8 or Group D-B Certificates, in the case of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, for those types of losses; and

o     any related Net Prepayment Interest Shortfalls.

      Net Mortgage Rate--With respect to any mortgage loan, the mortgage rate of the mortgage loan less the rate at which the expense fees accrue on such mortgage loan.

      Net Prepayment Interest Shortfall--For any distribution date and each loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

      Non-PO Recoveries--For each distribution date and loan group, the excess of (i) the amount of Recoveries for such loan group for such distribution date over (ii) the amount of PO Recoveries for such loan group for such distribution date.

      Overcollateralization Amount--For each distribution date and any loan group, the excess of (i) the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) over (ii) the aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates) related to that group.

      Par Price--For any class of Auction Certificates, the Class Principal Balance of that class on the Auction Distribution Date, after application of all principal distributions and Realized Losses on the Auction Distribution Date.

      PO Recoveries-- For each distribution date and loan group 1, the lesser of
(i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(a) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 1 received during the prior calendar month.

      For each distribution date and loan group 2, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(b) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 2 received during the prior calendar month.

      For each distribution date and loan group 3, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(c) below under "--Priority of Distributions--" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 3 received during the prior calendar month.

      For each distribution date and loan group 4, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(d) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 4 received during the prior calendar month.

      For each distribution date and loan group 5, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (i)(i)(a) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 5 received during the prior calendar month.

      For each distribution date and loan group 6, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (i)(i)(b) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 6 received during the prior calendar month.

      For each distribution date and loan group 7, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(e) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 7 received during the prior calendar month.

      For each distribution date and loan group 8, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (i)(i)(c) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 8 received during the prior calendar month.

      Premium Rate Mortgage Loans--With respect to any loan group, the mortgage loans in such loan group having Net Mortgage Rates in excess of the Required Coupon for such loan group.

      Prepayment Interest Shortfall--The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month's interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the principal balance of that mortgage loan being prepaid. No Prepayment Interest Shortfall will be calculated for Principal Prepayments in full received on a mortgage loan serviced by WMMSC, Wells Fargo or SPS if such Principal Prepayment in full is distributed to certificateholders in the month of receipt.

      Prepayment Period--For any distribution date and any principal prepayment in full received on a mortgage loan serviced by WMMSC, Wells Fargo or SPS, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any principal prepayment in full received on a mortgage loan serviced by any other servicer, and for any principal prepayment in part received on any mortgage loan, the calendar month preceding that distribution date.

      Principal Payment Amount--For any distribution date and a loan group, the sum of:

o scheduled principal payments on the mortgage loans in that loan group due on the related due date;

o the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

o any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

      Principal Prepayment Amount--For any distribution date and a loan group, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution date and (ii) all Non-PO Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

      Principal Prepayments--Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Transfer Amount-- For each distribution date and each Undercollateralized Group, the excess, if any, of the Class Principal Balance of the senior certificates (other than the Class P Certificates) related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such group (less the applicable Class P Fraction of each Class P Mortgage Loan in such group).

      Realized Loss--With respect to any mortgage loan, the amount determined by the related servicer and evidenced by an officers' certificate delivered to the trustee and the trust administrator, in connection with any mortgage loan equal to:

o for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable Net Mortgage Rate from the due date as to which interest was last paid up to the first due date after the liquidation over Liquidation Proceeds;

o for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

o for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

      Record Date--For any distribution date and the LIBOR Certificates, the business day preceding that distribution date so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, the last business day of the month preceding the month of that distribution date.

      Recovery--With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

      Relief Act--The Servicemembers Civil Relief Act, and any similar state or local statute.

      Relief Act Reduction--A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

      Required Coupon--With respect to Group 1, 6.50% per annum. With respect to Group 2, 6.00% per annum. With respect to Group 3, 5.50% per annum. With respect to Group 4, 7.00% per annum. With respect to Group 5, 5.25% per annum. With respect to Group 6, 6.00% per annum. With respect to Group 7, 6.00% per annum. With respect to Group 8, 5.50% per annum.

      Senior Liquidation Amount--For any distribution date and in the aggregate for a loan group, for each related mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, if that mortgage loan is a Class P Mortgage Loan) and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

      Senior Percentage--For any distribution date and a loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates related to such group (other than the Class P Certificates related to such group) immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (less the Class P Fraction of the Class P Mortgage Loans in that loan group, if applicable) in that group as of the due date related to such distribution date.

      In no event will the Senior Percentage for any group exceed 100%.

      Senior Prepayment Percentage--For any of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates and any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the related classes of subordinate certificates. Increasing the respective interest of the Group C-B Certificates relative to that of the Group 5, Group 6, Group 8 and Class A-P
Certificates is intended to preserve the availability of the subordination provided by the Group C-B Certificates. Increasing the respective interest of the Group D-B Certificates relative to that of the Group 1, Group 2, Group 3, Group 4, Group 7 and Class A-P Certificates is intended to preserve the availability of the subordination provided by the Group D-B Certificates.

      Except as provided below, the Senior Prepayment Percentage for each group and any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

o for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

o for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

o for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

o for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

o for any distribution date after the fourth year thereafter, the related Senior Percentage for that distribution date.

      If on any of the foregoing distribution dates the Senior Percentage for any of the Group 5, Group 6 or Group 8 Certificates exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Group 5, Group 6 and Group 8 Certificates for that distribution date will once again equal 100%.

      If on any of the foregoing distribution dates the Senior Percentage for any of the Group 1, Group 2, Group 3, Group 4 or Group 7 Certificates exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates for that distribution date will once again equal 100%.

      With respect to the Group 5, Group 6 and Group 8 Certificates, in spite of the foregoing, no reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

o     for  the  distribution   date  on  the  fifth  anniversary  of  the  first
      distribution  date,  30% of  the  original  related  Group  C-B  Component
      Balance;

o     for  the  distribution   date  on  the  sixth  anniversary  of  the  first
      distribution  date,  35% of  the  original  related  Group  C-B  Component
      Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the original related Group C-B Component Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the original related Group C-B Component Balance; and

o     for  the  distribution   date  on  the  ninth  anniversary  of  the  first
      distribution  date,  50% of  the  original  related  Group  C-B  Component
      Balance.

      If the Senior Prepayment Percentage for any of the Group 5, Group 6 or Group 8 Certificates is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for such other groups will not be reduced on such date. However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

      With respect to the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates, in spite of the foregoing, no reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group D-B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

o     for  the  distribution   date  on  the  fifth  anniversary  of  the  first
      distribution  date,  30% of  the  original  related  Group  D-B  Component
      Balance;

o     for  the  distribution   date  on  the  sixth  anniversary  of  the  first
      distribution  date,  35% of  the  original  related  Group  D-B  Component
      Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the original related Group D-B Component Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the original related Group D-B Component Balance; and

o     for  the  distribution   date  on  the  ninth  anniversary  of  the  first
      distribution  date,  50% of  the  original  related  Group  D-B  Component
      Balance.

      If the Senior Prepayment Percentage for any of the Group 1, Group 2, Group 3, Group 4 or Group 7 Certificates is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for such other groups will not be reduced on such date. However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

      If on any distribution date the allocation to the senior certificates of a group of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Balance of the senior certificates of that group below zero, the related Senior Prepayment Percentage for that distribution date will be limited to the percentage necessary to reduce the Class Principal Balance of the senior certificates of that group to zero.

      Senior Principal Distribution Amount--For any distribution date and each loan group, the sum of:

o the related Senior Percentage of the Principal Payment Amount for that loan group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any);

o the related Senior Prepayment Percentage of the Principal Prepayment Amount for that loan group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any); and

o     the Senior Liquidation Amount for that loan group.

      Special Hazard Loss--With respect to a loan group, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

      Special Hazard Loss Coverage Amount--With respect to loan group 5, loan group 6 and loan group 8, the aggregate amount of Special Hazard Losses that are allocated solely to the Group C-B Certificates, initially, approximately $3,686,923. With respect to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the aggregate amount of Special Hazard Losses that are allocated solely to the Group D-B Certificates, initially, approximately $3,188,319.

      Stated Principal Balance--As to any mortgage loan in any loan group and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before such cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

      Stepdown Percentage--For any distribution date, the percentage indicated below:

      DISTRIBUTION DATE OCCURRING IN                   STEPDOWN PERCENTAGE
      ------------------------------                   -------------------

      December 2005 through November 2010                       0%
      December 2010 through November 2011                      30%
      December 2011 through November 2012                      40%
      December 2012 through November 2013                      60%
      December 2013 through November 2014                      80%
      December 2014 and thereafter                            100%

      Stripped Interest Rate--For each Premium Rate Mortgage Loan and any loan group, the excess of the Net Mortgage Rate for that mortgage loan over the Required Coupon for that loan group.

      Subordinate Liquidation Amount--For any distribution date and a loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

      Subordinate Percentage--For any distribution date and a loan group, the excess of 100% over the related Senior Percentage for that date.

      Subordinate Prepayment Percentage--For any distribution date and a loan group, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates related to such loan group) is reduced to zero, then the related Subordinate Prepayment Percentage will equal 100%.

      Subordination Level--On any distribution date for any class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group C-B Certificates which are subordinate in right of payment to that class by the sum of (a) the aggregate Class Principal Balance of all classes of Group 5, Group 6, Group 8 and Group C-B Certificates and (b) the Class P Fraction of each Class P Mortgage Loan in loan group 5, loan group 6 and loan group 8, in each case, as of the last day of the preceding calendar month.

      On any distribution date for any class of Group D-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group D-B Certificates which are subordinate in right of payment to that class by the sum of (a) the aggregate Class Principal Balance of all classes of Group 1, Group 2, Group 3, Group 4, Group 7 and Group D-B Certificates and (b) the Class P Fraction of each Class P Mortgage Loan in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, in each case, as of the last day of the preceding calendar month.

Priority of Distributions

      (a) With respect to the Group 1, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 1 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 1;

            (ii) second, concurrently, to the Group 1 Certificates and the Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (a)(ii), only the portion of the Class D-X Notional Amount derived from the group 1 mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Group 1 Certificates,  as principal,  the Senior
                  Principal Distribution Amount for loan group 1 in the order described in "--Distributions of Principal--Group 1 Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group 1" in this prospectus supplement.

      (b) With respect to the Class 2-A-1, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 2 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 2;

            (ii) second, concurrently, to the Class 2-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (b)(ii), only the portion of the Class D-X Notional Amount derived from the group 2 mortgage loans will be used to calculate these distributions; and

            (iii) third,  to the Class 2-A-1  Certificates,  as  principal,  the
                  Senior Principal Distribution Amount for loan group 2, until its Class Principal Balance is reduced to zero.

      (c) With respect to the Group 3, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 3 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 3;

            (ii) second, concurrently, to the Group 3 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (c)(ii), only the portion of the Class D-X Notional Amount derived from the group 3 mortgage loans will be used to calculate these distributions; provided, further that on or before the Class 3-A-5 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class 3-A-5 Certificates pursuant to this paragraph (c)(ii) will instead be distributed as principal to certain Group 3 Certificates in the manner described in "--Distributions of Principal--Group 3 Certificate Principal Distributions--Distribution of Class 3-A-5 Accrual Amount" in this prospectus supplement; provided, further that when LIBOR exceeds 4.80% per annum, for purposes of this clause (c)(ii), the pass-through rate on the Class 3-A-1 Certificates will be capped at 5.50% per annum; and

            (iii) third, to the Group 3 Certificates  entitled to principal,  as principal, the Senior Principal Distribution Amount for loan group 3 in the order described in "--Distributions of Principal--Group 3 Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group 3" in this prospectus supplement.

      (d) With respect to the Class 4-A-1, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 4 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 4;

            (ii) second, concurrently, to the Class 4-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement;

                  provided, however that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (d)(ii), only the portion of the Class D-X Notional Amount derived from the group 4 mortgage loans will be used to calculate these distributions; and

            (iii) third,  to the Class 4-A-1  Certificates,  as  principal,  the
                  Senior Principal Distribution Amount for loan group 4, until its Class Principal Balance is reduced to zero.

      (e) With respect to the Group 5 and Class A-P Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 5 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 5;

            (ii) second, concurrently, to the Group 5 Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; and

            (iii) third, to the Group 5 Certificates  entitled to principal,  as principal, the Senior Principal Distribution Amount for loan group 5, in the order described in "--Distributions of Principal--Group 5 Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group 5" in this prospectus supplement.

      (f) With respect to the Group 6, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 6 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 6;

            (ii) second, concurrently, to the Group 6 and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (f)(ii), only the portion of the Class A-X Notional Amount derived from the group 6 mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Group 6 Certificates,  as principal,  the Senior
                  Principal Distribution Amount for loan group 6, in the order described in "--Distributions of Principal--Group 6 Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group 6" in this prospectus supplement.

      (g) With respect to the Group 7, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 7 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 7;

            (ii) second, to the Group 7 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (g)(ii), only the portion of the Class D-X Notional Amount derived from the group 7 mortgage loans will be used to calculate these distributions; and

            (iii) third,  to the Group 7  Certificates,  pro rata, as principal, the Senior Principal Distribution Amount for loan group 7, until their respective Class Principal Balances are reduced to zero.

      (h) With respect to the Group 8, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 8 mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 8;

            (ii) second, to the Group 8 Certificates entitled to interest and the Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (h)(ii), only the portion of the Class A-X Notional Amount derived from the group 8 mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Group 8 Certificates  entitled to principal,  as principal, the Senior Principal Distribution Amount for loan group 8, in the order described in "--Distributions of Principal--Group 8 Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group 8" in this prospectus supplement.

      (i) With respect to the Class A-P, Group C-B, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 5, group 6 and group 8 mortgage loans remaining after the payments described in paragraphs (e), (f) and (h) above, and further subject to any payments being made to certain certificates of other groups as described in this prospectus supplement under "--Cross-Collateralization-- Group 5, Group 6 and Group 8":

            (i)   first, concurrently,

                  (a) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 5, and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 5 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (i)(i)(a) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (i)(i)(a) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

                  (b) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 6, and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 6 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (i)(i)(b) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (i)(i)(b) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

                  (c) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 8, and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 8 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (i)(i)(c) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (i)(i)(c) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

            (ii) second, to each class of Group C-B Certificates, interest and then principal in increasing order of alphanumerical designation, with both interest and principal being paid to one class before any payments are made to the next class;

            (iii) third,  to the Class C-B-1,  Class C-B-2,  Class C-B-3,  Class
                  C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph
                  (i)(iii) will not cause a further reduction in the Class Principal Balances of any of the Group C-B Certificates; and

            (iv) fourth, to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      Notwithstanding paragraph (i) above, on any distribution date on which the Subordination Level for any class of Group C-B Certificates is less than the Subordination Level as of the closing date, Principal Prepayments otherwise allocable to the class or classes of the Group C-B Certificates junior to such class will be allocated to that class and to any class or classes of Group C-B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

      (j) With respect to the Class A-P, Group D-B, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group 1, group 2, group 3, group 4 and group 7 mortgage loans remaining after the payments described in paragraphs (a), (b),
(c), (d) and (g) above and further subject to any payments being made to certain certificates of other groups as described in this prospectus supplement under "--Cross-Collateralization-- Group 1, Group 2, Group 3, Group 4 and Group 7":

            (i)   first, concurrently,

                  (a) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 1, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 1 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(a) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(a) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

                  (b) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 2, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 2 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(b) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(b) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

                  (c) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 3, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 3 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(c) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(c) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

                  (d) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 4, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 4 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(d) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(d) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

                  (e) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group 7, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group 7 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(e) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(e) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

            (ii) second, to each class of Group D-B Certificates, interest and then principal in increasing order of alphanumerical designation, with both interest and principal being paid to one class before any payments are made to the next class;

            (iii) third,  to the Class D-B-1,  Class D-B-2,  Class D-B-3,  Class
                  D-B-4, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph (j)(iii) will not cause a further reduction in the Class Principal Balances of any of the Group D-B Certificates; and

            (iv) fourth, to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      Notwithstanding paragraph (j) above, on any distribution date on which the Subordination Level for any class of Group D-B Certificates is less than the Subordination Level as of the closing date, Principal Prepayments otherwise allocable to the class or classes of the Group D-B Certificates junior to such class will be allocated to that class and to any class or classes of Group D-B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

      (k) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 1 mortgage loans will be made with respect to the Group 1, Class A-P and Class D-X Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 1;

            (ii) second, concurrently, to the Group 1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (k)(ii), only the portion of the Class D-X Notional Amount derived from the group 1 mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Class 1-A-1  Certificates,  as  principal,  the
                  Senior Principal Distribution Amount for loan group 1, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group 2, Group 3, Group 4 and Group 7 Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group 1, Group 2, Group 3, Group 4 and Group 7," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (l) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 2 mortgage loans will be made with respect to the Class 2-A-1, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 2;

            (ii) second, concurrently, to the Class 2-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (l)(ii), only the portion of the Class D-X Notional Amount derived from the group 2 mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Class 2-A-1  Certificates,  as  principal,  the
                  Senior Principal Distribution Amount for loan group 2, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group 1, Group 3, Group 4 and Group 7 Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group 1, Group 2, Group 3, Group 4 and Group 7," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (m) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 3 mortgage loans will be made with respect to the Group 3, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 3;

            (ii) second, concurrently, to the Group 3 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (m)(ii), only the portion of the Class D-X Notional Amount derived from the group 3 mortgage loans will be used to calculate these distributions; provided, further that when LIBOR exceeds 4.80% per annum, for purposes of this clause (m)(ii), the pass-through rate on the Class 3-A-1 Certificates will be capped at 5.50% per annum;

            (iii) third, to the Group 3 Certificates entitled to principal,  pro rata, as principal, the Senior Principal Distribution Amount for loan group 3, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group 1, Group 2, Group 4 and Group 7 Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group 1, Group 2, Group 3, Group 4 and Group 7," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (n) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 4 mortgage loans will be made with respect to the Group 4, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 4;

            (ii) second, concurrently, to the Class 4-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (n)(ii), only the portion of the Class D-X Notional Amount derived from the group 4 mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Class 4-A-1  Certificates,  as  principal,  the
                  Senior Principal Distribution Amount for loan group 4, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group 1, Group 2, Group 3 and Group 7 Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group 1, Group 2, Group 3, Group 4 and Group 7," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (o) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 5 mortgage loans will be made with respect to the Group 5, Class A-P, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 5;

            (ii) second, concurrently, to the Group 5 Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement;

            (iii) third, to the Group 5 Certificates entitled to principal,  pro rata, as principal, the Senior Principal Distribution Amount for loan group 5, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group 6 and Group 8 Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group 5, Group 6 and Group 8," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (p) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 6 mortgage loans will be made with respect to the Group 6, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 6;

            (ii) second, concurrently, to the Group 6 Certificates and the Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (p)(ii), only the portion of the Class A-X Notional Amount derived from the group 6 mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Group 6  Certificates,  pro rata, as principal, the Senior Principal Distribution Amount for loan group 6, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group 5 and Group 8 Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group 5, Group 6 and Group 8," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (q) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 7 mortgage loans will be made with respect to the Group 7, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 7;

            (ii) second, concurrently, to the Group 7 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (q)(ii), only the portion of the Class D-X Notional Amount derived from the group 7 mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Group 7  Certificates,  pro rata, as principal, the Senior Principal Distribution Amount for loan group 7, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group 1, Group 2, Group 3 and Group 4 Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group 1, Group 2, Group 3, Group 4 and Group 7," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (r) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group 8 mortgage loans will be made with respect to the Group 8, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 8;

            (ii) second, concurrently, to the Group 8 Certificates entitled to interest and the Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (r)(ii), only the portion of the Class A-X Notional Amount derived from the group 8 mortgage loans will be used to calculate these distributions;

            (iii) third, to the Group 8 Certificates entitled to principal,  pro rata, as principal, the Senior Principal Distribution Amount for loan group 8, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group 5 and Group 6 Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group 5, Group 6 and Group 8," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

Distributions of Interest

      The pass-through rates for the certificates are described in the table on pages S-8 and S-9 of this prospectus supplement and in the notes to that table.

      The pass-through rate on the Group C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of, for each of loan group 5, loan group 6 and loan group 8, the product of (x) the Required Coupon for such loan group and (y) the Group C-B Component Balance for such loan group immediately prior to such distribution date, divided by (b) the aggregate of the Group C-B Component Balances for loan group 5, loan group 6 and loan group 8 immediately prior to such distribution date. The initial pass-through rate on each class of Group C-B Certificates will be approximately 5.56931% per annum.

      The pass-through rate on the Group D-B Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of, for each of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the product of (x) the Required Coupon for such loan group and (y) the Group D-B Component Balance for such loan group immediately prior to such distribution date, divided by (b) the aggregate of the Group D-B Component Balances for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 immediately prior to such distribution date. The initial pass-through rate on each class of Group D-B Certificates will be approximately 6.19678% per annum.

      With respect to each class of certificates and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest accrued on the Class 3-A-5 Certificates on or before the Class 3-A-5 Accretion Termination Date will be added to the Class Principal Balance of the Class 3-A-5 Certificates rather than distributed as interest to the Class 3-A-5 Certificates. Interest to be distributed or accreted on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the applicable Accrual Period. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day months.

      For the Class 3-A-1 Certificates and any distribution date prior to and including the distribution date in February 2012 on which LIBOR exceeds 4.80% per annum, a portion of the interest distributions to the Class 3-A-1
Certificates will be made from payments made under the yield maintenance agreement. See "--The Yield Maintenance Agreement" in this prospectus supplement. There may not be sufficient payments under the yield maintenance agreement to make these interest distributions.

      The interest entitlement described above for each class of interest-bearing certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related loan group or, with respect to the Group C-B, Group D-B, Class D-X and Class A-X Certificates, loan groups, for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such loan group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such loan group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. With respect to the Class 3-A-1 Certificates, the amount that the class of certificates would otherwise be entitled to receive on that distribution date from loan group 3 will be based on a pass-through rate equal to the lesser of (a) the pass-through rate in effect for such class and distribution date and (b) 5.500% per annum. The amount the Class D-X and Class A-X Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account such reduction will be based on the amount of interest accruing on the portion of the Class A-X Notional Amount or Class D-X Notional Amount, respectively, derived from that loan group. The amount a class of Group C-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the Required Coupon for that group, on that class's proportionate share, based on the Class Principal

Balance, of the related Group C-B Component Balance for that distribution date. The amount a class of Group D-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the Required Coupon for that group, on that class's proportionate share, based on the Class Principal Balance, of the related Group D-B Component Balance for that distribution date. The Class 8-A-7 and Class A-P Certificates will not be entitled to receive any distributions of interest.

Determination of LIBOR

      The annual certificate interest rates of the LIBOR Certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (a "LIBOR Determination Date"), except that with respect to the Class 3-A-1 and Class 3-A-2 Certificates, for the initial distribution date, LIBOR will equal 4.00%. Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic  mean of the  quotations.  If on the  related  date  fewer  than  two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trust administrator's calculation of LIBOR and the resulting pass-through rate on any class of LIBOR Certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

The Yield Maintenance Agreement

      The trustee, on behalf of the supplemental interest trust, will enter into a yield maintenance agreement with CSFBi, as cap counterparty, which will be for the benefit of the Class 3-A-1 Certificates.

      For the Class 3-A-1 Certificates and any distribution date prior to and including the distribution date in February 2012, if LIBOR, as defined in the yield maintenance agreement, for the Accrual Period related to such distribution date, exceeds the Cap Strike Rate, the cap counterparty will be obligated to pay to the trust administrator, for deposit into the Yield Maintenance Account, the Yield Maintenance Agreement Payment. For the Class 3-A-1 Certificates and any distribution date, the "Yield Maintenance Agreement Payment" will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR, as defined in the yield maintenance agreement, and the Maximum Cap Rate exceeds
(ii) the Cap Strike Rate, (b) the notional amount set forth for such distribution date in the table in Annex VI and (c) one-twelfth. The "Maximum Cap Rate" for the Class 3-A-1 Certificates is 8.800% per annum. The "Cap Strike Rate" for the Class 3-A-1 Certificates is 4.800% per annum. The cap counterparty is required to make any Yield Maintenance Agreement Payment by the related distribution date.

      Pursuant to the pooling and servicing agreement, the trust administrator will establish a separate account for the Class 3-A-1 Certificates, which will not be commingled (the "Yield Maintenance Account"), for deposit of any Yield Maintenance Agreement Payments that it may receive under the yield maintenance agreement. The Yield Maintenance Account is a part of the supplemental interest trust but will not be an asset of any REMIC.

      With respect to each distribution date prior to and including the distribution date in February 2012, on or before each such distribution date, the trust administrator will deposit in the Yield Maintenance Account any Yield Maintenance Agreement Payment for the related Accrual Period. The Yield Maintenance Agreement Payment received on or before each such distribution date will be distributed to the Class 3-A-1 Certificates in an amount up to the Yield Maintenance Amount for such distribution date.

      For the Class 3-A-1 Certificates and any distribution date prior to and including the distribution date in February 2012 for which LIBOR exceeds the Cap Strike Rate, the "Yield Maintenance Amount" will be an amount equal to the product of (a) the Class Principal Balance of the Class 3-A-1 Certificates immediately prior to such distribution date, (b) the excess of (i) the lesser of
(x) LIBOR (as defined in the yield maintenance agreement) and (y) the Maximum Cap Rate over (ii) the Cap Strike Rate and (c) one-twelfth.

      For the Class 3-A-1 Certificates and any distribution date, to the extent that the Yield Maintenance Agreement Payment is less than the Yield Maintenance Amount for a distribution date, the Class 3-A-1 Certificates will not receive the entire related Yield Maintenance Amount on such distribution date or any future distribution date. For any distribution date, the excess, if any, of the amount of the Yield Maintenance Agreement Payment for such distribution date over the Yield Maintenance Amount for such distribution date will be distributed as provided in the pooling and servicing agreement and will not be distributed to any of the offered certificates. Amounts received on the yield maintenance agreement will not be available to make distributions on any class of certificates other than the Class 3-A-1 Certificates.

      The yield maintenance agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap counterparty are limited to those specifically set forth in the yield maintenance agreement. The Class 3-A-1 Certificates do not represent an obligation of the cap counterparty. The holders of the Class 3-A-1 Certificates are not parties to or beneficiaries under the yield maintenance agreement and will not have any right to proceed directly against the cap counterparty in respect of its obligations under the yield maintenance agreement.

Distributions of Principal

General

      On each distribution date, holders of certificates entitled to principal distributions will be entitled to receive principal distributions from the funds available therefore to the extent and in the priority described in this prospectus supplement. See " --Priority of Distributions" in this prospectus supplement. The Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Certificates will generally receive principal collected from the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 mortgage loans, respectively. The Group C-B Certificates will receive principal collected from the group 5, group 6 and group 8 mortgage loans. The Group D-B Certificates will receive principal collected from the group 1, group 2, group 3, group 4 and group 7 mortgage loans. The Class A-P Certificates will receive principal collected from the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 mortgage loans. The Interest Only Certificates will not be entitled to receive any distributions of principal.

Group 1 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 1

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 1 for that distribution date from the Available Funds of the group 1 mortgage loans. The Class P Principal Distribution Amount for loan group 1 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 1

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 1 for that distribution date, will be distributed, sequentially, as follows:

      (I) first, to the Class AR and Class AR-L Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

      (II) second, to the Class 1-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group 2 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 2

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 2 for that distribution date from the Available Funds of the group 2 mortgage loans. The Class P Principal Distribution Amount for loan group 2 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 2

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 2 for that distribution date, will be distributed to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group 3 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 3

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 3 for that distribution date from the Available Funds of the group 3 mortgage loans. The Class P Principal Distribution Amount for loan group 3 will be paid in the priority set forth above under "--Priority of Distributions."

      Distribution of Class 3-A-5 Accrual Amount

      On each distribution date on or before the Class 3-A-5 Accretion Termination Date, the Class 3-A-5 Accrual Amount will be distributed, as principal, sequentially, as follows:

      (I) first, to the Class 3-A-1 and Class 3-A-3 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex III for such distribution date, sequentially, as follows:

            (A) first, to the Class 3-A-1 Certificates, in an amount necessary to reduce its Class Principal Balance to its TAC balance as shown in Annex IV for such distribution date;

            (A) second, to the Class 3-A-3 Certificates, until its Class Principal Balance is reduced to zero; and

            (B) third, to the Class 3-A-1 Certificates, without regard to its TAC balance, until its Class Principal Balance is reduced to zero; and

      (II) second, to the Class 3-A-5 Certificates, until its Class Principal Balance is reduced to zero.

      Senior Principal Distribution Amount for Loan Group 3

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 3 for that distribution date, will be distributed, sequentially, as follows:

      (I) first, to the Class 3-A-4 Certificates, the Group 3 Priority Amount for that distribution date, until its Class Principal Balance is reduced to zero;

      (II) second, to the Class 3-A-6 Certificates, in an amount necessary to reduce its Class Principal Balance to its PAC balance as shown in Annex II for such distribution date;

      (III) third, to the Class 3-A-1 and Class 3-A-3 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex III for such distribution date, sequentially, as follows:

             (A) first, to the Class 3-A-1 Certificates, in an amount necessary to reduce its Class Principal Balance to its TAC balance as shown in Annex IV for such distribution date;

             (B) second, to the Class 3-A-3 Certificates, until its Class Principal Balance is reduced to zero; and

             (C) third, to the Class 3-A-1 Certificates, without regard to its TAC balance, until its Class Principal Balance is reduced to zero;

      (IV) fourth, to the Class 3-A-5 Certificates, until its Class Principal Balance is reduced to zero;

      (V) fifth, to the Class 3-A-1 and Class 3-A-3 Certificates, without regard to their aggregate TAC balance, sequentially, as follows:

             (A) first, to the Class 3-A-1 Certificates in an amount necessary to reduce its Class Principal Balance to its TAC balance as shown in Annex IV for such distribution date, until its Class Principal Balance is reduced to zero;

             (B) second, to the Class 3-A-3 Certificates, until its Class Principal Balance is reduced to zero; and

             (C) third, to the Class 3-A-1 Certificates without regard to its TAC balance, until its Class Principal Balance is reduced to zero;

      (VI) sixth, to the Class 3-A-6 Certificates, without regard to its PAC balance, until its Class Principal Balance is reduced to zero;

      (VII) seventh, to the Class 3-A-7 Certificates, until its Class Principal Balance is reduced to zero; and

      (VIII) eighth, to the Class 3-A-4 Certificates, until its Class Principal Balance is reduced to zero.

Group 4 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 4

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 4 for that distribution date from the Available Funds of the group 4 mortgage loans. The Class P Principal Distribution Amount for loan group 4 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 4

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 4 for that distribution date, will be distributed to the Class 4-A-1 Certificates, until its Class Principal Balances is reduced to zero.

Group 5 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 5

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 5 for that distribution date from the Available Funds of the group 5 mortgage loans. The Class P Principal Distribution Amount for loan group 5 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 5

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 5 for that distribution date, will be distributed, concurrently, as follows:

      (I) approximately 2.4310714836%, to the Class 5-A-4 Certificates, until its Class Principal Balance is reduced to zero; and

      (II)  approximately 97.5689285164%, sequentially, as follows:

            (A) first, to the Class 5-A-3 Certificates, the Group 5 Priority o Percentage of the Group 5 Senior Principal Distribution Amount for loan group 5 available for distribution pursuant to this clause (II)(A) for that distribution date, until its Class Principal Balance is reduced to zero;

            (B) second, to the Class 5-A-1 Certificates, until its Class Principal Balance is reduced to zero;

            (C) third, to the Class 5-A-2 Certificates, until its Class Principal Balance is reduced to zero; and

            (D) fourth, to the Class 5-A-3 Certificates, until its Class Principal Balance is reduced to zero.

Group 6 Certificate Principal Distributions

         Class P Principal Distribution Amount for Loan Group 6

         On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 6 for that distribution date from the Available Funds of the group 6 mortgage loans. The Class P Principal Distribution Amount for loan group 6 will be paid in the priority set forth above under "--Priority of Distributions."

         Senior Principal Distribution Amount for Loan Group 6

         On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 6 for that distribution date, will be distributed, concurrently, as follows:

      (I) first, to the Class 6-A-5, Class 6-A-6, Class 6-A-7 and Class 6-A-8 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex V for such distribution date, sequentially, as follows:

            (A) first, to the Class 6-A-5 Certificates, until its Class Principal Balance is reduced to zero;

            (B) second, to the Class 6-A-6 and Class 6-A-7 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

            (C) third, to the Class 6-A-8 Certificates, until its Class Principal Balance is reduced to zero;

      (II)  second, concurrently, as follows:

            (A) approximately 27.0830651283%, to the Class 6-A-3 Certificates, until its Class Principal Balance is reduced to zero;

            (B) approximately 18.8681627763%, to the Class 6-A-4 Certificates, until its Class Principal Balance is reduced to zero; and

            (C)   approximately 54.0487720954%, sequentially, as follows:

                  (1) first, to the Class 6-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class 6-A-2 Certificates, until its Class Principal Balance is reduced to zero; and

      (III) third, to the Class 6-A-5,  Class 6-A-6, Class 6-A-7 and Class 6-A-8
            Certificates,   without  regard  to  their  aggregate  PAC  balance,
            sequentially, as follows:

            (A) first, to the Class 6-A-5 Certificates, until its Class Principal Balance is reduced to zero;

            (B) second, to the Class 6-A-6 and Class 6-A-7 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

            (C) third, to the Class 6-A-8 Certificates, until its Class Principal Balance is reduced to zero.

Group 7 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 7

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 7 for that distribution date from the Available Funds of the group 7 mortgage loans. The Class P Principal Distribution Amount for loan group 7 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 7

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 7 for that distribution date, will be distributed to the Class 7-A-1 and Class 7-A-2 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group 8 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 8

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group 8 for that distribution date from the Available Funds of the group 8 mortgage loans. The Class P Principal Distribution Amount for loan group 8 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 8

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group 8 for that distribution date, will be distributed, sequentially, as follows:

      (I) first, to the Class 8-A-8 and Class 8-A-10 Certificates, pro rata based on Class Principal Balances, the Group 8 Priority Amount for that distribution date, until their respective Class Principal Balances are reduced to zero;

      (II) second, to the Class 8-A-1 and Class 8-A-9 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

      (III) third, concurrently, as follows:

            (A) approximately 8.3333361644.% to the Class 8-A-7 Certificates, until its Class Principal Balance is reduced to zero;

            (B)   approximately 91.6666638356%, concurrently, as follows:

                  (1) first, to the Class 8-A-2 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class 8-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, to the Class 8-A-4 Certificates, until its Class Principal Balance is reduced to zero; and

                  (4) fourth, to the Class 8-A-5 Certificates, until its Class Principal Balance is reduced to zero; and

      (IV) fourth, to the Class 8-A-8 and Class 8-A-10, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group C-B Principal Distribution Amount

      On each distribution date, an amount, up to the amount of the Group C-B Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group C-B Certificates, in accordance with the priorities set forth above in "--Priority of Distributions" and to the extent of amounts available therefore. On each distribution date, each class of Group C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group C-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Group C-B Principal Distribution Amount. Distributions of principal of the Group C-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class C-B-1 Certificates, until each class of Group C-B Certificates has received its respective pro rata share of the Group C-B Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Group C-B Certificates is as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6. See "--Priority of Distributions" in this prospectus supplement.

Group D-B Principal Distribution Amount

      On each distribution date, an amount, up to the amount of the Group D-B Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group D-B Certificates, in accordance with the priorities set forth above in "--Priority of Distributions" and to the extent of amounts available therefore. On each distribution date, each class of Group D-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group D-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Group D-B Principal Distribution Amount. Distributions of principal of the Group D-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class D-B-1 Certificates, until each class of Group D-B Certificates has received its respective pro rata share of the Group D-B Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Group D-B Certificates is as follows: Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class D-B-7, Class D-B-8 and Class D-B-9. See "--Priority of Distributions" in this prospectus supplement.

Distributions in Reduction of the Special Retail Certificates

General

      As to distributions of principal to the Class 6-A-3 Certificates (referred to in this prospectus supplement as the "Special Retail Certificates"), Special Retail Deceased Holders (as defined below) will be entitled to first priority, and beneficial owners other than Special Retail Deceased Holders ("Special Retail Living Holders") will be entitled to a second priority. Beneficial owners of Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each distribution date on which distributions of principal are made with respect to the Special Retail Certificates. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitations that they be made (a) only in lots equal to $1,000 of the initial principal balance (each, an "Individual Special Retail Certificate") and (b) only to the extent that the portion of the principal distributed in respect of the Certificates allocated to the Special Retail Certificates on the applicable distribution date (plus any amounts available from the Special Retail Rounding Account (as defined below)) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions of principal on the Special Retail Certificates on any distribution date exceed the aggregate requests by Special Retail Deceased Holders and Special Retail Living Holders for principal distributions applicable to such distribution date, such excess amounts will be distributed to the beneficial owners of the Special Retail Certificates by random lot, as described below under "--Mandatory Distributions of Principal on the Special Retail Certificates."

      On each distribution date on which amounts are available for distributions of principal on the class of Special Retail Certificates, the aggregate amount allocable to such distributions will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this section. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Special Retail Certificates are made by withdrawing, from a non interest bearing account (such account a "Special Retail Rounding Account") for the Special Retail Certificates to be established on the closing date with a $999.99 deposit by Credit Suisse First Boston LLC, as underwriter, the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Special Retail Certificates are to be made, the aggregate amount allocable to the Special Retail Certificates will be applied first to repay any funds withdrawn from the Special Retail Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Special Retail Rounding Account and distributed as principal on the Special Retail Certificates. This process will continue on succeeding distribution dates until the outstanding principal balance of the Special Retail Certificates is reduced to zero. Thus, the aggregate distribution made in reduction of the principal balance of the Special Retail Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such distribution date. Under no circumstances will the sum of all distributions of principal on the Special Retail Certificates through any distribution date be less than the sum that would have resulted in the absence of such rounding procedures.

      There is no assurance that a beneficial owner of the Special Retail Certificates who has submitted a request for a distribution will receive that distribution at any particular time after that distribution is requested, since there can be no assurance that funds will be available for making requested distributions on any particular distribution date, or, even if funds are available for making such distributions, that requested distributions with respect to the Special Retail Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any distribution date on which the funds available for distribution of principal on the Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of the Special Retail Certificates, any particular beneficial owner will receive a principal distribution from such excess funds. Thus, the timing of distributions of principal with respect to the Special Retail Certificates is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of the Special Retail Certificates.

Priority of Requested Distributions

      Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of the Special Retail Certificates have the right to request that distributions of principal on the Special Retail Certificates be made. On each distribution date on which distributions of principal on the Special Retail Certificates are made, such distributions will be made in the following order of priority: (a) any request by a related Special Retail Deceased Holder, in an amount up to but not exceeding an aggregate principal amount of $100,000 per request, and (b) any request by a related Special Retail Living Holder, in an amount up to but not exceeding an aggregate principal amount of $10,000 per request. Thereafter, distributions will be made as provided in clause (a) and (b) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Special Retail Certificates until all such requests have been honored.

Procedure for Requested Distributions

      A beneficial owner may request that distributions of principal on the Special Retail Certificates be made on a distribution date by delivering a written request therefor to the participant or indirect participant that maintains that beneficial owner's account in the Special Retail Certificates so that the request for such distribution is received by the trust administrator on or before the Record Date for such distribution date. In the case of a request on behalf of a related Special Retail Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the trust administrator under separate cover. Furthermore, distribution requests of related Special Retail Deceased Holders that are incomplete may not be honored by the trust administrator and, if not honored, will lose their priority and must be rerequested. The participant should in turn make the request of the depository (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of the depository) on a form required by the depository and provided to the participant.

      Upon receipt of such request, the depository will date and time stamp such request and forward such request to the trust administrator. The depository may establish procedures that it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the depositor nor the trust administrator will be liable for any delay by the depository, any participant or any indirect participant in the delivery of requests for distributions to the trust administrator. Requests for distributions in reduction of principal balance forwarded to the trust administrator from the depository after the Record Date for such distribution date and requests for distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on the Special Retail Certificates submitted by a beneficial owner will be held by the trust administrator until such request has been accepted or has been withdrawn in writing. Each Individual Special Retail Certificate covered by such request will continue to bear interest at the related pass-through rate through the Record Date for such distribution date.

      With respect to the Special Retail Certificates as to which beneficial owners have requested distributions on a particular distribution date on which distributions of principal on the Special Retail Certificates are being made, the trust administrator will notify the depository and its participants prior to such distribution date whether, and the extent to which, the Special Retail Certificates have been accepted for distributions. Participants and indirect participants holding the Special Retail Certificates are required to forward such notices to the beneficial owners of the Certificates. Individual Special Retail Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Record Date for such distribution date.

      Any beneficial owner of the Special Retail Certificates that has requested a distribution may withdraw such request by so notifying in writing the participant or indirect participant that maintains such beneficial owner's account. The participant should forward the withdrawal, on a form required by the depository, to the trust administrator. In the event that such account is maintained by an indirect participant, such indirect participant must notify the related participant, which in turn must forward the withdrawal of such request on such form to the trust administrator. If such notice of withdrawal of a request for distribution has not been received by the trust administrator on or before the Record Date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the Special Retail Certificates on the applicable distribution date.

      For purposes of the foregoing discussion, an indirect participant is a broker, dealer, bank, financial institution or other person that clears securities transactions through or maintains a custodial relationship with a participant either directly or indirectly and a participant is a broker, dealer, bank, financial institution or other person that is a participating organization of the depository.

Mandatory Distributions of Principal on the Special Retail Certificates

      To the extent, if any, that distributions of principal on the Special Retail Certificates on a distribution date exceed the outstanding principal balance of the Individual Special Retail Certificates with respect to which distribution requests have been received by the applicable date, additional Individual Special Retail Certificates of the Special Retail Certificates will be selected to receive principal distributions in accordance with the then applicable established random lot procedures of the depository, and the then applicable established procedures of the participants and indirect participants, which may or may not be by random lot. Investors may ask such participants or indirect participants which allocation procedures they use. Participants and indirect participants holding the Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

Payments to Requesting Beneficial Owners

      On any distribution date on which principal distributions are made on the Special Retail Certificates, priority of payment will be given to beneficial owners of the Special Retail Certificates for whom principal payment requests are in effect. The depository will honor requests in the following order of priority:

      First, the depository will honor requests submitted on behalf of related Special Retail Deceased Holders in the order of their receipt by the depository, until such requests have been honored in an amount up to $100,000 for such requesting related Special Retail Deceased Holder; and

      Second, the depository will honor requests submitted on behalf of related Special Retail Living Holders in the order of priority established by the depository, until such requests have been honored in an amount up to $10,000 for each requesting related Special Retail Living Holder.

      Thereafter, the depository will honor requests submitted on behalf of each related Special Retail Deceased Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each related Special Retail Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests related to the Special Retail Certificates have been honored to the extent of amounts available in reduction of the Special Retail Certificates.

      If the amount of principal available for payment on the Special Retail Certificates on a given distribution date is insufficient to honor all requests, such requests will be honored on succeeding distribution dates as principal becomes available. In the case of requests on behalf of the related Special Retail Living Holders, the depository will establish a new order of priority for each distribution date. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A principal payment request related to the Special Retail Certificates submitted on behalf of a related Special Retail Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a related Special Retail Deceased Holder. Such priority will be effective for each subsequent distribution date if the depository has received a certified copy of the death certificate for such related Special Retail Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

Payments to Non Requesting Beneficial Owners

      If the amount of principal available for payments on the class of Special Retail Certificates on a given distribution date exceeds the amount needed to honor all principal payment requests of holders of related Individual Special Retail Certificates, the depository will determine which Special Retail Certificates of that class will be paid, using its established random lot procedures. Each participant receiving such payments, and each indirect participant in the chain to the beneficial owners, will remit payments to their customers according to their own procedures, which may or may not be by random lot. A participant or indirect participant could decide to allot principal payments related to such class of Special Retail Certificates to certain customers (which could include such participant or indirect participant) without allotting payments to others. Investors should ask their brokers or other intermediaries what allocation procedures they use.

Definition of "Special Retail Deceased Holder"

      A "Special Retail Deceased Holder" is a beneficial owner of the Special Retail Certificates who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the trust administrator a certified copy of the death certificate for such Special Retail Deceased Holder and any additional evidence of death satisfactory to the trust administrator and any tax waivers requested by the trust administrator. The Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Special Retail Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations stated above. The Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of related Individual Special Retail Certificates greater than the number of related Individual Special Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Special Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in the Special Retail Certificates will be deemed to be the death of the beneficial owner of such Special Retail Certificates regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the trust administrator; expenses incurred by the trust administrator in an effort to determine the beneficial ownership interest, including without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of the Special Retail Certificates and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the certificate balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of the class of Special Retail Certificates by a related Special Retail Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of the related Special Retail Deceased Holder.

Allocation of Losses on the Group 5, Group 6 and Group 8 Mortgage Loans; Subordination of Group C-B Certificates

      On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in loan group 5, loan group 6 and loan group 8 will be allocated to the Class A-P Certificates, until its Class Principal Balance is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from related PO Recoveries or amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates, Class A-P
Deferred Amounts will be paid on the Class A-P Certificates prior to distributions on the Group C-B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group C-B Certificates then outstanding with the highest alphanumerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts to the extent such payments come from amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates. After the related Credit Support Depletion Date, no new Class A-P Deferred Amounts will be created or paid to the Class A-P Certificates from amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates.

      Credit enhancement for the Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates includes the subordination of the Group C-B Certificates and the priority of application of Realized Losses. The Group C-B Certificates will be subordinate in right of payment to and provide credit support to Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates to the extent described in this prospectus supplement. The support provided by the Group C-B Certificates is intended to enhance the likelihood of regular receipt of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates protection against certain losses.

      As of the closing date, the aggregate Class Principal Balance of the Group C-B Certificates will equal approximately 3.00% of the aggregate Cut-off Date Principal Balance of the group 5, group 6 and group 8 mortgage loans. As of the closing date, the Class Principal Balance of each class of Group C-B Certificates will equal approximately the percentage listed below of the aggregate Cut-off Date Principal Balance of the group 5, group 6 and group 8 mortgage loans.

                   Class C-B-1 ...................   1.45%
                   Class C-B-2 ...................   0.65%
                   Class C-B-3 ...................   0.35%
                   Class C-B-4 ...................   0.20%
                   Class C-B-5 ...................   0.20%
                   Class C-B-6 ...................   0.15%

      Any Realized Loss with respect to a group 5, group 6 or group 8 mortgage loan, other than the applicable Class P Fraction of the Realized Loss on a Class P Mortgage Loan in loan group 5, loan group 6 or loan group 8 and Excess Losses, will be allocated among the Group 5, Group 6, Group 8 and Group C-B Certificates as follows:

      (a) first, to the Class C-B-6 Certificates, until its Class Principal Balance is reduced to zero;

      (b) second, to the Class C-B-5 Certificates, until its Class Principal Balance is reduced to zero;

      (c) third, to the Class C-B-4 Certificates, until its Class Principal Balance is reduced to zero;

      (d) fourth, to the Class C-B-3 Certificates, until its Class Principal Balance is reduced to zero;

      (e) fifth, to the Class C-B-2 Certificates, until its Class Principal Balance is reduced to zero;

      (f) sixth, to the Class C-B-1 Certificates, until its Class Principal Balance is reduced to zero; and

      (g) seventh, to the senior certificates, other than the Class A-P and the Interest Only Certificates, of the related loan group, pro rata, according to, and in reduction of, their respective Class Principal Balances; provided, however that (A) Realized Losses which would otherwise be allocated to the Class 5-A-1 Certificates, will instead be allocated to the Class 5-A-4 Certificates, until the Class Principal Balance of the Class 5-A-4 Certificates is reduced to zero, (B) Realized Losses which would otherwise be allocated to the Class 6-A-6 Certificates, will instead be allocated to the Class

            6-A-7 Certificates, until the Class Principal Balance of the Class 6-A-7 Certificates is reduced to zero and (C) Realized Losses which would otherwise be allocated to the Class 8-A-9 and Class 8-A-10 Certificates, up to an amount equal to 71.96% and 28.04%, respectively, of the Class Principal Balance of the Class 8-A-8 Certificates for such distribution date, and up to a maximum of $2,323,560 and $905,610, respectively, will instead be allocated to the Class 8-A-8 Certificates, until the Class Principal Balance of the Class 8-A-8 Certificates is reduced to zero

      Investors in the Class 5-A-4 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 5-A-1 Certificates, will instead be allocated to the Class 5-A-4 Certificates, until the Class Principal Balance of the Class 5-A-4 Certificates is reduced to zero. Investors in the Class 6-A-7 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 6-A-6 Certificates, will instead be allocated to the Class 6-A-7 Certificates, until the Class Principal Balance of the Class 6-A-7 Certificates is reduced to zero. Investors in the Class 8-A-8 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 8-A-9 and Class 8-A-10 Certificates, up to an amount equal to 71.96% and 28.04%, respectively, of the Class Principal Balance of the Class 8-A-8 Certificates for such distribution date, and up to a maximum of $2,323,560 and $905,610, respectively, will instead be allocated to the Class 8-A-8 Certificates, until the Class Principal Balance of the Class 8-A-8 Certificates is reduced to zero.

      On each distribution date, Excess Losses with respect to a group 5, group 6 or group 8 mortgage loan, other than the applicable Class P Fraction of the Excess Loss on a Class P Mortgage Loan in loan group 5, loan group 6 or loan group 8, will be allocated pro rata among the classes of Group 5, Group 6 and Group 8 Certificates, other than the Class A-P and the Interest Only Certificates, and the Group C-B Certificates, based on their respective Class Principal Balances.

      On each distribution date, if the sum of (a) the aggregate Class Principal Balance of all classes of Group 5, Group 6, Group 8 and Group C-B Certificates and (b) the applicable Class P Fraction of each Class P Mortgage Loan in loan group 5, loan group 6 and loan group 8 exceeds the aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group C-B Certificates then outstanding.

      Investors in the Group 5, Group 6, Group 8, Class A-X and Class A-P Certificates should be aware that because the Group C-B Certificates represent interests in loan group 5, loan group 6 and loan group 8, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in these loan groups may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the mortgage loans in one loan group will increase the likelihood that losses may be allocated to the senior certificates related to the other loan groups.

      The Group C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $3,686,923 (with respect to the Group 5, Group 6 and Group 8 Certificates, the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (with respect to the Group 5, Group 6 and Group 8 Certificates, the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $3,686,923 (with respect to the Group 5, Group 6 and Group 8 Certificates, the "Fraud Loss Coverage Amount").

      The Fraud Loss Coverage Amount for the Group 5, Group 6 and Group 8 Certificates will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group C-B Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount for the Group 5, Group 6 and Group 8 Certificates will be reduced to an amount equal to (i) on the first and second anniversaries of the cut-off date, the lesser of (A) 1.0% of the current aggregate principal balance of the group 5, group 6 and group 8 mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group 5, Group 6 and Group 8 Certificates as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, the cut-off date) over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates since such preceding anniversary (or, in the case of the first anniversary date, the cut-off date) and (ii) on the third and fourth anniversaries of the cut-off date, the lesser of (A) 0.5% of the current aggregate principal balance of the group 5, group 6 and group 8 mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group 5, Group 6 and Group 8 Certificates as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

      The Bankruptcy Loss Coverage Amount for the Group 5, Group 6 and Group 8 Certificates will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

      The Special Hazard Loss Coverage Amount for the Group 5, Group 6 and Group 8 Certificates will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

      (i)   the greatest of:

            o 1% of the aggregate of the principal balances of the group 5, group 6 and group 8 mortgage loans,

            o twice the principal balance of the largest group 5, group 6 or group 8 mortgage loan, and

            o the aggregate principal balance of the group 5, group 6 and group 8 mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, and

      (ii) the Special Hazard Coverage Amount for the Group 5, Group 6 and Group 8 Certificates as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group C-B Certificates since the closing date.

      The amount of coverage provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Investors in the Group 5, Group 6, Group 8 and Class A-P Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group 5, loan group 6 and loan group 8. In the event mortgage loans in one or more of those loan groups suffers a high level of losses, the available coverage for the senior certificates related to the other loan groups will be reduced and may cause the senior certificates related to the other loan groups to suffer losses in the event those mortgage loans suffer losses after the available coverage has been exhausted.

Allocation of Losses on the Group 1, Group 2, Group 3, Group 4 and Group 7 Mortgage Loans; Subordination of Group D-B Certificates

      On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in loan group 1, loan group 2, loan group 3, loan group 4 or loan group 7 will be allocated to the Class A-P Certificates, until its Class Principal Balance is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from related PO Recoveries or amounts that would otherwise be allocable to the Group D-B Principal Distribution Amount for the Group D-B Certificates, Class A-P Deferred Amounts will be paid on the Class A-P Certificates, prior to distributions on the Group D-B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group D-B Certificates then outstanding with the highest alphanumerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts to the extent such payments come from amounts that would otherwise be allocable to the Group D-B Principal Distribution Amount for the Group D-B Certificates. After the related Credit Support Depletion Date, no new Class A-P Deferred Amounts will be created or paid to the Class A-P Certificates from amounts that would otherwise be allocable to the Group D-B Principal Distribution Amount for the Group D-B Certificates.

      Credit enhancement for the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates includes the subordination of the Group D-B Certificates and the priority of application of Realized Losses. The Group D-B Certificates will be subordinate in right of payment to and provide credit support to the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates to the extent described in this prospectus supplement. The support provided by the Group D-B Certificates is intended to enhance the likelihood of regular receipt of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates protection against certain losses.

      As of the closing date, the aggregate Class Principal Balance of the Group D-B Certificates will equal approximately 7.50% of the aggregate Cut-off Date Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans. As of the closing date, the Class Principal Balance of each class of Group D-B Certificates will equal approximately the percentage listed below of the aggregate Cut-off Date Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans.

                   Class D-B-1 ...................   3.10%
                   Class D-B-2 ...................   1.40%
                   Class D-B-3 ...................   0.80%
                   Class D-B-4 ...................   0.30%
                   Class D-B-5 ...................   0.25%
                   Class D-B-6 ...................   0.35%
                   Class D-B-7 ...................   0.35%
                   Class D-B-8 ...................   0.65%
                   Class D-B-9 ...................   0.30%

      Any Realized Loss with respect to a group 1, group 2, group 3, group 4 or group 7 mortgage loan, other than the applicable Class P Fraction of the Realized Loss on a Class P Mortgage Loan in loan group 1, loan group 2, loan group 3, loan group 4 or loan group 7 and Excess Losses, will be allocated among the Group 1, Group 2, Group 3, Group 4, Group 7 and Group D-B Certificates as follows:

      (a) first, to the Class D-B-9 Certificates, until their Class Principal Balance is reduced to zero;

      (b) second, to the Class D-B-8 Certificates, until their Class Principal Balance is reduced to zero;

      (c) third, to the Class D-B-7 Certificates, until their Class Principal Balance is reduced to zero;

      (d) fourth, to the Class D-B-6 Certificates, until their Class Principal Balance is reduced to zero;

      (e) fifth, to the Class D-B-5 Certificates, until their Class Principal Balance is reduced to zero;

      (f) sixth, to the Class D-B-4 Certificates, until their Class Principal Balance is reduced to zero;

      (g)   seventh,  to  the  Class  D-B-3  Certificates,   until  their  Class
            Principal Balance is reduced to zero;

      (h) eighth, to the Class D-B-2 Certificates, until their Class Principal Balance is reduced to zero;

      (i) ninth, to the Class D-B-1 Certificates, until their Class Principal Balance is reduced to zero;

      (j) tenth, to the senior certificates, other than the Class P and the Interest Only Certificates, of the related loan group, pro rata, according to, and in reduction of, their respective Class Principal Balances; provided, however that (A) Realized Losses which would otherwise be allocated to the Class 3-A-6 Certificates, will instead be allocated to the Class 3-A-4 Certificates, until the Class Principal Balance of the Class 3-A-4 Certificates is reduced to zero and (B) Realized Losses which would otherwise be allocated to the Class 7-A-1 Certificates, will instead be allocated to the Class 7-A-2 Certificates, until the Class Principal Balance of the Class 7-A-2 Certificates is reduced to zero.

      Investors in the Class 3-A-4 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 3-A-6 Certificates, will instead be allocated to the Class 3-A-4 Certificates, until the Class Principal Balance of the Class 3-A-4 Certificates is reduced to zero. Investors in the Class 7-A-2 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class 7-A-1 Certificates, will instead be allocated to the Class 7-A-2 Certificates, until the Class Principal Balance of the Class 7-A-2 Certificates is reduced to zero.

      On each distribution date, Excess Losses with respect to a group 1, group 2, group 3, group 4 or group 7 mortgage loan, other than the applicable Class P Fraction of the Excess Loss on a Class P Mortgage Loan in loan group 1, loan group 2, loan group 3, loan group 4 or loan group 7, will be allocated pro rata among the classes of Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates, other than the Class A-P and the Interest Only Certificates, and the Group D-B Certificates, based on their respective Class Principal Balances.

      On each distribution date, if the sum of (a) the aggregate Class Principal Balance of all classes of Group 1, Group 2, Group 3, Group 4, Group 7 and Group D-B Certificates and (b) the applicable Class P Fraction of each Class P Mortgage Loan in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 exceeds the aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group D-B Certificates then outstanding.

      Investors in the Group 1, Group 2, Group 3, Group 4, Group 7, Class D-X and Class A-P Certificates should be aware that because the Group D-B Certificates represent interests in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, the Class Principal Balances of the Group D-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in these loan groups may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group D-B Certificates of Realized Losses on the mortgage loans in one loan group will increase the likelihood that losses may be allocated to the senior certificates related to the other loan groups.

      The Group D-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $3,188,319 (with respect to the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates, the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (with respect to the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates, the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $9,564,956 (with respect to the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates, the "Fraud Loss Coverage Amount").

      The Fraud Loss Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group D-B Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates will be reduced to an amount equal to (i) on the first anniversary of the cut-off date, the lesser of (A) 2.0% of the current aggregate principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates as of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group D-B Certificates since the cut-off date and (ii) on the second, third and fourth anniversaries of the cut-off date, the lesser of (A) 1.0% of the current aggregate principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group D-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

      The Bankruptcy Loss Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group D-B Certificates.

      The Special Hazard Loss Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

      (i)   the greatest of:

            o 1% of the aggregate of the principal balances of the group 1, group 2, group 3, group 4 and group 7 mortgage loans,

            o twice the principal balance of the largest group 1, group 2, group 3, group 4 or group 7 mortgage loan,

            o the aggregate principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, and

      (ii) the Special Hazard Coverage Amount for the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group D-B Certificates since the closing date.

      The amount of coverage provided by the Group D-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group D-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Investors in the Group 1, Group 2, Group 3, Group 4, Group 7 and Class A-P Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7. In the event mortgage loans in one of these loan groups suffers a high level of losses, the available coverage for the senior certificates related to the other loan groups will be reduced and may cause the senior certificates related to the other loan groups to suffer losses in the event those mortgage loans suffer losses after the available coverage has been exhausted.

Cross-Collateralization--Group 5, Group 6 and Group 8

Cross-Collateralization due to rapid prepayments

      With respect to the Group 5, Group 6 and Group 8 Certificates, on each distribution date prior to the related Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of any of the Group 5, Group 6 or Group 8 Certificates (other than the Class A-P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group or groups that have been paid in full, will be allocated to the other group or groups, pro rata based on the aggregate Class Principal Balance of the outstanding senior certificates (other than the

Class A-P Certificates) of such groups. Such allocated amounts will be paid as principal to the senior certificates (other than the Class A-P Certificates) of the other groups in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Group C-B Percentage for that distribution date is greater than or equal to 200% of the Group C-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more
(including all REO and loans in foreclosure) over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%. If principal from one or more groups is distributed to the senior certificates of the other groups according to this paragraph, the Group C-B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

      If on any distribution date the Class Principal Balance any of the Group 5, Group 6 or Group 8 Certificates, other than the Class A-P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) (each such loan group, an "Undercollateralized Group"), then the following will occur:

o The Available Funds in the other groups that are not Undercollateralized Groups (the "Overcollateralized Groups") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Groups, in an amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the Required Coupon applicable to that Undercollateralized Group and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Groups, after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the senior certificates (other than the Class A-P Certificates) of each Undercollateralized Group, as principal, in the same priority as such certificates would receive other distributions of principal, until the Class Principal Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan in such loan group).

Consequently, the Group C-B Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group. In the event more than one group is an Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Overcollateralized Group or Groups will be made pro rata based on the amounts of payments required to be made to the Undercollateralized Groups.

      All or a portion of the distributions to the Group 5, Group 6 and Group 8 Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      In the event that the weighted average of the Required Coupon related to the Undercollateralized Group or Groups is greater than the weighted average of the Required Coupon related to the Overcollateralized Group or Groups, the
payment   of   interest   to   the   senior   certificates    related   to   the
Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Group C-B Certificates. In addition, after the aggregate principal balance of the Group C-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to such senior certificates related to the Overcollateralized Group or Groups.

Cross-Collateralization--Group 1, Group 2, Group 3, Group 4 and Group 7

Cross-Collateralization due to rapid prepayments

      With respect to the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates, on each distribution date prior to the related Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of any of the Group 1, Group 2, Group 3, Group 4 or Group 7 Certificates (other than the Class A-P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group or groups that have been paid in full, will be allocated to the other group or groups, pro rata based on the aggregate Class Principal Balance of the outstanding senior certificates (other than the Class A-P Certificates) of such groups. Such allocated amounts will be paid as principal to the senior certificates (other than the Class A-P Certificates) of the other groups in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Group D-B Percentage for that distribution date is greater than or equal to 200% of the Group D-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more
(including all REO and loans in foreclosure) over the last six months, as a percentage of the related Group D-B Component Balance, is less than 50%. If principal from one or more groups is distributed to the senior certificates of the other groups according to this paragraph, the Group D-B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

      If on any distribution date the Class Principal Balance any of the Group 1, Group 2, Group 3, Group 4 or Group 7 Certificates, other than the Class A-P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) (each such loan group, an "Undercollateralized Group"), then the following will occur:

o The Available Funds in the other groups that are not Undercollateralized Groups (the "Overcollateralized Groups") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Groups, in an amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the Required Coupon applicable to that Undercollateralized Group and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Groups, after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the senior certificates (other than the Class A-P Certificates) of each Undercollateralized Group, as principal, in the same priority as such certificates would receive other distributions of principal, until the Class Principal Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan in such loan group).

Consequently, the Group D-B Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group. In the event more than one group is an Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Overcollateralized Group or Groups will be made pro rata based on the amounts of payments required to be made to the Undercollateralized Groups.

      All or a portion of the distributions to the Group 1, Group 2, Group 3, Group 4 and Group 7 Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      In the event that the weighted average of the Required Coupon related to the Undercollateralized Group or Groups is greater than the weighted average of the Required Coupon related to the Overcollateralized Group or

Groups, the payment of interest to the senior certificates related to the Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Group D-B Certificates. In addition, after the aggregate principal balance of the Group D-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to such senior certificates related to the Overcollateralized Group or Groups.

Mandatory Auction of the Auction Certificates

      During the five business days prior to the Auction Distribution Date, the auction administrator will auction the Auction Certificates to third-party investors.

      On the Auction Distribution Date, each class of Auction Certificates still outstanding will be transferred to third-party investors. If the certificates are held in book-entry form, the auction administrator will direct DTC to transfer the Auction Certificates from the holders to the applicable third-party investors. If the certificates are no longer held in book-entry form, the holders of each class of Auction Certificates will be required to deliver their certificates to the Trustee for registration of transfer to third-party investors, or, if not so delivered, the Trustee will deem those certificates cancelled and will issue new certificates to the third-party investors. The auction administrator will distribute to the holders of each class of Auction Certificates the sum of (x) the distributions of principal and interest otherwise due on the Auction Distribution Date and (y) the Par Price for such certificates  (to the  extent  that  amount  is  received  from the  third-party investors who purchased that class of certificates at auction and, if applicable, from the swap counterparty pursuant to the Swap Agreement (as defined below)). The Par Price due to the holders of any cancelled, but not surrendered, Auction Certificates no longer held in book-entry form will be paid only upon surrender of those certificates, without any accrued interest on the Par Price from the Auction Distribution Date.

      On or before the Closing Date, the auction administrator, on behalf of a trust separate from the trust fund, will enter into a swap contract (the "Swap Agreement") with the swap counterparty. Pursuant to the Swap Agreement, the swap counterparty will be obligated to pay to the auction administrator the excess, if any, of the Par Price over the Auction Price for each class of Auction Certificates, and the auction administrator will be obligated to pay to the swap counterparty or its designee the excess, if any, of the Auction Price over the Par Price for each class of Auction Certificates. A separate auction will be held for each class of Auction Certificates and, therefore, the Auction Price and the Par Price will be calculated separately for each class. If all or a portion of the Auction Certificates are not sold in the auction, the Auction Price for such certificates will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold certificates, after application of all principal distributions and realized losses on the Auction Distribution Date.

      The swap counterparty has the right to transfer its rights and obligations under the Swap Agreement, provided that the transferee (or the guarantor of the transferee's obligations) has a credit rating that meets the requirements specified in the Swap Agreement. If the swap counterparty defaults on its obligations under the Swap Agreement, holders of Auction Certificates may receive an amount less than the Par Price on the Auction Distribution Date. In addition, if the swap counterparty defaults and not all of a class of Auction Certificates is purchased by third-party investors in the auction, then that class (or the part of that class not purchased by the third party investors in the auction) will not be transferred, in which case holders of that class will not receive proceeds from the auction and will retain their certificates (or the part of their certificates not purchased by third party investors in the auction).

                         POOLING AND SERVICING AGREEMENT

Optional Termination; Auction Sale

      On any applicable distribution date on or after which the aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the Terminating Entity, as provided in the pooling and servicing agreement, will have the option to purchase the group 5, group 6 and group 8 mortgage loans, all real property acquired in respect of all of the mortgage loans in such loan groups remaining in the trust, and any related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the group 5, group 6 and group 8 mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group 5, group 6 and group 8 mortgage loans and (iii) any unreimbursed advances, fees and servicing fees and other amounts payable to the master servicer, the servicers (other than any servicer, to the extent such servicer is the Terminating Entity), the trust administrator and the trustee related to the group 5, group 6 and group 8 mortgage loans (with respect to the group 5, group 6 and group 8 mortgage loans, the "Par Value"), and (b) the fair market value of all property of the trust related to the group 5, group 6 and group 8 mortgage loans.

      On any applicable distribution date on or after which the aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the Terminating Entity, as provided in the pooling and servicing agreement, will have the option to purchase the group 1, group 2, group 3, group 4 and group 7 mortgage loans, all real property acquired in respect of all of the mortgage loans in such loan groups remaining in the trust, and any related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date,
(ii) the fair market value of all other property of the trust related to the group 1, group 2, group 3, group 4 and group 7 mortgage loans and (iii) any unreimbursed advances, fees and servicing fees and other amounts payable to the master servicer, the servicers (other than any servicer, to the extent such servicer is the Terminating Entity), the trust administrator and the trustee related to the group 1, group 2, group 3, group 4 and group 7 mortgage loans (with respect to the group 1, group 2, group 3, group 4 and group 7 mortgage loans, the "Par Value"), and (b) the fair market value of all property of the trust related to the group 1, group 2, group 3, group 4 and group 7 mortgage loans.

      The "Terminating Entity" will be:

      (i) DLJ Mortgage Capital, if it is the owner of the servicing rights with respect to any mortgage loan on such optional termination date; or

      (ii) if that is not the case, the special servicer or another servicer, determined pursuant to the provisions of the pooling and servicing agreement.

      If either of such options is exercised, and the amount specified in clause
(b) of the second or third immediately preceding paragraph, as applicable, exceeds the amount specified in clause (a) of the second, third or fourth immediately preceding paragraph, as applicable, the Class AR-L Certificates will be entitled to receive the amount of that excess. There can be no assurance that any of such options will be exercised, or that if any of such options is exercised, that there will be any excess amount available for distribution to the Class AR-L Certificates.

      If the option to purchase the group 5, group 6 and group 8 mortgage loans and the other assets in the trust related to loan group 5, loan group 6 and loan group 8 as described above is not exercised and the aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group 5, group 6 and group 8 mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the group 5, group 6 and group 8 mortgage loans and the other assets in the trust related to loan group 5, loan group 6 and loan group 8.

      If the option to purchase the group 1, group 2, group 3, group 4 and group 7 mortgage loans and the other assets in the trust related to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7 as described above is not exercised and the aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group 1, group 2, group 3, group 4 and group 7 mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the group 1, group 2, group 3, group 4 and group 7 mortgage loans and the other assets in the trust related to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7.

      With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool. The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the related Par Value plus certain expenses set forth in the pooling and servicing agreement. If less than three bids are received or the highest bid received is less than the related Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans.

      If an auction is successfully completed with respect to any of (a) the group 5, group 6 and group 8 mortgage loans or (b) the group 1, group 2, group 3, group 4 and group 7 mortgage loans, and the highest bid is in excess of the related Par Value, the Class AR-L Certificates will be entitled to receive the amount of that excess. There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class AR-L Certificates.

      If the purchase option is exercised or if a successful auction occurs with respect to the group 5, group 6 and group 8 mortgage loans it will effect an early retirement of the related certificates and the Class A-X Certificates and a partial prepayment of the Class A-P Certificates. If the purchase option is exercised or if a successful auction occurs with respect to the group 1, group 2, group 3, group 4 and group 7 mortgage loans it will effect an early retirement of the related certificates and the Class D-X Certificates and a partial prepayment of the Class A-P Certificates. Distributions on the certificates relating to any optional termination or successful auction will be treated as a prepayment of the related mortgage loans and paid in accordance with the priorities and amounts set forth above under "Description of the Certificates." The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

      The trustee, U.S. Bank, has its corporate trust offices at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance, CSFB 2005-11. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The Trust Administrator

      The corporate trust office of the trust administrator for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Attention: CSFB 2005-11, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent. The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trust administrator. Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

      The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

      The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

      The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

      The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator's website, which is presently located at http://www.ctslink.com. Assistance in using the website can be obtained by calling the trust administrator's customer service desk at (301) 815-6600. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600. The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

Voting Rights

      At all times 95% of all voting rights will be allocated among the holders of each class of certificates, other than the Class 3-A-2, Class 8-A-6, Class A-X, Class D-X, Class 5-X, Class AR and Class AR-L Certificates. The portion of such 95% of all voting rights shall be allocated among such classes based on their respective class principal balances. At all times 1% of all voting rights will be allocated to the holders of each class of Class 3-A-2, Class 8-A-6, Class A-X, Class D-X and Class 5-X Certificates. Voting rights shall be allocated among the certificates within each class of certificates (other than the Class AR and Class AR-L Certificates) based on their respective certificate principal balances. At all times, no voting rights will be allocated to the Class AR and Class AR-L Certificates.

Restrictions on Transfer of the Residual Certificates

      The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax
Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations." The pooling and servicing agreement provides that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Residual Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

      The final scheduled distribution date (the "Final Scheduled Distribution Date") for the offered certificates, other than the other than the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-X Certificates, is the distribution date in December 2035 and for the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-X Certificates, is the distribution date in December 2020, which in each case is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any related mortgage loan occurs. The actual final distribution date for any class of certificates could be substantially earlier. No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Additional Issuances of Certificates

      Upon the surrender of one or more classes of offered certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates. A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC. The Class AR Certificates will represent ownership of the residual interest in this REMIC. Any such issuance will be made pursuant to an amendment to the pooling and servicing agreement that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

      The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by a seller due to uncured breaches of representations and warranties or the purchase of certain mortgage loans by a Terminating Entity or other purchaser of mortgage loans pursuant to an auction, under the circumstances described under "Pooling and Servicing Agreement--Optional Termination; Auction Sale" in this prospectus supplement. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.

      Approximately 24.04% of the group 1 mortgage loans, 18.37% of the group 2 mortgage loans, 32.63% of the group 3 mortgage loans, 56.42% of the group 4 mortgage  loans,  2.06% of the  group 5  mortgage  loans,  15.77% of the group 6 mortgage loans, 40.13% of the group 7 mortgage loans and 17.08% of the group 8 mortgage loans, in each case by Cut-off Date Principal Balance, are subject to prepayment premiums during intervals ranging from six months to five years following origination, as described under "Description of the Mortgage Pool--General" herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See "Description of the Mortgage Pool" and "Description of the Certificates" herein and "Maturity and Prepayment Considerations" in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

      Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

      Substantially all of the mortgage loans will contain "due-on-sale" clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

Sequentially Paying Certificates

      The senior certificates, other than the interest only certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

Accretion Directed Certificates and Accrual Certificates

      On or prior to the Class 3-A-5 Accretion Termination Date, Class 3-A-1 and Class 3-A-3 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class 3-A-5 Certificates. On or prior to the Class 3-A-5 Accretion Termination Date, interest shortfalls allocated to the Class 3-A-5 Certificates will reduce the amount added to the Class Principal Balance and will result in a corresponding reduction of the amount available for distributions on the Class 3-A-1 and Class 3-A-3 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Balance of the Class 3-A-5 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class 3-A-5 Certificates and be available for distributions on the Class 3-A-1 and Class 3-A-3 Certificates will be reduced. Accordingly, the weighted average life of the Class 3-A-1 and Class 3-A-3 Certificates would be extended.

      In addition, investors in the Class 3-A-5 Certificates should also be aware that the Class 3-A-5 Accretion Termination Date may be later, or earlier, than otherwise anticipated if prepayments occur slower, or faster, than anticipated.

      Because the Class 3-A-5 Certificates are not entitled to receive any distributions of interest until the occurrence of the Class 3-A-5 Accretion Termination Date those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Lockout Certificates

      Investors in the Class 3-A-4, Class 5-A-3, Class 8-A-8 and Class 8-A-10 Certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the distribution date in December 2010, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.

LIBOR Certificates

      The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. The yield to maturity on the Class 3-A-1 Certificates will be sensitive to fluctuations in LIBOR, and the pass-through rates on these certificates will vary directly with the level of LIBOR. The yield to maturity on the Class 3-A-2 Certificates will be extremely sensitive to fluctuations in LIBOR, and the pass-through rates on these certificates will vary inversely with the level of LIBOR by a factor of 1.0.

      When LIBOR, as defined in the yield maintenance agreement, is greater than 4.80%, interest payments on the Class 3-A-1 Certificates will come from the yield maintenance agreement for the Class 3-A-1 Certificates, as well as from payments on the group 3 mortgage loans. When prepayments are lower than 75% of the applicable Prepayment Assumption, payments under the yield maintenance agreement will not be enough to pay the Class 3-A-1 Certificates their full interest payment on the related Distribution Date. Therefore when LIBOR is high and prepayments on the group 3 mortgage loans are lower than 75% of the applicable Prepayment Assumption, the yield to maturity on the Class 3-A-1 Certificates will be adversely affected. After the Distribution Date in Feburary 2012, the yield maintenance agreement will terminate and the maximum pass-through rate on the Class 3-A-1 Certificates will be 5.50% per annum.

Support Certificates

      The Class 3-A-1, Class 3-A-3 and Class 3-A-5 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group 3 mortgage loans. On each distribution date, the Class 3-A-1, Class 3-A-3 and Class 3-A-5 Certificates receive principal only if the Class 3-A-6 Certificates have been paid according to schedule. If the rate of prepayments on the group 3 mortgage loans is slow enough so that the Class 3-A-6 Certificates are not paid according to their schedule, then the Class 3-A-1, Class 3-A-3 and Class 3-A-5 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class 3-A-6 Certificates have been paid according to their schedule, then all or certain of the Class 3-A-1, Class 3-A-3 and Class 3-A-5 Certificates will receive all of the remaining principal otherwise available for distribution to the Class 3-A-6 Certificates in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class 3-A-1, Class 3-A-3 and Class 3-A-5 Certificates will receive on each distribution date. The Class 3-A-1 and Class 3-A-3 Certificates will be more stable than the Class 3-A-5 Certificates because they are also TACs and the Class 3-A-1 Certificates will be more stable than the Class 3-A-3 Certificates because the Class 3-A-1 Certificates are paid pursuant to an additional TAC schedule.

      The Class 3-A-5 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group 3 mortgage loans. On each distribution date, the Class 3-A-5 Certificates receive principal only if the Class 3-A-1 and Class 3-A-3 Certificates have been paid according to their aggregate schedule. If the rate of prepayments on the group 3 mortgage loans is slow enough so that the Class 3-A-1 and Class 3-A-3 Certificates are not paid according to their aggregate schedule, then the Class 3-A-5 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class 3-A-1 and Class 3-A-3 Certificates have been paid according to their aggregate schedule, then the Class 3-A-5 Certificates will receive all of the remaining principal otherwise available for distribution to the Class 3-A-1 and Class 3-A-3 Certificates. This may cause wide variations in the amount of principal the Class 3-A-5 Certificates will receive on each distribution date.

      The Class 3-A-3 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group 3 mortgage loans. On each distribution date, the Class 3-A-3 Certificates receive principal only if the Class 3-A-1 Certificates have been paid according to schedule. If the rate of prepayments on the group 3 mortgage loans is slow enough so that the Class 3-A-1 Certificates are not paid according to schedule, then the Class 3-A-3 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class 3-A-1 Certificates have been paid according to schedule, then the Class 3-A-3 Certificates will receive all of the remaining principal otherwise available for distribution to the Class 3-A-1 Certificates in accordance with the priority of payment rules set forth in this prospectus supplement. This may cause wide variations in the amount of principal the Class 3-A-3 Certificates will receive on each distribution date.

      The Class 6-A-1 through Class 6-A-4 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group 6 mortgage loans. On each distribution date, the Class 6-A-1 through Class 6-A-4 Certificates receive principal only if the Group 6 PAC Classes have been paid according to schedule. If the rate of prepayments on the group 6 mortgage loans is slow enough so that the Group 6 PAC Classes are not paid according to their aggregate schedule, then the Class 6-A-1 through Class 6-A-4 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group 6 PAC Classes have been paid according to their aggregate schedule, then all or certain of the Class 6-A-1 through Class 6-A-4 Certificates will receive all of the remaining principal otherwise available for distribution to the Group 6 PAC Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class 6-A-1 through Class 6-A-4 Certificates will receive on each distribution date.

Modeling Assumptions

      For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the "Modeling Assumptions"), among others, have been made:

            (1) the mortgage loans consist of 30 hypothetical mortgage loans with the following characteristics:

                                                                                                    Balloon
                                                                          Remaining                  Loan        Original
                        Cut-off Date                                     Amortization     Loan     Remaining   Interest-Only
 Loan       Loan         Principal       Mortgage Rate    Net Mortgage       Term         Age        Term         Period
Number      Group       Balance ($)          (%)            Rate (%)       (months)     (months)    (Months)     (Months)
------      -----      -------------     ------------     ------------   ------------   --------   ---------   -------------
   1          1         2,059,463.96     6.1250000000     5.8750000000       354            5          N/A          N/A
   2          1        41,455,182.27     6.8837861713     6.6336472068       357            3          N/A          N/A
   3          1        14,568,185.97     6.8879181365     6.6379181365       358            2          N/A          120
   4          2         6,067,501.52     6.0012671643     5.7512671643       355            5          N/A          N/A
   5          2        58,060,330.10     6.4366390889     6.1622046668       355            3          N/A          N/A
   6          2           677,869.00     6.0504343612     5.8004343612       358            2          N/A          120
   7          2        17,778,554.04     6.4290545297     6.1408304234       358            2          N/A          120
   8          3         2,306,511.51     5.6250000000     5.3750000000       355            5          N/A          120
   9          3        39,896,224.38     6.2387179580     5.9444153517       358            2          N/A          120
   10         4           311,192.79     7.4900000000     6.6600000000       478            2          358          N/A
   11         4           200,867.63     7.5334431187     7.2834431187       478            3          357          N/A
   12         4         1,123,450.21     7.1465047436     6.7273801215       359            1          N/A          N/A
   13         4        37,030,780.87     7.5603468596     7.3060325624       358            2          N/A          N/A
   14         4           152,000.00     7.2500000000     6.4200000000       358            2          N/A          84
   15         4        15,982,177.20     7.4891861396     7.2391861396       358            2          N/A          120
   16         5           770,741.86     6.6250000000     6.3250000000       350           10          170          N/A
   17         5        32,983,821.32     5.2753743252     5.0479451730       174            4          N/A          N/A
   18         5        64,467,098.77     5.7472651573     5.5050109481       170            9          N/A          N/A
   19         5         8,678,760.31     5.8582553059     5.5582553059       176            4          N/A          120
   20         6        12,175,206.14     6.1406737898     5.8844042739       350            9          N/A          N/A
   21         6        72,214,750.46     6.5187486520     6.2572326073       344           14          N/A          N/A
   22         6        20,171,119.82     6.2704996056     6.0201402474       358            2          N/A          118
   23         7         1,250,909.16     6.6694287469     6.3085285808       477            3          357          N/A
   24         7         1,072,444.18     6.6934309858     5.9609875183       318           24          N/A          N/A
   25         7        71,672,109.96     6.5421778604     6.2502438251       349            7          N/A          N/A
   26         7         7,166,121.51     6.6009810795     6.3076219940       360            0          N/A          120
   27         8        27,795,717.43     5.5476091155     5.2976091155       353            3          N/A          N/A
   28         8        98,378,710.20     5.8779778624     5.6069320050       355            3          N/A          N/A
   29         8         8,209,145.57     5.5209400144     5.2709400144       357            3          N/A          120
   30         8        22,847,247.13     5.8791616925     5.5989446972       358            2          N/A          118

----------

            (2)   there are no repurchases of the mortgage loans;

            (3)   the certificates will be purchased on November 30, 2005;

            (4) distributions on the certificates will be made on the 25th day of each month commencing in December 2005;

            (5) no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;

            (6) there are no shortfalls of interest with regard to the mortgage loans;

            (7) there is no optional termination of the mortgage loans by the Terminating Entity or purchase of the mortgage loans pursuant to an auction;

            (8) the Auction Certificates are sold on the Auction Distribution Date at the Par Price;

            (9) there are no withdrawals from or deposits into the Class 6-A-3 Special Retail Rounding Accounts;

            (10) scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date for the mortgage loans; and

            (11) principal prepayments on the mortgage loans are received on the last day of each month commencing in November 2005 for the mortgage loans..

      The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable. The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumptions used in this prospectus supplement (the "Standard Prepayment Assumption" or "SPA" for loan group 5, loan group 6 and loan group 8 and the "Basic Prepayment Assumption" or "BPA" for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans.

      For loan group 5, loan group 6 and loan group 8, a 100% Standard Prepayment Assumption (SPA) assumes (i) a per annum prepayment rate of 0.20% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 0.20% per annum in each month thereafter until the 30th month and (iii) a constant prepayment rate of 6% per annum each month thereafter.

      For loan group 1, loan group 2, loan group 3, loan group 4 and loan group 7, a 100% Basic Prepayment Assumption (BPA) assumes (i) a per annum prepayment rate of 8% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 16/11% each month until the 12th month of the life of the mortgage loans and remains constant at 24% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.

      Neither SPA nor the BPA purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                        Class AR and Class AR-L
                                          --------------------------------------------------
                                            Percentage of Applicable Prepayment Assumption
------------------------------------      --------------------------------------------------
Distribution Date                           50%        75%       100%       150%       200%
------------------------------------      ------     ------     ------     ------     ------
Initial Percentage .................      100        100        100        100        100
November 25, 2006 and thereafter ...        0          0          0          0          0
Weighted Average Life to
Maturity (Years)** .................        0.07       0.07       0.07       0.07       0.07

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 1-A-1                        Class 2-A-1                        Class 3-A-1
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              50%    75%   100%   150%   200%    50%    75%   100%   150%   200%    50%    75%   100%   150%   200%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........    89     84     78     68     57     89     83     78     67     57     77     72     70     50     26
November 25, 2007 .........    76     66     57     40     26     76     66     57     40     25     64     47     39      0      0
November 25, 2008 .........    66     53     41     23      9     65     52     41     22      9     53     29     16      0      0
November 25, 2009 .........    56     41     29     11      1     56     41     29     11      1     44     15      0      0      0
November 25, 2010 .........    48     32     20      4      0     48     32     20      4      0     37      6      0      0      0
November 25, 2011 .........    41     25     14      1      0     41     25     14      1      0     32      1      0      0      0
November 25, 2012 .........    35     20      9      0      0     35     19      9      0      0     28      0      0      0      0
November 25, 2013 .........    30     15      6      0      0     30     15      6      0      0     23      0      0      0      0
November 25, 2014 .........    26     12      5      0      0     26     12      5      0      0     15      0      0      0      0
November 25, 2015 .........    23     10      3      0      0     22     10      3      0      0      8      0      0      0      0
November 25, 2016 .........    19      8      3      0      0     19      8      3      0      0      *      0      0      0      0
November 25, 2017 .........    17      6      2      0      0     16      6      2      0      0      0      0      0      0      0
November 25, 2018 .........    14      5      1      0      0     14      5      1      0      0      0      0      0      0      0
November 25, 2019 .........    12      4      1      0      0     12      4      1      0      0      0      0      0      0      0
November 25, 2020 .........    10      3      1      0      0     10      3      1      0      0      0      0      0      0      0
November 25, 2021 .........     9      2      1      0      0      8      2      1      0      0      0      0      0      0      0
November 25, 2022 .........     7      2      *      0      0      7      2      *      0      0      0      0      0      0      0
November 25, 2023 .........     6      1      *      0      0      6      1      *      0      0      0      0      0      0      0
November 25, 2024 .........     5      1      *      0      0      5      1      *      0      0      0      0      0      0      0
November 25, 2025 .........     4      1      *      0      0      4      1      *      0      0      0      0      0      0      0
November 25, 2026 .........     3      1      *      0      0      3      1      *      0      0      0      0      0      0      0
November 25, 2027 .........     3      1      *      0      0      3      *      *      0      0      0      0      0      0      0
November 25, 2028 .........     2      *      *      0      0      2      *      *      0      0      0      0      0      0      0
November 25, 2029 .........     2      *      *      0      0      2      *      *      0      0      0      0      0      0      0
November 25, 2030 .........     1      *      *      0      0      1      *      *      0      0      0      0      0      0      0
November 25, 2031 .........     1      *      *      0      0      1      *      *      0      0      0      0      0      0      0
November 25, 2032 .........     1      *      *      0      0      1      *      *      0      0      0      0      0      0      0
November 25, 2033 .........     *      *      *      0      0      *      *      *      0      0      0      0      0      0      0
November 25, 2034 .........     *      *      *      0      0      *      *      *      0      0      0      0      0      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   6.60   4.46   3.24   1.98   1.44   6.54   4.43   3.23   1.98   1.43   4.33   2.23   1.79   1.08   0.80

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 3-A-3                        Class 3-A-4                        Class 3-A-5
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              50%    75%   100%   150%   200%    50%    75%   100%   150%   200%    50%    75%   100%   150%   200%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........   100    100     33      0      0    100    100    100    100    100    106      0      0      0      0
November 25, 2007 .........   100    100      0      0      0    100    100    100    100    100    112      0      0      0      0
November 25, 2008 .........   100    100      0      0      0    100    100    100    100    100    118      0      0      0      0
November 25, 2009 .........   100    100      0      0      0    100    100    100    100     17    125      0      0      0      0
November 25, 2010 .........   100    100      0      0      0    100    100    100     63      0    132      0      0      0      0
November 25, 2011 .........   100    100      0      0      0     96     94     92     16      0    139      0      0      0      0
November 25, 2012 .........   100     88      0      0      0     91     87     83      0      0    147      0      0      0      0
November 25, 2013 .........   100     74      0      0      0     85     77     70      0      0    155      0      0      0      0
November 25, 2014 .........   100     34      0      0      0     77     66     56      0      0    164      0      0      0      0
November 25, 2015 .........   100      9      0      0      0     67     54     43      0      0    173      0      0      0      0
November 25, 2016 .........   100      0      0      0      0     57     43     32      0      0    183      0      0      0      0
November 25, 2017 .........    56      0      0      0      0     49     34     23      0      0    193      0      0      0      0
November 25, 2018 .........    16      0      0      0      0     42     27     17      0      0    204      0      0      0      0
November 25, 2019 .........     0      0      0      0      0     36     22     13      0      0    167      0      0      0      0
November 25, 2020 .........     0      0      0      0      0     30     17      9      0      0    102      0      0      0      0
November 25, 2021 .........     0      0      0      0      0     25     13      7      0      0     47      0      0      0      0
November 25, 2022 .........     0      0      0      0      0     21     10      5      0      0      0      0      0      0      0
November 25, 2023 .........     0      0      0      0      0     18      8      3      0      0      0      0      0      0      0
November 25, 2024 .........     0      0      0      0      0     15      6      2      0      0      0      0      0      0      0
November 25, 2025 .........     0      0      0      0      0     12      5      2      0      0      0      0      0      0      0
November 25, 2026 .........     0      0      0      0      0     10      4      1      0      0      0      0      0      0      0
November 25, 2027 .........     0      0      0      0      0      8      3      1      0      0      0      0      0      0      0
November 25, 2028 .........     0      0      0      0      0      6      2      1      0      0      0      0      0      0      0
November 25, 2029 .........     0      0      0      0      0      5      1      *      0      0      0      0      0      0      0
November 25, 2030 .........     0      0      0      0      0      4      1      *      0      0      0      0      0      0      0
November 25, 2031 .........     0      0      0      0      0      3      1      *      0      0      0      0      0      0      0
November 25, 2032 .........     0      0      0      0      0      2      *      *      0      0      0      0      0      0      0
November 25, 2033 .........     0      0      0      0      0      1      *      *      0      0      0      0      0      0      0
November 25, 2034 .........     0      0      0      0      0      *      *      *      0      0      0      0      0      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   12.20  8.55   0.85   0.37   0.27   13.10  11.28  10.11  5.36   3.69   15.07  0.36   0.21   0.12   0.10

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 3-A-6                        Class 3-A-7                        Class 4-A-1
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              50%    75%   100%   150%   200%    50%    75%   100%   150%   200%    50%    75%   100%   150%   200%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........    98     98     98     98     98    100    100    100    100    100     89     84     79     69     59
November 25, 2007 .........    81     81     81     80     37    100    100    100    100    100     77     67     58     41     27
November 25, 2008 .........    64     64     64     28      0    100    100    100    100     36     66     53     42     23     10
November 25, 2009 .........    48     48     48      0      0    100    100    100     70      0     57     42     30     12      1
November 25, 2010 .........    33     33     21      0      0    100    100    100      0      0     49     33     20      5      0
November 25, 2011 .........    20     20      4      0      0    100    100    100      0      0     42     26     14      1      0
November 25, 2012 .........     8      8      0      0      0    100    100     60      0      0     36     20     10      0      0
November 25, 2013 .........     0      0      0      0      0    100    100     27      0      0     31     16      7      0      0
November 25, 2014 .........     0      0      0      0      0    100    100     13      0      0     27     13      5      0      0
November 25, 2015 .........     0      0      0      0      0    100    100     10      0      0     23     10      4      0      0
November 25, 2016 .........     0      0      0      0      0    100     86      7      0      0     20      8      3      0      0
November 25, 2017 .........     0      0      0      0      0    100     69      5      0      0     17      6      2      0      0
November 25, 2018 .........     0      0      0      0      0    100     55      4      0      0     15      5      1      0      0
November 25, 2019 .........     0      0      0      0      0    100     43      3      0      0     12      4      1      0      0
November 25, 2020 .........     0      0      0      0      0    100     34      2      0      0     11      3      1      0      0
November 25, 2021 .........     0      0      0      0      0    100     27      2      0      0      9      3      1      0      0
November 25, 2022 .........     0      0      0      0      0     99     21      1      0      0      8      2      *      0      0
November 25, 2023 .........     0      0      0      0      0     83     16      1      0      0      6      2      *      0      0
November 25, 2024 .........     0      0      0      0      0     69     13      1      0      0      5      1      *      0      0
November 25, 2025 .........     0      0      0      0      0     56     10      *      0      0      4      1      *      0      0
November 25, 2026 .........     0      0      0      0      0     46      7      *      0      0      4      1      *      0      0
November 25, 2027 .........     0      0      0      0      0     37      5      *      0      0      3      1      *      0      0
November 25, 2028 .........     0      0      0      0      0     29      4      *      0      0      2      *      *      0      0
November 25, 2029 .........     0      0      0      0      0     22      3      *      0      0      2      *      *      0      0
November 25, 2030 .........     0      0      0      0      0     17      2      *      0      0      1      *      *      0      0
November 25, 2031 .........     0      0      0      0      0     12      1      *      0      0      1      *      *      0      0
November 25, 2032 .........     0      0      0      0      0      8      1      *      0      0      1      *      *      0      0
November 25, 2033 .........     0      0      0      0      0      5      *      *      0      0      *      *      *      0      0
November 25, 2034 .........     0      0      0      0      0      2      *      *      0      0      *      *      *      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   4.04   4.04   3.66   2.55   1.88   21.36  14.50  7.94   4.18   2.96   6.71   4.54   3.30   2.03   1.48

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 5-A-1+                       Class 5-A-2                        Class 5-A-3
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........    95     92     85     82     79    100    100    100    100    100    100    100    100    100    100
November 25, 2007 .........    89     81     64     57     49    100    100    100    100    100    100    100    100    100    100
November 25, 2008 .........    84     69     45     34     25    100    100    100    100    100    100    100    100    100    100
November 25, 2009 .........    77     59     29     18      8    100    100    100    100    100    100    100    100    100    100
November 25, 2010 .........    71     49     17      6      0    100    100    100    100      0    100    100    100    100    100
November 25, 2011 .........    65     41      9      0      0    100    100    100     90      0     98     96     92     89     62
November 25, 2012 .........     0      0      0      0      0    100    100    100      0      0     94     90     82     69     38
November 25, 2013 .........     0      0      0      0      0    100    100    100      0      0     89     82     68     46     23
November 25, 2014 .........     0      0      0      0      0    100    100     71      0      0     80     70     52     31     14
November 25, 2015 .........     0      0      0      0      0    100    100     50      0      0     68     56     37     20      8
November 25, 2016 .........     0      0      0      0      0    100    100     32      0      0     54     42     24     12      5
November 25, 2017 .........     0      0      0      0      0    100    100     19      0      0     39     29     14      7      2
November 25, 2018 .........     0      0      0      0      0    100    100      9      0      0     23     16      7      3      1
November 25, 2019 .........     0      0      0      0      0    100     63      2      0      0      7      4      2      1      *
November 25, 2020 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2021 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2022 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2023 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2024 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2025 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2026 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2027 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2028 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2029 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2030 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2031 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2032 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2033 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2034 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   5.60   4.58   3.05   2.49   2.13   14.34  14.12  10.41  6.25   4.90   11.04  10.37  9.27   8.30   7.01

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

+ Assumes that the Class 5-A-1 Certificates are sold on the Auction Distribution Date.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 5-A-4                        Class 6-A-1                        Class 6-A-2
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........    96     93     88     85     82    100    100     80     70     60    100    100    100    100    100
November 25, 2007 .........    91     84     70     64     58    100    100     54     32     12    100    100    100    100    100
November 25, 2008 .........    86     75     54     45     38    100    100     32      3      0    100    100    100    100      0
November 25, 2009 .........    81     66     41     32     24    100    100     17      0      0    100    100    100      0      0
November 25, 2010 .........    76     58     31     22     15    100    100      6      0      0    100    100    100      0      0
November 25, 2011 .........    70     50     23     15      9    100    100      *      0      0    100    100    100      0      0
November 25, 2012 .........    64     43     17     10      6    100    100      0      0      0    100    100     14      0      0
November 25, 2013 .........    58     36     13      7      3    100    100      0      0      0    100    100      *      0      0
November 25, 2014 .........    51     30      9      5      2    100     98      0      0      0    100    100      *      0      0
November 25, 2015 .........    44     24      6      3      1    100     95      0      0      0    100    100      *      0      0
November 25, 2016 .........    35     18      4      2      1    100     91      0      0      0    100    100      *      0      0
November 25, 2017 .........    25     12      2      1      *    100     85      0      0      0    100    100      *      0      0
November 25, 2018 .........    15      7      1      *      *    100     80      0      0      0    100    100      *      0      0
November 25, 2019 .........     4      2      *      *      *    100     74      0      0      0    100    100      *      0      0
November 25, 2020 .........     0      0      0      0      0    100     68      0      0      0    100    100      *      0      0
November 25, 2021 .........     0      0      0      0      0    100     62      0      0      0    100    100      *      0      0
November 25, 2022 .........     0      0      0      0      0    100     56      0      0      0    100    100      *      0      0
November 25, 2023 .........     0      0      0      0      0    100     50      0      0      0    100    100      *      0      0
November 25, 2024 .........     0      0      0      0      0    100     44      0      0      0    100    100      *      0      0
November 25, 2025 .........     0      0      0      0      0    100     38      0      0      0    100    100      *      0      0
November 25, 2026 .........     0      0      0      0      0    100     33      0      0      0    100    100      *      0      0
November 25, 2027 .........     0      0      0      0      0    100     28      0      0      0    100    100      *      0      0
November 25, 2028 .........     0      0      0      0      0    100     22      0      0      0    100    100      *      0      0
November 25, 2029 .........     0      0      0      0      0     90     18      0      0      0    100    100      *      0      0
November 25, 2030 .........     0      0      0      0      0     73     13      0      0      0    100    100      *      0      0
November 25, 2031 .........     0      0      0      0      0     56      9      0      0      0    100    100      *      0      0
November 25, 2032 .........     0      0      0      0      0     37      4      0      0      0    100    100      *      0      0
November 25, 2033 .........     0      0      0      0      0     17      1      0      0      0    100    100      *      0      0
November 25, 2034 .........     0      0      0      0      0      1      0      0      0      0    100     23      *      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   8.48   6.50   4.14   3.44   2.91   26.27  18.20  2.40   1.56   1.21   29.52  28.71  6.59   3.25   2.36

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                Class 6-A-3 and Class 6-A-4                Class 6-A-5                Class 6-A-6 and Class 6-A-7
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........   100    100     80     71     61     98     90     90     90     90    100    100    100    100    100
November 25, 2007 .........   100    100     55     34     14     95     76     76     76     76    100    100    100    100    100
November 25, 2008 .........   100    100     34      6      0     93     61     61     61     46    100    100    100    100    100
November 25, 2009 .........   100    100     19      0      0     90     48     48     38     18    100    100    100    100    100
November 25, 2010 .........   100    100      9      0      0     87     35     35     17      0    100    100    100    100     93
November 25, 2011 .........   100    100      3      0      0     84     23     23      2      0    100    100    100    100     54
November 25, 2012 .........   100    100      *      0      0     81     12     12      0      0    100    100    100     71     27
November 25, 2013 .........   100    100      *      0      0     78      2      2      0      0    100    100    100     46     10
November 25, 2014 .........   100     98      *      0      0     74      0      0      0      0    100     80     80     28      0
November 25, 2015 .........   100     95      *      0      0     69      0      0      0      0    100     60     60     15      0
November 25, 2016 .........   100     91      *      0      0     64      0      0      0      0    100     43     43      5      0
November 25, 2017 .........   100     86      *      0      0     58      0      0      0      0    100     30     30      0      0
November 25, 2018 .........   100     80      *      0      0     52      0      0      0      0    100     19     19      0      0
November 25, 2019 .........   100     75      *      0      0     46      0      0      0      0    100     10     10      0      0
November 25, 2020 .........   100     69      *      0      0     39      0      0      0      0    100      3      3      0      0
November 25, 2021 .........   100     63      *      0      0     32      0      0      0      0    100      0      0      0      0
November 25, 2022 .........   100     57      *      0      0     24      0      0      0      0    100      0      0      0      0
November 25, 2023 .........   100     51      *      0      0     15      0      0      0      0    100      0      0      0      0
November 25, 2024 .........   100     46      *      0      0      6      0      0      0      0    100      0      0      0      0
November 25, 2025 .........   100     40      *      0      0      0      0      0      0      0     91      0      0      0      0
November 25, 2026 .........   100     35      *      0      0      0      0      0      0      0     60      0      0      0      0
November 25, 2027 .........   100     30      *      0      0      0      0      0      0      0     27      0      0      0      0
November 25, 2028 .........   100     25      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2029 .........    90     20      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2030 .........    74     16      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2031 .........    57     11      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2032 .........    39      7      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2033 .........    20      4      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2034 .........     4      1      *      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   26.37  18.52  2.53   1.62   1.24   12.39  3.99   3.99   3.37   2.83   21.31  10.99  10.99  8.16   6.37

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 6-A-8                Class 7-A-1 and Class 7-A-2        Class 8-A-1 and Class 8-A-9+
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%    100%   300%   400%   500%    50%    75%   100%   150%   200%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........   100    100    100    100    100     87     81     75     63     51     99     96     91     88     86
November 25, 2007 .........   100    100    100    100    100     75     64     55     37     23     97     89     73     65     58
November 25, 2008 .........   100    100    100    100    100     64     51     39     21      8     95     80     52     39     28
November 25, 2009 .........   100    100    100    100    100     55     40     27     10      *     94     71     34     20      7
November 25, 2010 .........   100    100    100    100    100     46     31     19      4      0     92     63     20      5      0
November 25, 2011 .........   100    100    100    100    100     40     24     13      1      0     90     56     10      0      0
November 25, 2012 .........   100    100    100    100    100     34     18      9      0      0      0      0      0      0      0
November 25, 2013 .........   100    100    100    100    100     29     14      6      0      0      0      0      0      0      0
November 25, 2014 .........   100    100    100    100     97     25     11      4      0      0      0      0      0      0      0
November 25, 2015 .........   100    100    100    100     67     21      9      3      0      0      0      0      0      0      0
November 25, 2016 .........   100    100    100    100     45     18      7      2      0      0      0      0      0      0      0
November 25, 2017 .........   100    100    100     91     31     16      6      2      0      0      0      0      0      0      0
November 25, 2018 .........   100    100    100     67     21     13      5      1      0      0      0      0      0      0      0
November 25, 2019 .........   100    100    100     49     14     11      4      1      0      0      0      0      0      0      0
November 25, 2020 .........   100    100    100     36      9     10      3      1      0      0      0      0      0      0      0
November 25, 2021 .........   100     90     90     26      6      8      2      *      0      0      0      0      0      0      0
November 25, 2022 .........   100     70     70     19      4      7      2      *      0      0      0      0      0      0      0
November 25, 2023 .........   100     54     54     13      3      6      1      *      0      0      0      0      0      0      0
November 25, 2024 .........   100     42     42     10      2      5      1      *      0      0      0      0      0      0      0
November 25, 2025 .........   100     32     32      7      1      4      1      *      0      0      0      0      0      0      0
November 25, 2026 .........   100     24     24      5      1      3      1      *      0      0      0      0      0      0      0
November 25, 2027 .........   100     18     18      3      *      2      *      *      0      0      0      0      0      0      0
November 25, 2028 .........    64     13     13      2      *      2      *      *      0      0      0      0      0      0      0
November 25, 2029 .........     9      9      9      1      *      1      *      *      0      0      0      0      0      0      0
November 25, 2030 .........     6      6      6      1      *      1      *      *      0      0      0      0      0      0      0
November 25, 2031 .........     4      4      4      1      *      1      *      *      0      0      0      0      0      0      0
November 25, 2032 .........     2      2      2      *      *      *      *      *      0      0      0      0      0      0      0
November 25, 2033 .........     1      1      1      *      *      *      *      *      0      0      0      0      0      0      0
November 25, 2034 .........     *      *      *      *      *      *      *      *      0      0      0      0      0      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   23.35  19.17  19.17  14.85  11.54  6.35   4.29   3.09   1.86   1.31   6.60   5.30   3.34   2.69   2.30

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

+ Assumes that the Class 8-A-1 and Class 8-A-9 Certificates are sold on the Auction Distribution Date.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 8-A-2                        Class 8-A-3                        Class 8-A-4
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2007 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2008 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2009 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2010 .........   100    100    100    100      0    100    100    100    100     85    100    100    100    100    100
November 25, 2011 .........   100    100    100     30      0    100    100    100    100      0    100    100    100    100      7
November 25, 2012 .........   100    100    100      0      0    100    100    100      0      0    100    100    100     78      0
November 25, 2013 .........   100    100     47      0      0    100    100    100      0      0    100    100    100     10      0
November 25, 2014 .........   100    100      0      0      0    100    100     79      0      0    100    100    100      0      0
November 25, 2015 .........   100    100      0      0      0    100    100      0      0      0    100    100     97      0      0
November 25, 2016 .........   100    100      0      0      0    100    100      0      0      0    100    100     58      0      0
November 25, 2017 .........   100    100      0      0      0    100    100      0      0      0    100    100     27      0      0
November 25, 2018 .........   100    100      0      0      0    100    100      0      0      0    100    100      2      0      0
November 25, 2019 .........   100    100      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2020 .........   100    100      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2021 .........   100    100      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2022 .........   100    100      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2023 .........   100    100      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2024 .........   100    100      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2025 .........   100     62      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2026 .........   100     25      0      0      0    100    100      0      0      0    100    100      0      0      0
November 25, 2027 .........   100      0      0      0      0    100     81      0      0      0    100    100      0      0      0
November 25, 2028 .........   100      0      0      0      0    100     12      0      0      0    100    100      0      0      0
November 25, 2029 .........   100      0      0      0      0    100      0      0      0      0    100     70      0      0      0
November 25, 2030 .........   100      0      0      0      0    100      0      0      0      0    100     37      0      0      0
November 25, 2031 .........   100      0      0      0      0    100      0      0      0      0    100      5      0      0      0
November 25, 2032 .........   100      0      0      0      0    100      0      0      0      0    100      0      0      0      0
November 25, 2033 .........     0      0      0      0      0     76      0      0      0      0    100      0      0      0      0
November 25, 2034 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   27.49  20.36  8.03   5.88   4.72   28.13  22.47  9.37   6.55   5.15   28.67  24.65  11.36  7.44   5.68

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class 8-A-5                        Class 8-A-7                Class 8-A-8 and Class 8-A-10
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2007 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2008 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2009 .........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2010 .........   100    100    100    100    100    100    100    100    100     65    100    100    100    100    100
November 25, 2011 .........   100    100    100    100    100    100    100    100     77     27    100     98     94     92     90
November 25, 2012 .........   100    100    100    100     21    100    100    100     46      5     99     95     86     82     77
November 25, 2013 .........   100    100    100    100      0    100    100     83     28      0     98     90     76     69     56
November 25, 2014 .........   100    100    100     72      0    100    100     64     18      0     96     85     64     54     38
November 25, 2015 .........   100    100    100     54      0    100    100     52     14      0     94     78     51     40     26
November 25, 2016 .........   100    100    100     40      0    100    100     41     10      0     92     71     41     30     18
November 25, 2017 .........   100    100    100     29      0    100    100     33      7      0     89     65     32     22     12
November 25, 2018 .........   100    100    100     21      0    100    100     26      5      0     86     59     26     16      8
November 25, 2019 .........   100    100     81     16      0    100    100     20      4      0     83     53     20     12      5
November 25, 2020 .........   100    100     63     11      0    100    100     16      3      0     79     48     16      9      4
November 25, 2021 .........   100    100     50      8      0    100    100     13      2      0     76     43     12      6      2
November 25, 2022 .........   100    100     39      6      0    100    100     10      2      0     72     39     10      5      2
November 25, 2023 .........   100    100     30      4      0    100    100      8      1      0     68     34      8      3      1
November 25, 2024 .........   100    100     23      3      0    100    100      6      1      0     64     30      6      2      1
November 25, 2025 .........   100    100     18      2      0    100     87      4      1      0     59     26      4      2      *
November 25, 2026 .........   100    100     13      2      0    100     76      3      *      0     55     23      3      1      *
November 25, 2027 .........   100    100     10      1      0    100     65      3      *      0     49     19      2      1      *
November 25, 2028 .........   100    100      7      1      0    100     54      2      *      0     44     16      2      1      *
November 25, 2029 .........   100    100      5      *      0    100     44      1      *      0     39     13      1      *      *
November 25, 2030 .........   100    100      4      *      0    100     35      1      *      0     33     11      1      *      *
November 25, 2031 .........   100    100      2      *      0    100     27      1      *      0     26      8      1      *      *
November 25, 2032 .........   100     74      1      *      0    100     19      *      *      0     19      6      *      *      *
November 25, 2033 .........   100     44      1      *      0     64     11      *      *      0     12      3      *      *      *
November 25, 2034 .........    98     16      *      *      0     25      4      *      *      0      5      1      *      *      *
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   29.34  27.85  16.99  11.26  6.68   28.38  23.74  11.40  7.76   5.54   20.88  15.67  11.07  9.97   8.92

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                                           Class C-B-1,                Class D-B-1, Class D-B-2,
                                          Class A-P                Class C-B-2 and Class C-B-3        Class D-B-3 and Class D-B-4
                              ---------------------------------  --------------------------------   --------------------------------
                               0%/   100%/  300%/  400%/  500%/
Distribution Date             50%+   75%+   100%+  150%+  200%+   0%    100%   300%   400%   500%    50%    75%   100%   150%   200%
-----------------             ----   -----  -----  -----  -----  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 25, 2006 .........    96     93     89     85     82     98     98     98     98     98     99     99     99     99     99
November 25, 2007 .........    91     85     74     66     59     96     96     96     96     96     98     98     98     98     98
November 25, 2008 .........    87     76     58     48     39     94     94     94     94     94     98     98     98     98     98
November 25, 2009 .........    83     68     46     35     26     91     91     91     91     91     97     97     97     97     97
November 25, 2010 .........    79     61     36     25     17     89     89     89     89     89     96     96     96     96     56
November 25, 2011 .........    75     54     28     18     12     86     85     81     80     78     91     89     87     83     29
November 25, 2012 .........    71     48     22     13      8     83     80     73     69     65     85     81     77     60     15
November 25, 2013 .........    67     43     17      9      5     80     74     62     57     51     78     71     65     38      8
November 25, 2014 .........    63     38     13      7      3     77     68     51     44     37     70     60     51     24      4
November 25, 2015 .........    58     33     10      5      2     74     61     40     32     25     60     48     38     15      2
November 25, 2016 .........    54     28      8      3      1     69     54     31     23     16     52     39     28      9      1
November 25, 2017 .........    49     24      6      2      1     65     47     24     16     11     44     31     21      6      1
November 25, 2018 .........    44     21      4      2      1     60     41     18     11      7     38     24     15      4      *
November 25, 2019 .........    39     17      3      1      *     55     35     13      8      4     32     19     11      2      *
November 25, 2020 .........    35     15      2      1      *     51     31     10      6      3     27     15      8      1      *
November 25, 2021 .........    33     13      2      1      *     49     28      8      4      2     23     12      6      1      *
November 25, 2022 .........    31     11      1      *      *     47     25      6      3      1     19      9      4      1      *
November 25, 2023 .........    29     10      1      *      *     44     22      5      2      1     16      7      3      *      *
November 25, 2024 .........    27      9      1      *      *     41     20      4      1      1     13      6      2      *      *
November 25, 2025 .........    25      8      1      *      *     38     17      3      1      *     11      4      2      *      *
November 25, 2026 .........    23      7      *      *      *     35     15      2      1      *      9      3      1      *      *
November 25, 2027 .........    21      6      *      *      *     32     12      2      1      *      7      2      1      *      *
November 25, 2028 .........    18      5      *      *      *     28     10      1      *      *      6      2      1      *      *
November 25, 2029 .........    16      4      *      *      *     24      8      1      *      *      4      1      *      *      *
November 25, 2030 .........    13      3      *      *      *     20      7      1      *      *      3      1      *      *      *
November 25, 2031 .........    11      2      *      *      *     16      5      *      *      *      2      1      *      *      *
November 25, 2032 .........     8      2      *      *      *     12      3      *      *      *      2      *      *      *      *
November 25, 2033 .........     5      1      *      *      *      7      2      *      *      *      1      *      *      *      *
November 25, 2034 .........     2      *      *      *      *      2      1      *      *      *      *      *      *      *      *
November 25, 2035 .........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  to Maturity (Years) ** ..   13.04  8.35   4.73   3.74   3.10   16.18  12.72  9.56   8.77   8.21   12.32  10.67  9.62   7.83   5.58

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

+ The applicable Prepayment Assumptions for the Class A-P Certificates are SPA with respect to the group 5, group 6 and group 8 mortgage loans and BPA with respect to the group 1, group 2, group 3, group 4 and group 7 mortgage loans. The indicated percentages of the applicable Prepayment Assumption are stated in the format "SPA for the group 5, group 6 and group 8 mortgage loans/BPA for the group 1, group 2, group 3, group 4 and group 7 mortgage loans."

Sensitivity of Certain Interest Only Certificates

      As indicated in the tables below, the yield to investors on the Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the related mortgage loans. The related mortgage loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate per annum of approximately 14%, 23%, 27% and 28%, respectively, assuming the Modeling
Assumptions and purchase prices below. If the actual prepayment rate of the related mortgage loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates would not fully recoup their initial investments.

      The information set forth in the following tables has been prepared on the basis of the Modeling Assumptions (which assume no Realized Losses), and on the assumption that the purchase prices (expressed as a percentage of applicable initial notional amount) of the Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates are as follows:

            CLASS OF CERTIFICATES                             PRICE*
            ---------------------                             ------

            Class 8-A-6                                      0.7500%
            Class 5-X                                        16.000%
            Class A-X                                        16.000%
            Class D-X                                        17.500%

----------
* The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

           Sensitivity of the Class 8-A-6 Certificates to Prepayments
                                (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
-----------           ----------------------------------------------------------
   CLASS                0%         100%         300%          400%        500%
-----------           ------      ------        -----       -------     --------

Class 8-A-6           32.82%      24.99%        4.00%       (7.26)%     (17.80)%

            Sensitivity of the Class 5-X Certificates to Prepayments
                                (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
---------             ---------------------------------------------------------
  CLASS                 0%         100%         300%         400%         500%
---------             ------      ------       ------        -----       ------

Class 5-X             27.68%      22.17%       10.72%        4.76%       (1.39)%

            Sensitivity of the Class A-X Certificates to Prepayments
                                (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
---------             ---------------------------------------------------------
  CLASS                 0%         100%         300%         400%          500%
---------             ------      ------       ------       ------        -----

Class A-X             34.36%      28.58%       16.58%       10.35%        3.94%

            Sensitivity of the Class D-X Certificates to Prepayments
                                (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
---------             ----------------------------------------------------------
  CLASS                50%         75%           100%         150%        200%
---------             ------      ------        -----       -------     --------

Class D-X             21.51%      14.47%        7.18%       (8.28)%     (25.18)%

      It is highly unlikely that all of the related mortgage loans will have the characteristics assumed or that the related mortgage loans will prepay at any constant rate until maturity or that all of the related mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates are likely to differ from those shown in the tables above, even if all of the related mortgage loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the mortgage loans in either loan group for any period or over the lives of the Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates or as to the yield on the Class 8-A-6, Class 5-X, Class A-X and Class D-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such class.

Yield on the Inverse Floating Rate Certificates

      The significance of the effects of prepayments and changes in LIBOR on the Class 3-A-2 Certificates whose pass-through rate varies inversely with LIBOR by a factor of 1.0 and which is an interest-only class of certificates is illustrated in the table below, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the Prepayment Assumption and different rates of LIBOR. The yields of such certificates set forth in the following table were calculated using the Modeling Assumptions and the further assumptions that (i) on the initial distribution date, LIBOR will equal 4.000% per annum, with respect to the Class 3-A-2 Certificates, and for each distribution date thereafter, LIBOR will be as indicated and (ii) the purchase price of the Class 3-A-2 Certificates is approximately 0.75000% (expressed as a percentage of their respective initial notional amounts) plus accrued interest.

      As indicated in the following tables, the yield to investors on the Inverse Floating Rate Certificates will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the mortgage loans, which generally can be prepaid at any time. In particular, a high rate of principal payments (including prepayments) and/or increases in LIBOR will have a material negative effect on the yield to investors on the Inverse Floating Rate Certificates. Under certain circumstances, investors in the Inverse Floating Rate Certificates could fail to fully recover their initial investments.

      It is not likely that the mortgage loans will prepay at a constant rate until maturity or that all of the related mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that the pre-tax yield to an investor in such certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase an Inverse Floating Rate Certificate.

      Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

      Sensitivity of the Class 3-A-2 Certificates to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

               Percentage of the Applicable Prepayment Assumption

     LIBOR             50%          75%         100%         150%         200%
                     -------      -------     --------     --------     --------

     4.00%           100.64%      84.00%       74.22%       22.83%      (28.29)%
     4.25%            59.44%      39.82%       27.56%      (26.82)%     (74.21)%
     4.50%            21.37%      (4.00)%     (20.41)%     (77.86)%         *
4.80% and above         *            *            *           *             *

----------
*     Results in a yield that is less than (99.99)%.

      The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Inverse Floating Rate Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Inverse Floating Rate Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on Principal Only Certificates

      The Class 8-A-7 and Class A-P Certificates will be "principal only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the table below, a low rate of principal payments (including prepayments) on the related mortgage loans will have a material negative effect on the yield to investors in the Class 8-A-7 and Class A-P Certificates.

      The significance of the effects of prepayments on the Class 8-A-7 and Class A-P Certificates is illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the applicable Prepayment Assumption. The yields of such certificates set forth in the following table were calculated using the Modeling Assumptions, and the further assumption that the purchase prices of the Class 8-A-7 and Class A-P Certificates are approximately 48.00000% and 60.00000% (expressed as a percentage of their initial Class Principal Balances), respectively.

      It is not likely that the mortgage loans will prepay at a constant rate until maturity or that all of the mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 8-A-7 and Class A-P Certificates and there can be no assurance that the pre-tax yield to an investor in those certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 8-A-7 and Class A-P Certificate.

           Sensitivity of the Class 8-A-7 Certificates to Prepayments
                                (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
-----------            --------------------------------------------------------
   CLASS                 0%         100%         300%        400%         500%
-----------            -----       -----        -----       ------       ------

Class 8-A-7            2.60%       3.14%        6.82%       10.05%       13.80%

            Sensitivity of the Class A-P Certificates to Prepayments

                               (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
---------              --------------------------------------------------------

                        0%/        100%/        300%/        400%/        500%/
  CLASS                50%+         75%+        100%+        150%+        200%+
---------              -----       -----       ------       ------       ------

Class A-P              4.48%       7.42%       13.32%       16.95%       20.50%

+ The applicable Prepayment Assumptions for the Class A-P Certificates are SPA with respect to the group 5, group 6 and group 8 mortgage loans and BPA with respect to the group 1, group 2, group 3, group 4 and group 7 mortgage loans. The indicated percentages of the applicable Prepayment Assumption are stated in the format "SPA for the group 5, group 6 and group 8 mortgage loans/BPA for the group 1, group 2, group 3, group 4 and group 7 mortgage loans."

      The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 8-A-7 and Class A-P Certificate Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices of the Class 8-A-7 and Class A-P Certificate, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal on the Class 8-A-7 and Class A-P Certificate and consequently does not purport to reflect the return on any investment in the Class 8-A-7 and Class A-P Certificate when such reinvestment rates are considered.

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

      The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The pooling and servicing agreement provides that the trust will comprise a tiered REMIC structure. The assets of the lower-tier REMICs will consist of the assets of the Trust (other than the Yield Maintenance Account, the yield maintenance agreement, the supplemental interest trust or any interest in another REMIC formed pursuant to the pooling and servicing agreement). The Class AR-L Certificates will represent ownership of the residual interests in each of the lower-tier REMICs which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC formed pursuant to the pooling and servicing agreement.

      Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of the Offered Certificates

      Each class of offered certificates (other than the Residual Certificates) will represent REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates" in the prospectus.

Additional Considerations for the Special Retail Certificates

      The Special Retail Certificates may be issued with original issue discount or at a premium for federal income tax purposes. Prospective investors in the Special Retail Certificates should be aware that beneficial owners of Special Retail Certificates will be taxed in the same manner as beneficial owners of other regular interests in a REMIC. See "Material Federal Income Tax
Consequences - Taxation of Owners of REMIC Regular Certificates" in the prospectus. Thus, for example, beneficial owners of Special Retail Certificates will be required to include interest and any original issue discount with respect to a Special Retail Certificate in income under an accrual method of accounting. In addition, because the holders of a Special Retail Certificate will not receive payments of principal on a pro rata basis, a payment in full of a Special Retail Certificate should be treated as a prepayment for purposes of the premium, original issue discount and market discount rules.

Additional Considerations for the Class 3-A-1 Certificates

      For federal income tax purposes, a beneficial owner of a Class 3-A-1 Certificate (a "Component Certificate") will be treated (i) a holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a notional principal contract (a "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate, except that the interest payments will be determined without regard to any payments made with respect to the yield maintenance agreement. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences - Taxation of Owners of REMIC Regular Certificates," in the Prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- Cap Contract Component" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Component Certificates.

      This discussion assumes that the rights of the holders of the Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

         Allocations

      A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

      Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

      The Cap Contract Component

      The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

      Any payments to a beneficial owner of a Component Certificate with respect to the Cap Contract will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Original Issue Discount

      Each class of Principal Only Certificates will be treated as issued with original issue discount equal, in the case of each class, to the excess of all payments on such class over the issue price of such class. The Accrual Certificates will be, and although the tax treatment is not entirely certain, the trust administrator will also account for each class of offered certificates that are Interest Only Certificates as if they were, issued with original issue discount equal, in the case of each class, to the excess of all expected payments on such class over the issue price of such class. Although unclear, a holder of any such Interest Only Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the mortgage loans. The other classes of offered certificates, depending on their issue price, may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be at a rate equal to 300% of the SPA for the group 5, group 6 and group 8 mortgage loans and 100% of the BPA for the group 1, group 2, group 3, group 4 and group 7 mortgage loans. No representation is made that the mortgage loans will actually prepay at this rate or at any other rate.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner of a certificate, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate.

      In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

      Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates", "--Market Discount" and "--Premium" in the prospectus.

Status of the Offered Certificates

      The offered certificates (other than the Cap Contract Component of a Component Certificate) will be treated as assets described in Section
7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from an offered certificate (other than the Cap Contract Component of a Component Certificate) will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract Components of the Component Certificates will not qualify for the special treatment provided by the foregoing sections of the Code.

The Residual Certificates

      Purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. For information reporting purposes, all the regular interests in a lower-tier REMIC will be aggregated and treated as a single debt instrument for OID purposes, because they will be issued to a single holder in a single transaction. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC" in the prospectus. In addition, prospective holders of the Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential residual interest." See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates", "--Excess Inclusions" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations" in the prospectus.

Special Tax Considerations Applicable to the Auction Certificates

      The purchase of an Auction Certificate, for federal income tax purposes, represents (i) the purchase of an undivided beneficial interest in a REMIC regular interest and (ii) the acquisition of rights and obligations under the Swap Agreement and the related auction. The trustee intends to treat each holder of an Auction Certificate as having entered into a forward contract for the sale of the related REMIC regular interest on the Auction Distribution Date.

      Each holder of an Auction Certificate must allocate its purchase price for the Certificate between the undivided interest in the REMIC regular interest and the undivided interest in the applicable auction in accordance with the relative fair market value of each interest. The trustee intends to take the position that no significant consideration will be paid for the rights acquired or the obligations undertaken with respect to the auctions and that the purchase price allocable to the interest in the REMIC regular interest equals the purchase price of the Auction Certificates. The Internal Revenue Service could disagree, and if its position were upheld, the holders of the Auction Certificates could have income from original issue discount in addition to the stated interest on their certificates or small offsets of premium against that stated interest. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates" in the prospectus.

      The interest of the holders of Auction Certificates in the REMIC regular interest and the applicable auction should be treated as a straddle under
Section 1092 of the Internal Revenue Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of the certificate (including any gain or loss realized in connection with the mandatory transfer of the certificate to a third-party investor on the Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long the certificate is held. Treatment as a straddle also generally requires the certificateholder to capitalize, rather than deduct, any interest and carrying charges allocable to the certificate to the extent those charges exceed the ordinary income from the certificate includible for the taxable year. In addition the Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

      The correct treatment of the Auction Certificates is unclear. The Internal Revenue Service might assert that the Auction Certificates represent the debt of or other interest in the swap counterparty. If such a position were upheld it could affect the timing and character of the income on the Auction Certificates, and no portion of such certificates would not be treated as qualifying assets for purposes of sections 856(c)(4)(A), 7701(a)(19)(c) and 860G(a)(3).

      Holders of the Auction Certificates are strongly advised to consult their own tax advisors regarding the treatment of their interests in the REMIC regular interest and auction, including the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their certificates.

                             METHOD OF DISTRIBUTION

      In accordance with the terms and conditions of an underwriting agreement, dated November 28, 2005, Credit Suisse First Boston LLC, an affiliate of the depositor and DLJ Mortgage Capital, has agreed to purchase, and the depositor has agreed to sell, the offered certificates. It is expected that delivery of the offered certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about November 29, 2005, against payment therefor in immediately available funds. It is expected that the Residual Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

      The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

      The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 98.8% of the aggregate certificate principal balance of the offered certificates, plus accrued interest.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the offered certificates that they be rated as indicated on pages S-8 and S-9 of this prospectus supplement by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody's Investors Services, Inc. ("Moody's") and Fitch Ratings.

      The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. The ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings assigned by S&P to the Class AR and Class AR-L Certificates address only the return of the Class Principal Balances of the Class AR and Class AR-L and interest on such Class Principal Balance at the Class AR and Class AR-L Certificates' respective pass-through rates. The ratings on the Class 3-A-1 Certificates do not address the likelihood of payments made pursuant to the related yield maintenance agreement. The ratings on the Auction Certificates do not address the likelihood of payments made under the Swap Agreement.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

      When issued, the offered certificates, other than the Class C-B-2, Class C-B-3, Class D-B-2, Class D-B-3 and Class D-B-4 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      Any plan fiduciary that proposes to cause an employee benefit plan or other retirement arrangement subject to the Employment Retirement Investment Security Act of 1974, as amended ("ERISA") and/or to Section 4975 of the Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

      Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

      The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. If the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

      For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Residual Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

      The rating of a security may change. If a class of certificates such as the subordinate offered certificates is no longer rated at least BBB- or Baa3, the certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Residual Certificates and any offered certificates rated below investment grade ("collectively, "ERISA Restricted Offered Certificates") will not be registered by the trustee unless the trustee receives one of the following:

o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
      Section 4975 of the Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of those ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a plan, any person acting on behalf of a plan or using plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the trust administrator, the master servicer, the special servicer or any servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using that plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

      Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

ERISA Considerations With Respect to the Auction Certificates

      The transactions under the Swap Agreement, with respect to the Auction Certificates, are likely to be characterized under ERISA and Section 4975 of the Code as principal transactions between the owner of an Auction Certificate and the swap counterparty, the party who has the contractual obligation to pay to the auction administrator the excess, if any, of the Par Price over the Auction Price for each class of Auction Certificates, and the contractual right to receive the excess, if any, of the Auction Price over the Par Price for each class of Auction Certificates. These principal transactions would not be eligible for the exemptive relief under the Exemption. Therefore, the purchase of an Auction Certificate before the Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Auction Certificate and the swap counterparty (if it is a party in interest with respect to the Plan, as defined in the prospectus), unless another exemption is available.

      Accordingly, no Plan or other person using Plan Assets may acquire or hold an Auction Certificate before the Auction Distribution Date unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), 90-1 (for transactions by insurance company pooled separate accounts), 91-38 (for transactions by bank collective investment funds), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of an Auction Certificate, or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or person using Plan Assets or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five PTCEs described immediately above.

      If any Auction Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Neither the depositor nor the underwriter makes any representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates (other than the Class AR and Class AR-L Certificates) will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

            I. the trust administrator or the U.S. withholding agent receives a statement--

                  (a) from the  beneficial  owner on  Internal  Revenue  Service
                  (IRS) From W-8BEN (or any successor form) that--

                        (i) is signed by the beneficial owner under penalties of perjury,

                        (ii) certifies that such beneficial owner is not a United States person, and

                        (iii) provides  the name and  address of the  beneficial
                              owner, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                        (i)   is  signed  under   penalties  of  perjury  by  an
                              authorized   representative   of   the   financial
                              institution,

                        (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                        (iii) provides  the name and  address of the  beneficial
                              owner, and

                        (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

            II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

            III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

            IV. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

      A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

            I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

            II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

            III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding certificates through a partnership or grantor trust.

      The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                                                        ANNEX II

                  PAC SCHEDULE FOR THE CLASS 3-A-6 CERTIFICATES

Date                                                                     Balance
--------------------------------------------------------------    --------------
Closing Date .................................................    $13,271,000.00
December 25, 2005 ............................................     13,271,000.00
January 25, 2006 .............................................     13,271,000.00
February 25, 2006 ............................................     13,271,000.00
March 25, 2006 ...............................................     13,271,000.00
April 25, 2006 ...............................................     13,271,000.00
May 25, 2006 .................................................     13,271,000.00
June 25, 2006 ................................................     13,271,000.00
July 25, 2006 ................................................     13,271,000.00
August 25, 2006 ..............................................     13,271,000.00
September 25, 2006 ...........................................     13,271,000.00
October 25, 2006 .............................................     13,271,000.00
November 25, 2006 ............................................     13,066,173.74
December 25, 2006 ............................................     12,862,400.91
January 25, 2007 .............................................     12,659,676.08
February 25, 2007 ............................................     12,457,993.86
March 25, 2007 ...............................................     12,257,348.91
April 25, 2007 ...............................................     12,057,735.87
May 25, 2007 .................................................     11,859,149.44
June 25, 2007 ................................................     11,661,584.35
July 25, 2007 ................................................     11,465,035.33
August 25, 2007 ..............................................     11,269,497.17
September 25, 2007 ...........................................     11,074,964.67
October 25, 2007 .............................................     10,881,432.65
November 25, 2007 ............................................     10,688,895.97
December 25, 2007 ............................................     10,497,349.50
January 25, 2008 .............................................     10,306,788.16
February 25, 2008 ............................................     10,117,206.88
March 25, 2008 ...............................................      9,928,600.62
April 25, 2008 ...............................................      9,740,964.36
May 25, 2008 .................................................      9,554,293.12
June 25, 2008 ................................................      9,368,581.94
July 25, 2008 ................................................      9,183,825.86
August 25, 2008 ..............................................      9,000,019.99
September 25, 2008 ...........................................      8,817,159.44
October 25, 2008 .............................................      8,635,239.34
November 25, 2008 ............................................      8,454,254.86
December 25, 2008 ............................................      8,274,201.18
January 25, 2009 .............................................      8,095,073.52
February 25, 2009 ............................................      7,916,867.12
March 25, 2009 ...............................................      7,739,577.23
April 25, 2009 ...............................................      7,563,199.15
May 25, 2009 .................................................      7,387,728.18
June 25, 2009 ................................................      7,213,159.67
July 25, 2009 ................................................      7,039,488.96
August 25, 2009 ..............................................      6,866,711.44
September 25, 2009 ...........................................      6,694,822.52
October 25, 2009 .............................................      6,523,817.63
November 25, 2009 ............................................      6,353,692.21
December 25, 2009 ............................................      6,184,441.76
January 25, 2010 .............................................      6,016,061.76
February 25, 2010 ............................................      5,848,547.74
March 25, 2010 ...............................................      5,681,895.25
April 25, 2010 ...............................................      5,516,099.85
May 25, 2010 .................................................      5,351,157.14
June 25, 2010 ................................................      5,187,062.74
July 25, 2010 ................................................      5,023,812.27
August 25, 2010 ..............................................      4,861,401.40
September 25, 2010 ...........................................      4,699,825.82
October 25, 2010 .............................................      4,539,081.22
November 25, 2010 ............................................      4,379,163.33
December 25, 2010 ............................................      4,229,580.22
January 25, 2011 .............................................      4,080,800.66
February 25, 2011 ............................................      3,932,820.48
March 25, 2011 ...............................................      3,785,635.49
April 25, 2011 ...............................................      3,639,241.57
May 25, 2011 .................................................      3,493,634.59
June 25, 2011 ................................................      3,348,810.45
July 25, 2011 ................................................      3,204,765.07
August 25, 2011 ..............................................      3,061,494.39
September 25, 2011 ...........................................      2,918,994.38
October 25, 2011 .............................................      2,777,261.03
November 25, 2011 ............................................      2,636,290.33
December 25, 2011 ............................................      2,499,190.88
January 25, 2012 .............................................      2,362,834.95
February 25, 2012 ............................................      2,227,218.64
March 25, 2012 ...............................................      2,092,338.07
April 25, 2012 ...............................................      1,958,189.37
May 25, 2012 .................................................      1,824,768.71
June 25, 2012 ................................................      1,692,072.25
July 25, 2012 ................................................      1,560,096.21
August 25, 2012 ..............................................      1,428,836.78
September 25, 2012 ...........................................      1,298,290.22
October 25, 2012 .............................................      1,168,743.57
November 25, 2012 ............................................      1,042,020.03
December 25, 2012 ............................................        937,514.25
January 25, 2013 .............................................        835,363.82
February 25, 2013 ............................................        735,520.61
March 25, 2013 ...............................................        637,937.40
April 25, 2013 ...............................................        542,567.91
May 25, 2013 .................................................        449,366.76
June 25, 2013 ................................................        358,289.46
July 25, 2013 ................................................        269,292.37
August 25, 2013 ..............................................        182,332.73

Date                                                                     Balance
--------------------------------------------------------------    --------------
September 25, 2013 ...........................................    $    97,368.60
October 25, 2013 .............................................         14,358.86
November 25, 2013 and thereafter .............................              0.00

                                                                       ANNEX III

                 AGGREGATE TAC SCHEDULE FOR THE CLASS 3-A-1 AND
                            CLASS 3-A-3 CERTIFICATES

Date                                                                     Balance
--------------------------------------------------------------    --------------
Closing Date .................................................    $19,196,000.00
December 25, 2005 ............................................     18,990,499.77
January 25, 2006 .............................................     18,759,053.01
February 25, 2006 ............................................     18,501,883.13
March 25, 2006 ...............................................     18,219,262.49
April 25, 2006 ...............................................     17,911,512.21
May 25, 2006 .................................................     17,579,001.76
June 25, 2006 ................................................     17,222,148.42
July 25, 2006 ................................................     16,842,868.16
August 25, 2006 ..............................................     16,441,634.62
September 25, 2006 ...........................................     16,018,964.55
October 25, 2006 .............................................     15,600,700.69
November 25, 2006 ............................................     15,391,622.29
December 25, 2006 ............................................     15,185,803.14
January 25, 2007 .............................................     14,983,202.62
February 25, 2007 ............................................     14,783,780.58
March 25, 2007 ...............................................     14,587,497.29
April 25, 2007 ...............................................     14,394,313.53
May 25, 2007 .................................................     14,204,190.47
June 25, 2007 ................................................     14,017,089.74
July 25, 2007 ................................................     13,832,973.41
August 25, 2007 ..............................................     13,651,803.95
September 25, 2007 ...........................................     13,473,544.28
October 25, 2007 .............................................     13,298,157.74
November 25, 2007 ............................................     13,125,608.07
December 25, 2007 ............................................     12,955,859.45
January 25, 2008 .............................................     12,788,876.42
February 25, 2008 ............................................     12,624,623.96
March 25, 2008 ...............................................     12,463,067.43
April 25, 2008 ...............................................     12,304,172.59
May 25, 2008 .................................................     12,147,905.59
June 25, 2008 ................................................     11,994,232.94
July 25, 2008 ................................................     11,843,121.58
August 25, 2008 ..............................................     11,694,538.78
September 25, 2008 ...........................................     11,548,452.19
October 25, 2008 .............................................     11,404,829.84
November 25, 2008 ............................................     11,263,640.13
December 25, 2008 ............................................     11,124,851.80
January 25, 2009 .............................................     10,988,433.96
February 25, 2009 ............................................     10,854,356.06
March 25, 2009 ...............................................     10,722,587.90
April 25, 2009 ...............................................     10,593,099.64
May 25, 2009 .................................................     10,465,861.76
June 25, 2009 ................................................     10,340,845.08
July 25, 2009 ................................................     10,218,020.77
August 25, 2009 ..............................................     10,097,360.31
September 25, 2009 ...........................................      9,978,835.51
October 25, 2009 .............................................      9,862,418.50
November 25, 2009 ............................................      9,748,081.76
December 25, 2009 ............................................      9,635,798.02
January 25, 2010 .............................................      9,525,540.39
February 25, 2010 ............................................      9,417,282.24
March 25, 2010 ...............................................      9,310,997.26
April 25, 2010 ...............................................      9,206,659.46
May 25, 2010 .................................................      9,104,243.11
June 25, 2010 ................................................      9,003,722.81
July 25, 2010 ................................................      8,905,073.43
August 25, 2010 ..............................................      8,808,270.14
September 25, 2010 ...........................................      8,713,288.37
October 25, 2010 .............................................      8,620,103.88
November 25, 2010 ............................................      8,528,692.67
December 25, 2010 ............................................      8,449,117.11
January 25, 2011 .............................................      8,371,220.05
February 25, 2011 ............................................      8,294,978.47
March 25, 2011 ...............................................      8,220,369.69
April 25, 2011 ...............................................      8,147,371.19
May 25, 2011 .................................................      8,075,960.80
June 25, 2011 ................................................      8,006,116.55
July 25, 2011 ................................................      7,937,816.75
August 25, 2011 ..............................................      7,871,039.96
September 25, 2011 ...........................................      7,805,764.98
October 25, 2011 .............................................      7,741,970.85
November 25, 2011 ............................................      7,679,636.89
December 25, 2011 ............................................      7,621,917.95
January 25, 2012 .............................................      7,565,583.05
February 25, 2012 ............................................      7,510,612.40
March 25, 2012 ...............................................      7,456,986.49
April 25, 2012 ...............................................      7,404,686.02
May 25, 2012 .................................................      7,353,691.89
June 25, 2012 ................................................      7,303,985.28
July 25, 2012 ................................................      7,255,547.52
August 25, 2012 ..............................................      7,208,360.24
September 25, 2012 ...........................................      7,162,405.22
October 25, 2012 .............................................      7,117,373.69
November 25, 2012 ............................................      7,071,420.95
December 25, 2012 ............................................      7,017,081.98
January 25, 2013 .............................................      6,962,120.62
February 25, 2013 ............................................      6,906,565.21
March 25, 2013 ...............................................      6,850,443.38
April 25, 2013 ...............................................      6,793,782.04
May 25, 2013 .................................................      6,736,607.40
June 25, 2013 ................................................      6,678,945.01


                                      III-1

Date                                                                     Balance
--------------------------------------------------------------    --------------
July 25, 2013 ................................................    $ 6,620,819.75
August 25, 2013 ..............................................      6,562,255.83
September 25, 2013 ...........................................      6,503,276.85
October 25, 2013 .............................................      6,443,905.76
November 25, 2013 ............................................      6,317,428.14
December 25, 2013 ............................................      6,189,188.57
January 25, 2014 .............................................      6,062,293.78
February 25, 2014 ............................................      5,936,728.23
March 25, 2014 ...............................................      5,812,476.56
April 25, 2014 ...............................................      5,689,523.55
May 25, 2014 .................................................      5,567,854.18
June 25, 2014 ................................................      5,447,453.56
July 25, 2014 ................................................      5,328,306.99
August 25, 2014 ..............................................      5,210,399.90
September 25, 2014 ...........................................      5,093,717.92
October 25, 2014 .............................................      4,978,246.79
November 25, 2014 ............................................      4,863,972.45
December 25, 2014 ............................................      4,760,876.21
January 25, 2015 .............................................      4,658,758.41
February 25, 2015 ............................................      4,557,608.14
March 25, 2015 ...............................................      4,457,414.63
April 25, 2015 ...............................................      4,358,167.21
May 25, 2015 .................................................      4,259,855.34
June 25, 2015 ................................................      4,162,468.56
July 25, 2015 ................................................      4,065,009.47
August 25, 2015 ..............................................      3,968,471.25
September 25, 2015 ...........................................      3,872,843.57
October 25, 2015 .............................................      3,762,126.14
November 25, 2015 ............................................      3,652,555.53
December 25, 2015 ............................................      3,544,118.51
January 25, 2016 .............................................      3,436,802.03
February 25, 2016 ............................................      3,330,593.15
March 25, 2016 ...............................................      3,225,479.08
April 25, 2016 ...............................................      3,121,447.17
May 25, 2016 .................................................      3,018,484.88
June 25, 2016 ................................................      2,916,579.84
July 25, 2016 ................................................      2,815,719.79
August 25, 2016 ..............................................      2,715,892.59
September 25, 2016 ...........................................      2,617,086.24
October 25, 2016 .............................................      2,519,288.88
November 25, 2016 ............................................      2,422,488.76
December 25, 2016 ............................................      2,326,674.25
January 25, 2017 .............................................      2,231,833.86
February 25, 2017 ............................................      2,137,956.21
March 25, 2017 ...............................................      2,045,030.05
April 25, 2017 ...............................................      1,953,044.22
May 25, 2017 .................................................      1,861,987.73
June 25, 2017 ................................................      1,771,849.66
July 25, 2017 ................................................      1,682,619.22
August 25, 2017 ..............................................      1,594,285.74
September 25, 2017 ...........................................      1,506,838.67
October 25, 2017 .............................................      1,420,267.55
November 25, 2017 ............................................      1,334,562.04
December 25, 2017 ............................................      1,249,711.91
January 25, 2018 .............................................      1,165,707.05
February 25, 2018 ............................................      1,082,537.44
March 25, 2018 ...............................................      1,000,193.16
April 25, 2018 ...............................................        918,664.42
May 25, 2018 .................................................        837,941.52
June 25, 2018 ................................................        758,014.85
July 25, 2018 ................................................        678,874.92
August 25, 2018 ..............................................        600,512.33
September 25, 2018 ...........................................        522,917.79
October 25, 2018 .............................................        446,082.09
November 25, 2018 ............................................        369,996.13
December 25, 2018 ............................................        294,650.90
January 25, 2019 .............................................        220,037.49
February 25, 2019 ............................................        146,147.09
March 25, 2019 ...............................................         72,970.95
April 25, 2019 ...............................................            500.46
May 25, 2019 and thereafter ..................................              0.00


                                      III-2

                                                                        ANNEX IV

                  TAC SCHEDULE FOR THE CLASS 3-A-1 CERTIFICATES

Date                                                                     Balance
--------------------------------------------------------------    --------------
Closing Date .................................................    $16,830,000.00
December 25, 2005 ............................................     16,624,499.77
January 25, 2006 .............................................     16,393,053.01
February 25, 2006 ............................................     16,135,883.13
March 25, 2006 ...............................................     15,853,262.49
April 25, 2006 ...............................................     15,545,512.21
May 25, 2006 .................................................     15,213,001.76
June 25, 2006 ................................................     14,687,684.56
July 25, 2006 ................................................     14,086,824.41
August 25, 2006 ..............................................     13,453,143.13
September 25, 2006 ...........................................     12,787,982.18
October 25, 2006 .............................................     12,134,534.19
November 25, 2006 ............................................     11,697,419.17
December 25, 2006 ............................................     11,270,554.81
January 25, 2007 .............................................     10,853,747.46
February 25, 2007 ............................................     10,446,806.99
March 25, 2007 ...............................................     10,049,546.61
April 25, 2007 ...............................................      9,661,782.96
May 25, 2007 .................................................      9,283,335.95
June 25, 2007 ................................................      8,914,028.70
July 25, 2007 ................................................      8,553,687.56
August 25, 2007 ..............................................      8,202,141.96
September 25, 2007 ...........................................      7,859,224.42
October 25, 2007 .............................................      7,524,770.46
November 25, 2007 ............................................      7,198,618.59
December 25, 2007 ............................................      6,880,610.20
January 25, 2008 .............................................      6,570,589.55
February 25, 2008 ............................................      6,268,403.69
March 25, 2008 ...............................................      5,973,902.45
April 25, 2008 ...............................................      5,686,938.34
May 25, 2008 .................................................      5,407,366.56
June 25, 2008 ................................................      5,135,044.89
July 25, 2008 ................................................      4,869,833.72
August 25, 2008 ..............................................      4,611,595.92
September 25, 2008 ...........................................      4,360,196.83
October 25, 2008 .............................................      4,115,504.26
November 25, 2008 ............................................      3,877,388.39
December 25, 2008 ............................................      3,645,721.75
January 25, 2009 .............................................      3,420,379.16
February 25, 2009 ............................................      3,201,237.71
March 25, 2009 ...............................................      2,988,176.73
April 25, 2009 ...............................................      2,781,077.72
May 25, 2009 .................................................      2,579,824.33
June 25, 2009 ................................................      2,384,302.30
July 25, 2009 ................................................      2,194,399.47
August 25, 2009 ..............................................      2,010,005.70
September 25, 2009 ...........................................      1,831,012.83
October 25, 2009 .............................................      1,657,314.69
November 25, 2009 ............................................      1,488,807.02
December 25, 2009 ............................................      1,325,387.45
January 25, 2010 .............................................      1,166,955.49
February 25, 2010 ............................................      1,013,412.45
March 25, 2010 ...............................................        864,661.44
April 25, 2010 ...............................................        720,607.35
May 25, 2010 .................................................        581,156.77
June 25, 2010 ................................................        446,218.02
July 25, 2010 ................................................        315,701.07
August 25, 2010 ..............................................        189,517.53
September 25, 2010 ...........................................         67,580.63
October 25, 2010 and thereafter ..............................              0.00

                                                                         ANNEX V

    AGGREGATE PAC SCHEDULE FOR THE CLASS 6-A-5, CLASS 6-A-6, CLASS 6-A-7 AND
                            CLASS 6-A-8 CERTIFICATES

Date                                                                     Balance
--------------------------------------------------------------    --------------
Closing Date .................................................    $63,897,000.00
December 25, 2005 ............................................     63,602,155.98
January 25, 2006 .............................................     63,290,045.53
February 25, 2006 ............................................     62,960,792.21
March 25, 2006 ...............................................     62,614,528.41
April 25, 2006 ...............................................     62,251,395.24
May 25, 2006 .................................................     61,871,542.46
June 25, 2006 ................................................     61,475,128.38
July 25, 2006 ................................................     61,062,319.73
August 25, 2006 ..............................................     60,633,291.60
September 25, 2006 ...........................................     60,188,227.27
October 25, 2006 .............................................     59,727,318.11
November 25, 2006 ............................................     59,250,763.45
December 25, 2006 ............................................     58,758,770.43
January 25, 2007 .............................................     58,251,553.85
February 25, 2007 ............................................     57,729,336.03
March 25, 2007 ...............................................     57,192,346.65
April 25, 2007 ...............................................     56,652,600.82
May 25, 2007 .................................................     56,110,140.40
June 25, 2007 ................................................     55,565,009.69
July 25, 2007 ................................................     55,017,255.48
August 25, 2007 ..............................................     54,466,926.93
September 25, 2007 ...........................................     53,915,991.32
October 25, 2007 .............................................     53,364,469.26
November 25, 2007 ............................................     52,812,382.95
December 25, 2007 ............................................     52,259,756.15
January 25, 2008 .............................................     51,706,614.11
February 25, 2008 ............................................     51,152,983.62
March 25, 2008 ...............................................     50,598,892.92
April 25, 2008 ...............................................     50,047,663.92
May 25, 2008 .................................................     49,499,282.06
June 25, 2008 ................................................     48,953,732.87
July 25, 2008 ................................................     48,411,001.92
August 25, 2008 ..............................................     47,871,074.90
September 25, 2008 ...........................................     47,333,937.53
October 25, 2008 .............................................     46,799,575.65
November 25, 2008 ............................................     46,267,975.14
December 25, 2008 ............................................     45,739,121.97
January 25, 2009 .............................................     45,213,002.17
February 25, 2009 ............................................     44,689,601.85
March 25, 2009 ...............................................     44,168,907.20
April 25, 2009 ...............................................     43,650,904.47
May 25, 2009 .................................................     43,135,579.99
June 25, 2009 ................................................     42,622,920.15
July 25, 2009 ................................................     42,112,911.42
August 25, 2009 ..............................................     41,605,540.35
September 25, 2009 ...........................................     41,100,793.53
October 25, 2009 .............................................     40,598,657.66
November 25, 2009 ............................................     40,099,119.47
December 25, 2009 ............................................     39,602,165.79
January 25, 2010 .............................................     39,107,783.49
February 25, 2010 ............................................     38,615,959.55
March 25, 2010 ...............................................     38,126,680.98
April 25, 2010 ...............................................     37,639,934.86
May 25, 2010 .................................................     37,155,708.36
June 25, 2010 ................................................     36,673,988.71
July 25, 2010 ................................................     36,194,763.19
August 25, 2010 ..............................................     35,718,019.16
September 25, 2010 ...........................................     35,243,744.05
October 25, 2010 .............................................     34,771,925.35
November 25, 2010 ............................................     34,302,550.61
December 25, 2010 ............................................     33,840,167.65
January 25, 2011 .............................................     33,380,186.17
February 25, 2011 ............................................     32,922,593.86
March 25, 2011 ...............................................     32,467,378.49
April 25, 2011 ...............................................     32,014,527.87
May 25, 2011 .................................................     31,564,029.90
June 25, 2011 ................................................     31,115,872.53
July 25, 2011 ................................................     30,670,043.78
August 25, 2011 ..............................................     30,226,531.71
September 25, 2011 ...........................................     29,785,324.46
October 25, 2011 .............................................     29,346,410.24
November 25, 2011 ............................................     28,909,777.30
December 25, 2011 ............................................     28,476,884.35
January 25, 2012 .............................................     28,046,240.34
February 25, 2012 ............................................     27,617,833.72
March 25, 2012 ...............................................     27,191,652.98
April 25, 2012 ...............................................     26,767,686.70
May 25, 2012 .................................................     26,345,923.49
June 25, 2012 ................................................     25,926,352.05
July 25, 2012 ................................................     25,508,961.10
August 25, 2012 ..............................................     25,093,739.46
September 25, 2012 ...........................................     24,680,675.97
October 25, 2012 .............................................     24,269,759.56
November 25, 2012 ............................................     23,860,979.18
December 25, 2012 ............................................     23,457,147.56
January 25, 2013 .............................................     23,055,407.77
February 25, 2013 ............................................     22,655,749.02
March 25, 2013 ...............................................     22,258,160.55
April 25, 2013 ...............................................     21,862,631.68
May 25, 2013 .................................................     21,469,151.76
June 25, 2013 ................................................     21,077,710.21

Date                                                                     Balance
--------------------------------------------------------------    --------------
July 25, 2013 ................................................    $20,688,296.50
August 25, 2013 ..............................................     20,305,067.94
September 25, 2013 ...........................................     19,928,635.73
October 25, 2013 .............................................     19,558,882.75
November 25, 2013 ............................................     19,195,693.87
December 25, 2013 ............................................     18,846,118.86
January 25, 2014 .............................................     18,502,698.19
February 25, 2014 ............................................     18,165,325.88
March 25, 2014 ...............................................     17,833,897.74
April 25, 2014 ...............................................     17,508,311.34
May 25, 2014 .................................................     17,188,466.02
June 25, 2014 ................................................     16,874,262.79
July 25, 2014 ................................................     16,565,604.36
August 25, 2014 ..............................................     16,262,395.11
September 25, 2014 ...........................................     15,964,541.01
October 25, 2014 .............................................     15,671,949.65
November 25, 2014 ............................................     15,384,530.18
December 25, 2014 ............................................     15,108,195.32
January 25, 2015 .............................................     14,836,659.18
February 25, 2015 ............................................     14,569,840.12
March 25, 2015 ...............................................     14,307,657.83
April 25, 2015 ...............................................     14,050,033.37
May 25, 2015 .................................................     13,796,889.12
June 25, 2015 ................................................     13,548,148.78
July 25, 2015 ................................................     13,303,737.31
August 25, 2015 ..............................................     13,056,904.36
September 25, 2015 ...........................................     12,814,438.70
October 25, 2015 .............................................     12,576,265.12
November 25, 2015 ............................................     12,342,309.73
December 25, 2015 ............................................     12,112,499.87
January 25, 2016 .............................................     11,886,764.10
February 25, 2016 ............................................     11,665,032.22
March 25, 2016 ...............................................     11,447,235.18
April 25, 2016 ...............................................     11,233,305.13
May 25, 2016 .................................................     11,023,175.37
June 25, 2016 ................................................     10,816,780.31
July 25, 2016 ................................................     10,614,055.48
August 25, 2016 ..............................................     10,414,937.52
September 25, 2016 ...........................................     10,219,364.13
October 25, 2016 .............................................     10,027,274.05
November 25, 2016 ............................................      9,838,607.10
December 25, 2016 ............................................      9,653,304.08
January 25, 2017 .............................................      9,471,306.83
February 25, 2017 ............................................      9,292,558.15
March 25, 2017 ...............................................      9,117,001.82
April 25, 2017 ...............................................      8,944,582.59
May 25, 2017 .................................................      8,775,246.12
June 25, 2017 ................................................      8,608,939.02
July 25, 2017 ................................................      8,445,608.79
August 25, 2017 ..............................................      8,285,203.83
September 25, 2017 ...........................................      8,127,673.41
October 25, 2017 .............................................      7,972,967.68
November 25, 2017 ............................................      7,821,037.62
December 25, 2017 ............................................      7,671,835.05
January 25, 2018 .............................................      7,525,312.61
February 25, 2018 ............................................      7,381,423.75
March 25, 2018 ...............................................      7,240,122.70
April 25, 2018 ...............................................      7,101,364.48
May 25, 2018 .................................................      6,965,104.88
June 25, 2018 ................................................      6,831,300.43
July 25, 2018 ................................................      6,699,908.41
August 25, 2018 ..............................................      6,570,886.83
September 25, 2018 ...........................................      6,444,194.40
October 25, 2018 .............................................      6,319,790.55
November 25, 2018 ............................................      6,197,635.40
December 25, 2018 ............................................      6,077,689.75
January 25, 2019 .............................................      5,959,915.05
February 25, 2019 ............................................      5,844,273.45
March 25, 2019 ...............................................      5,730,727.69
April 25, 2019 ...............................................      5,619,241.20
May 25, 2019 .................................................      5,509,778.00
June 25, 2019 ................................................      5,402,302.74
July 25, 2019 ................................................      5,296,780.67
August 25, 2019 ..............................................      5,193,177.62
September 25, 2019 ...........................................      5,091,460.03
October 25, 2019 .............................................      4,991,594.89
November 25, 2019 ............................................      4,893,549.78
December 25, 2019 ............................................      4,797,292.81
January 25, 2020 .............................................      4,702,792.65
February 25, 2020 ............................................      4,610,018.50
March 25, 2020 ...............................................      4,518,940.09
April 25, 2020 ...............................................      4,429,527.67
May 25, 2020 .................................................      4,341,751.99
June 25, 2020 ................................................      4,255,584.31
July 25, 2020 ................................................      4,170,996.38
August 25, 2020 ..............................................      4,087,960.44
September 25, 2020 ...........................................      4,006,449.20
October 25, 2020 .............................................      3,926,435.84
November 25, 2020 ............................................      3,847,894.00
December 25, 2020 ............................................      3,770,797.76
January 25, 2021 .............................................      3,695,121.66
February 25, 2021 ............................................      3,620,840.69
March 25, 2021 ...............................................      3,547,930.23
April 25, 2021 ...............................................      3,476,366.12
May 25, 2021 .................................................      3,406,124.60
June 25, 2021 ................................................      3,337,182.31
July 25, 2021 ................................................      3,269,516.31
August 25, 2021 ..............................................      3,203,104.05
September 25, 2021 ...........................................      3,137,923.35
October 25, 2021 .............................................      3,073,952.43
November 25, 2021 ............................................      3,011,169.88
December 25, 2021 ............................................      2,949,554.67
January 25, 2022 .............................................      2,889,086.10
February 25, 2022 ............................................      2,829,743.87

Date                                                                     Balance
--------------------------------------------------------------    --------------
March 25, 2022 ...............................................    $ 2,771,507.98
April 25, 2022 ...............................................      2,714,358.83
May 25, 2022 .................................................      2,658,277.11
June 25, 2022 ................................................      2,603,243.88
July 25, 2022 ................................................      2,549,240.49
August 25, 2022 ..............................................      2,496,248.65
September 25, 2022 ...........................................      2,444,250.35
October 25, 2022 .............................................      2,393,227.92
November 25, 2022 ............................................      2,343,163.99
December 25, 2022 ............................................      2,294,041.47
January 25, 2023 .............................................      2,245,843.58
February 25, 2023 ............................................      2,198,553.84
March 25, 2023 ...............................................      2,152,156.03
April 25, 2023 ...............................................      2,106,634.24
May 25, 2023 .................................................      2,061,972.81
June 25, 2023 ................................................      2,018,156.37
July 25, 2023 ................................................      1,975,169.81
August 25, 2023 ..............................................      1,932,998.26
September 25, 2023 ...........................................      1,891,627.15
October 25, 2023 .............................................      1,851,042.12
November 25, 2023 ............................................      1,811,229.10
December 25, 2023 ............................................      1,772,174.23
January 25, 2024 .............................................      1,733,863.90
February 25, 2024 ............................................      1,696,284.75
March 25, 2024 ...............................................      1,659,423.64
April 25, 2024 ...............................................      1,623,267.65
May 25, 2024 .................................................      1,587,804.11
June 25, 2024 ................................................      1,553,020.55
July 25, 2024 ................................................      1,518,904.71
August 25, 2024 ..............................................      1,485,444.57
September 25, 2024 ...........................................      1,452,628.30
October 25, 2024 .............................................      1,420,444.28
November 25, 2024 ............................................      1,388,881.09
December 25, 2024 ............................................      1,357,927.52
January 25, 2025 .............................................      1,327,572.54
February 25, 2025 ............................................      1,297,805.32
March 25, 2025 ...............................................      1,268,615.21
April 25, 2025 ...............................................      1,239,991.77
May 25, 2025 .................................................      1,211,924.73
June 25, 2025 ................................................      1,184,403.97
July 25, 2025 ................................................      1,157,419.60
August 25, 2025 ..............................................      1,130,961.85
September 25, 2025 ...........................................      1,105,021.17
October 25, 2025 .............................................      1,079,588.14
November 25, 2025 ............................................      1,054,653.52
December 25, 2025 ............................................      1,030,208.24
January 25, 2026 .............................................      1,006,243.36
February 25, 2026 ............................................        982,750.13
March 25, 2026 ...............................................        959,719.93
April 25, 2026 ...............................................        937,144.31
May 25, 2026 .................................................        915,014.95
June 25, 2026 ................................................        893,323.69
July 25, 2026 ................................................        872,062.50
August 25, 2026 ..............................................        851,223.50
September 25, 2026 ...........................................        830,798.95
October 25, 2026 .............................................        810,781.24
November 25, 2026 ............................................        791,162.90
December 25, 2026 ............................................        771,936.59
January 25, 2027 .............................................        753,095.09
February 25, 2027 ............................................        734,631.32
March 25, 2027 ...............................................        716,538.32
April 25, 2027 ...............................................        698,809.25
May 25, 2027 .................................................        681,437.39
June 25, 2027 ................................................        664,416.15
July 25, 2027 ................................................        647,739.03
August 25, 2027 ..............................................        631,399.68
September 25, 2027 ...........................................        615,391.84
October 25, 2027 .............................................        599,709.36
November 25, 2027 ............................................        584,346.21
December 25, 2027 ............................................        569,296.46
January 25, 2028 .............................................        554,554.28
February 25, 2028 ............................................        540,113.95
March 25, 2028 ...............................................        525,969.86
April 25, 2028 ...............................................        512,116.47
May 25, 2028 .................................................        498,548.38
June 25, 2028 ................................................        485,260.25
July 25, 2028 ................................................        472,246.85
August 25, 2028 ..............................................        459,503.04
September 25, 2028 ...........................................        447,023.78
October 25, 2028 .............................................        434,804.11
November 25, 2028 ............................................        422,839.16
December 25, 2028 ............................................        411,124.14
January 25, 2029 .............................................        399,654.37
February 25, 2029 ............................................        388,425.21
March 25, 2029 ...............................................        377,432.16
April 25, 2029 ...............................................        366,670.74
May 25, 2029 .................................................        356,136.60
June 25, 2029 ................................................        345,825.43
July 25, 2029 ................................................        335,733.03
August 25, 2029 ..............................................        325,855.24
September 25, 2029 ...........................................        316,188.02
October 25, 2029 .............................................        306,727.35
November 25, 2029 ............................................        297,469.32
December 25, 2029 ............................................        288,410.07
January 25, 2030 .............................................        279,545.82
February 25, 2030 ............................................        270,872.87
March 25, 2030 ...............................................        262,387.54
April 25, 2030 ...............................................        254,086.28
May 25, 2030 .................................................        245,965.55
June 25, 2030 ................................................        238,021.89
July 25, 2030 ................................................        230,251.93
August 25, 2030 ..............................................        222,652.32
September 25, 2030 ...........................................        215,219.79
October 25, 2030 .............................................        207,951.14

Date                                                                     Balance
--------------------------------------------------------------    --------------
November 25, 2030 ............................................    $   200,843.19
December 25, 2030 ............................................        193,892.86
January 25, 2031 .............................................        187,097.11
February 25, 2031 ............................................        180,452.94
March 25, 2031 ...............................................        173,957.43
April 25, 2031 ...............................................        167,607.69
May 25, 2031 .................................................        161,400.89
June 25, 2031 ................................................        155,334.26
July 25, 2031 ................................................        149,405.08
August 25, 2031 ..............................................        143,610.65
September 25, 2031 ...........................................        137,948.37
October 25, 2031 .............................................        132,415.64
November 25, 2031 ............................................        127,009.94
December 25, 2031 ............................................        121,728.77
January 25, 2032 .............................................        116,569.69
February 25, 2032 ............................................        111,530.31
March 25, 2032 ...............................................        106,608.27
April 25, 2032 ...............................................        101,801.26
May 25, 2032 .................................................         97,107.01
June 25, 2032 ................................................         92,523.29
July 25, 2032 ................................................         88,047.93
August 25, 2032 ..............................................         83,678.76
September 25, 2032 ...........................................         79,413.69
October 25, 2032 .............................................         75,250.64
November 25, 2032 ............................................         71,187.59
December 25, 2032 ............................................         67,222.54
January 25, 2033 .............................................         63,353.53
February 25, 2033 ............................................         59,578.65
March 25, 2033 ...............................................         55,896.01
April 25, 2033 ...............................................         52,303.75
May 25, 2033 .................................................         48,800.07
June 25, 2033 ................................................         45,383.18
July 25, 2033 ................................................         42,051.32
August 25, 2033 ..............................................         38,802.78
September 25, 2033 ...........................................         35,635.88
October 25, 2033 .............................................         32,548.96
November 25, 2033 ............................................         29,540.39
December 25, 2033 ............................................         26,608.59
January 25, 2034 .............................................         23,751.98
February 25, 2034 ............................................         20,969.03
March 25, 2034 ...............................................         18,258.24
April 25, 2034 ...............................................         15,618.13
May 25, 2034 .................................................         13,047.24
June 25, 2034 ................................................         10,544.15
July 25, 2034 ................................................          8,107.47
August 25, 2034 ..............................................          7,217.38
September 25, 2034 ...........................................          6,350.29
October 25, 2034 .............................................          5,505.73
November 25, 2034 ............................................          4,683.24
December 25, 2034 ............................................          3,882.36
January 25, 2035 .............................................          3,102.65
February 25, 2035 ............................................          2,566.98
March 25, 2035 ...............................................          2,045.40
April 25, 2035 ...............................................          1,537.63
May 25, 2035 .................................................          1,043.38
June 25, 2035 ................................................            562.37
July 25, 2035 ................................................             94.32
August 25, 2035 and thereafter ...............................              0.00

                                                                        ANNEX VI

            CLASS 3-A-1 YIELD MAINTENANCE AGREEMENT NOTIONAL AMOUNTS

Distribution Date                                       Notional Amount (U.S. $)
-----------------------------------------------------   ------------------------
December 25, 2005 ...................................             $16,830,000.00
January 25, 2006 ....................................              16,624,499.77
February 25, 2006 ...................................              16,393,053.01
March 25, 2006 ......................................              16,135,883.13
April 25, 2006 ......................................              15,853,262.49
May 25, 2006 ........................................              15,545,512.21
June 25, 2006 .......................................              15,213,001.76
July 25, 2006 .......................................              14,856,148.42
August 25, 2006 .....................................              14,326,827.64
September 25, 2006 ..................................              13,732,652.43
October 25, 2006 ....................................              13,108,523.52
November 25, 2006 ...................................              12,494,631.31
December 25, 2006 ...................................              12,095,634.16
January 25, 2007 ....................................              11,705,487.24
February 25, 2007 ...................................              11,324,033.55
March 25, 2007 ......................................              10,951,118.70
April 25, 2007 ......................................              10,586,590.88
May 25, 2007 ........................................              10,230,300.88
June 25, 2007 .......................................               9,882,101.96
July 25, 2007 .......................................               9,541,849.84
August 25, 2007 .....................................               9,209,402.71
September 25, 2007 ..................................               8,884,621.09
October 25, 2007 ....................................               8,567,367.88
November 25, 2007 ...................................               8,257,508.29
December 25, 2007 ...................................               7,954,909.78
January 25, 2008 ....................................               7,659,442.05
February 25, 2008 ...................................               7,370,977.00
March 25, 2008 ......................................               7,089,388.69
April 25, 2008 ......................................               6,814,553.28
May 25, 2008 ........................................               6,546,349.04
June 25, 2008 .......................................               6,284,656.29
July 25, 2008 .......................................               6,029,357.37
August 25, 2008 .....................................               5,780,336.60
September 25, 2008 ..................................               5,537,480.25
October 25, 2008 ....................................               5,300,676.52
November 25, 2008 ...................................               5,069,815.50
December 25, 2008 ...................................               4,844,789.12
January 25, 2009 ....................................               4,625,491.16
February 25, 2009 ...................................               4,411,817.18
March 25, 2009 ......................................               4,203,664.51
April 25, 2009 ......................................               4,000,932.23
May 25, 2009 ........................................               3,803,521.11
June 25, 2009 .......................................               3,611,333.61
July 25, 2009 .......................................               3,424,273.83
August 25, 2009 .....................................               3,242,247.53
September 25, 2009 ..................................               3,065,162.03
October 25, 2009 ....................................               2,892,926.24
November 25, 2009 ...................................               2,725,450.61
December 25, 2009 ...................................               2,562,647.12
January 25, 2010 ....................................               2,404,429.23
February 25, 2010 ...................................               2,250,711.89
March 25, 2010 ......................................               2,101,411.47
April 25, 2010 ......................................               1,956,445.78
May 25, 2010 ........................................               1,815,734.03
June 25, 2010 .......................................               1,679,196.80
July 25, 2010 .......................................               1,546,756.00
August 25, 2010 .....................................               1,418,334.92
September 25, 2010 ..................................               1,293,858.11
October 25, 2010 ....................................               1,173,251.43
November 25, 2010 ...................................               1,056,442.00
December 25, 2010 ...................................                 943,358.19
January 25, 2011 ....................................                 854,753.00
February 25, 2011 ...................................                 769,599.22
March 25, 2011 ......................................                 687,829.50
April 25, 2011 ......................................                 609,377.73
May 25, 2011 ........................................                 534,178.86
June 25, 2011 .......................................                 462,169.00
July 25, 2011 .......................................                 393,285.37
August 25, 2011 .....................................                 327,466.26
September 25, 2011 ..................................                 264,651.02
October 25, 2011 ....................................                 204,780.06
November 25, 2011 ...................................                 147,794.81
December 25, 2011 ...................................                  93,637.73
January 25, 2012 ....................................                  48,670.45
February 25, 2012 ...................................                   6,320.99

PROSPECTUS

Mortgage Pass-Through Certificates Mortgage-Backed Notes

Credit Suisse First Boston Mortgage Acceptance Corp.
Depositor

                         The Depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.

                         Each trust will consist primarily of:

                         o One or more pools of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans, secured by residential properties, loans secured by manufactured homes, or participation interests in those loans.

                         o  Agency mortgage-backed securities.

                         o  Private mortgage-backed securities.

                         The securities in a series:

                         o Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.

                         o May include multiple classes of securities with differing payment terms and priorities.

                         o  Will have the benefit of credit enhancement.

--------------------------------------------------------------------------------
 You should carefully consider the Risk Factors beginning on Page 5 in this prospectus.

 This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.
--------------------------------------------------------------------------------

The securities may be offered to the public through several different methods. Credit Suisse First Boston LLC, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities.

This prospectus and the accompanying prospectus supplement may be used by Credit Suisse First Boston LLC in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse First Boston LLC may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  June 1, 2005

              Important notice about information presented in this
             prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of securities; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption "Glossary" in this prospectus.

                               TABLE OF CONTENTS

                                        Page
                                        ---
RISK FACTORS..........................    5
DESCRIPTION OF THE SECURITIES.........    9
    General...........................    9
    Distributions on the Securities...    9
    Categories of Classes of
      Securities......................   11
    Funding Account...................   13
    Optional Termination..............   13
    Book-entry Registration...........   13
EXCHANGEABLE SECURITIES...............   14
    General...........................   14
    Exchanges.........................   15
    Procedures.......................    16
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATIONS......................   16
    Payment Delays....................   16
    Principal Prepayments.............   17
    Timing of Reduction of Principal
      Balance.........................   17
    Interest or Principal Only
      Securities......................   17
    Funding Account...................   17
    Final Scheduled Distribution
      Date............................   17
    Prepayments and Weighted Average
      Life............................   18
    Other Factors Affecting Weighted
      Average Life....................   18
THE TRUST FUNDS.......................   21
    Private Mortgage-Backed
      Securities......................   22
    The Agency Securities.............   24
    The Mortgage Loans................   25
    The Manufactured Home Loans.......   32
    Collection Account and Payment
      Account.........................   33
    Other Funds or Accounts...........   34
LOAN UNDERWRITING PROCEDURES AND
  STANDARDS...........................   35
    Underwriting Standards............   35
    Loss Experience...................   37
    Representations and Warrants......   37
SERVICING OF LOANS....................   39
    General...........................   39
    Collection Procedures; Escrow
      Accounts.......................    40
    Deposits to and Withdrawals from
      the Collection..................   40
    Servicing Accounts................   42
    Buy-down Loans, GPM Loans and
      Other Subsidized Loans..........   42
    Advances..........................   43
    Maintenance of Insurance Policies
      and Other Servicing
      Procedures......................   43
    Presentation of Claims;
      Realization on Defaulted
      Loans...........................   46
    Enforcement of Due-on-sale
      Clauses.........................   47
    Servicing Compensation and Payment
      of Expenses.....................   47
    Evidence as to Compliance.........   48
    Matters Regarding the Master
      Servicer and the Depositor......   48
CREDIT SUPPORT........................   49
    General...........................   49
    Subordinate Securities;
      Subordination Reserve Fund......   50
    Overcollateralization.............   51
    Cross-Support Features............   51
    Insurance.........................   52
    Letter of Credit..................   52
    Financial Guarantee Insurance.....   52
    Reserve Funds.....................   53
DESCRIPTION OF MORTGAGE AND OTHER
  INSURANCE...........................   54
    Mortgage Insurance on the Loans...   54
    Hazard Insurance on the Loans.....   57
    Bankruptcy Bond...................   58
    Repurchase Bond...................   59
THE AGREEMENTS........................   59
    Assignment of Mortgage Assets.....   59
    Repurchase and Substitution of
      Loans...........................   62
    Reports to Securityholders........   63
    Investment of Funds...............   64
    Event of Default and Rights in the
      Case of Events of Default.......   65
    The Owner Trustee.................   67
    The Trustee.......................   67
    Duties of the Trustee.............   67
    Resignation of Trustee............   68
    Payment Account...................   68
    Expense Reserve Fund..............   69
    Amendment of Agreements...........   69
    Voting Rights.....................   70
    REMIC Administrator...............   70
    Termination.......................   70
LEGAL ASPECTS OF LOANS................   71
    Cooperative Loans.................   71
    Tax Aspects of Cooperative
      Ownership.......................   73
    Foreclosure on Mortgage Loans.....   73
    Realizing on Cooperative Loan
      Security........................   75
    Rights of Redemption..............   76
    Anti-deficiency Legislation and
      Other Limitations on Lenders....   77
    Leasehold Considerations..........   79
    Servicemembers Civil Relief Act...   79
    Junior Mortgages; Rights of Senior
      Mortgagees......................   80
    Due-on-sale Clauses in Mortgage
      Loans...........................   81

                                        Page
                                        ---
    Enforceability of Prepayment and
      Late Payment Fees...............   82
    Equitable Limitations on
      Remedies........................   82
    Applicability of Usury Laws.......   83
    Adjustable Interest Rate Loans....   83
    Environmental Legislation.........   83
    Forfeitures in Drug and RICO
      Proceedings.....................   84
    Negative Amortization Loans.......   84
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   85
    General...........................   85
    REMICs............................   85
    Classification of REMICs..........   85
    Characterization of Investments in
      REMIC Certificates..............   86
    Tiered REMIC Structures...........   87
    Taxation of Owners of REMIC
      Regular Certificates............   87
    Taxation of Owners of REMIC
      Residual Certificates...........   92
    Notes.............................  103
STATE AND OTHER TAX CONSEQUENCES......  104
ERISA CONSIDERATIONS..................  104
LEGAL INVESTMENT......................  110
LEGAL MATTERS.........................  112
THE DEPOSITOR.........................  112
USE OF PROCEEDS.......................  112
PLAN OF DISTRIBUTION..................  113
GLOSSARY..............................  114

                                  RISK FACTORS

    The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.


There is no source of payments      When you buy a security, you will not own an
for your securities other than      interest in or a debt obligation of Credit
payments on the mortgage loans      Suisse First Boston Mortgage Acceptance
in the trust and any credit         Corp., the master servicer or any of their
enhancement.                        affiliates. You will own an interest in the
                                    trust in the case of a series of
                                    certificates, or you will be entitled to proceeds from the trust established in the case of a series of notes. Your payments come only from assets in the trust.
                                    Therefore, the mortgagors' payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

You bear the risk of mortgagor      Because your securities are backed by the
defaults; some kinds of             mortgage loans, your investment may be
mortgage loans may be               affected by a decline in real estate values
especially prone to defaults.       and changes in each individual mortgagor's
                                    financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses.
                                    To the extent your securities are not
                                    covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your certificate or note. The following types of loans may be included:

                                    o  mortgage loans that are subject to
                                       "negative amortization". The principal
                                       balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

                                    o mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as "balloon loans" and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans and revolving credit loans involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property;

                                    In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

                                    o adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

                                    o  loans secured by second or more junior
                                       liens. The cost of foreclosure on these
                                       loans compared to the potential
                                       foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

                                    o  mortgage loans that are concentrated in
                                       one or more regions, states or zip code
                                       areas of the United States. Those
                                       geographic units may experience weak
                                       economic conditions and housing markets.
                                       This may cause higher rates of loss and
                                       delinquency. See "The Mortgage Pool" in
                                       the prospectus supplement to see if any
                                       of these or other types of special risk
                                       loans are included in the mortgage pool
                                       applicable to your securities.

Credit enhancements may be          This prospectus supplement related to your
limited or reduced and this         securities may specify that credit
may cause your securities to        enhancements will provide some protection to
bear more risk of mortgagor         cover various losses on the underlying
defaults.                           mortgage loans. The forms of credit
                                    enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See "Credit Support" in this prospectus. See also "Credit Enhancement" in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

                                    Regardless of the form of credit
                                    enhancement, an investor should be aware that:

                                    o  The amount of coverage is usually
                                       limited;

                                    o  The amount of coverage will usually be
                                       reduced over time according to a schedule or formula;

                                    o  The particular forms of credit
                                       enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

                                    o  The particular forms of credit
                                       enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

                                    o If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

The ratings of your securities      Any class of securities issued under this
may be lowered or withdrawn,        prospectus and the accompanying prospectus
and do not take into account        supplement will be rated in one of the four
risks other than credit risks       highest rating categories of at least one
which you will bear.                nationally recognized rating agency. A
                                    rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early.
                                    A rating is not a recommendation to
                                    purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                    A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                    o  a decrease in the adequacy of the value
                                       of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

                                    o  a change in the rating of the credit
                                       enhancement provider's long-term debt.

                                    The amount, type, and nature of credit
                                    enhancement established for a class of
                                    securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due       The master servicer or another entity
to the optional redemption of       specified in the related prospectus
the securities or the options       supplement may elect to repurchase all of
repurchase of underlying            the assets of the trust if the aggregate
mortgage loans.                     outstanding principal balance of those
                                    assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series.
                                    See "Yield, Prepayment and Maturity

                                    Considerations" in this prospectus and in the accompanying prospectus supplement.


The yield, market price,            A trust may include one or more financial
rating and liquidity of your        instruments including interest rate or other
securities may be reduced if        swap agreements and interest rate cap or
the provider of any financial       floor agreements. These financial
instrument defaults or is           instruments provide protection against some
downgraded.                         types of risks or provide specific cashflow
                                    characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

                         DESCRIPTION OF THE SECURITIES

General

    The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuer and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.

    Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

    The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Distributions on the Securities

    Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

    Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

    Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See "Book-Entry Registration" in this prospectus.

    For information regarding reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

    Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

    Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus.

    Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

    The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

    A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

    In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

    Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See "Credit Support." If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

Categories of Classes of Securities

    In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                                  Description
Categories of Classes                                           Principal Types
---------------------                                           ---------------
Accretion directed........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities......................  A class consisting of "components." The components of a class of component securities may have different principal and
                                            interest payment characteristics but together constitute a single class. Each component of a class of component
                                            securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class or PACs...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage
                                            assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal class.................  A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant
                                            prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all
                                            other classes in the same series of securities may be
                                            identified as a sequential pay class.

Strip.....................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying mortgage assets or other assets of the trust fund.

                                                                  Description
Categories of Classes                                           Principal Types
---------------------                                           ---------------
Support class (also sometimes referred to
  as "companion classes").................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                            made on specified planned principal classes, targeted
                                            principal classes or scheduled principal classes.

Targeted principal class or TACs..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived
                                            by assuming a single constant prepayment rate for the
                                            underlying mortgage assets.


                                                                     Description
                                                                   Interest Types
                                                                   --------------
Lockout...................................  A senior class that does not receive principal payments for a specific period of time.

Fixed rate................................  A class with an interest rate that is fixed throughout the life of the class.

Floating rate.............................  A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate.....................  A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                            applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only.............................  A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount.
                                            A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the
                                            amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only............................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual...........................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may
                                            continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Funding Account

    The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under "The Agreements -- Investment of Funds" in this prospectus. The amount held in those eligible investments shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

Optional Termination

    The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See "The
Agreements -- Termination."

    In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

    In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

Book-entry Registration

    The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

    DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

    Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

    Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

    The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

    DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may, with the consent of the participants, elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                            EXCHANGEABLE SECURITIES

General

    As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

    If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

    Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

    If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

    o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities -- for purposes of this condition, an interest only class will have a principal balance of zero;

    o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

    o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

    o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

    o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

    o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

    These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

    o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

    o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

    A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

    The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

    If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

    The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

    For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

Principal Prepayments

    For a series for which the mortgage assets consist of loans or participation interests in those loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See "Servicing of Loans -- Advances."

Timing of Reduction of Principal Balance

    A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

Interest or Principal Only Securities

    A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

    If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities -- Funding Account" in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See "Risk Factors -- Yield, Prepayment and Maturity."

Final Scheduled Distribution Date

    The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Prepayments and Weighted Average Life

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

    The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

    Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

    Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

    The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

Other Factors Affecting Weighted Average Life

    Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

    o  revolving credit loans,

    o  Additional Collateral Loans,

    o  ARM loans,

    o  Balloon Loans,

    o  Bi-Weekly Loans,

    o  GEM Loans,

    o  GPM Loans, or

    o  Buy-Down Loans.

    In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

    If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

    Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

    o  real estate values,

    o  the mortgagor's financial situation,

    o  prevailing mortgage market interest rates,

    o  the mortgagor's equity in the related mortgaged property,

    o  tax laws, and

    o  prevailing general economic conditions.

    In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

    Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

    For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

    For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

    The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

    Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

    Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include "due-on-sale" clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable "due-on-sale" clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

    Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See "Description of the Securities -- Optional Termination."

                                THE TRUST FUNDS

    The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

    o  the mortgage assets;

    o amounts held from time to time in the Collection Account and the Payment Account established for that series;

    o  mortgaged property;

    o  the credit line agreements related to any revolving credit loans;

    o any reserve fund for that series, if specified in the related prospectus supplement;

    o  the subservicing agreements, if any, relating to loans in the trust;

    o  any primary mortgage insurance policies relating to loans in the trust;

    o any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

    o eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

    o any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

    Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

    Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

    o  private mortgage-backed securities;

    o mortgage loans or participation interests in those mortgage loans and manufactured home loans or participation interests in those manufactured home loans; or

    o  Agency Securities.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

    As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor. Participation interests in loans may be purchased by the depositor, or an affiliate, under a participation agreement. See "The Agreements -- Assignment of Mortgage Assets."

    Any mortgage securities underlying any certificates will (i) either
(a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

    Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the issuer will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

Private Mortgage-Backed Securities

    General. Private mortgage-backed securities may consist of:

    o mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

    o  collateralized mortgage obligations secured by loans; or

    o pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

    The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

    Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

    o  revolving credit loans,

    o  fixed rate, level payment, fully amortizing loans,

    o  Additional Collateral Loans,

    o  GEM Loans,

    o  GPM Loans,

    o  Balloon Loans,

    o  Buy-Down Loans,

    o  Bi-Weekly Loans,

    o  ARM loans, or

    o  loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

    o no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

    o each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

    o no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

    o each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

    o each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

    Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

    Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

    o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

    o various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

       o the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

       o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

       o  the servicing fee or range of servicing fees for the loans;

       o the minimum and maximum stated maturities of the underlying loans at origination;

    o the maximum original term-to-stated maturity of the private mortgage-backed securities;

    o the weighted average term-to-stated maturity of the private mortgage-backed securities;

    o the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

    o the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

    o the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

    o various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

    o the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

    o the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

The Agency Securities

    All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

    The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Loans" in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

    GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

    o insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

    o partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA certificates.

    GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

    Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

    Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

    o substantially all of which are secured by one- to four-family residential properties or

    o if specified in the related prospectus supplement, are secured by five or more family residential properties.

    The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

    Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See "Additional Information" for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

    Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

    o  fixed, variable or adjustable rate conventional mortgage loans or

    o  fixed-rate FHA loans or VA loans.

    Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

The Mortgage Loans

    The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans or participation interests in those mortgage loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

    o may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

    o  revolving credit loans,

    o  Additional Collateral Loans,

    o  GPM Loans,

    o  GEM Loans,

    o  Balloon Loans,

    o  Buy-Down Loans,

    o  Bi-Weekly Loans, or

    o mortgage loans with other payment characteristics as described under "The Mortgage Loans" in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

    The mortgaged properties may include single family property including:

    o  detached individual dwellings,

    o  cooperative dwellings,

    o  individual condominiums,

    o  townhouses,

    o  duplexes,

    o  row houses,

    o  individual units in planned unit developments and

    o  other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

    Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See "Legal Aspects of Loans."

    If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

    o first, to the payment of court costs and fees in connection with the foreclosure,

    o  second, to real estate taxes,

    o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

    o  fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

    Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

    If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

    The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

    o  For mortgaged property securing a single family property, the lesser of:

       o the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

       o the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

    o  For refinanced, modified or converted mortgaged property, the lesser of:

       o the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

       o the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

    o For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Legal Aspects of Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

    The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

    o the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

    o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

    To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

    The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

    o no mortgage loan will have had a LTV ratio at origination in excess of 125%;

    o each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

    o no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

    o no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

    Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

    The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Plan of Distribution." The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, or any representation as to the accuracy or completeness of that information provided by the seller and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

    The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

    The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

    In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

    In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

    In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

    In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

    ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

    Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

    If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

    The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

    o  the aggregate outstanding principal balance of the mortgage loans;

    o the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

    o  the average outstanding principal balance of the mortgage loans;

    o the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

    o  the range of LTV ratios of the mortgage loans;

    o the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

    o the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

    o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

    o the geographic distribution of the mortgaged properties securing the mortgage loans;


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

    o the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

    o the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

    o for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

    o for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

    If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

    As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

    Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

    With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

    The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

The Manufactured Home Loans

    Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

    The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

    The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

    o no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

    o each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

    o no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

    o each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see "Loan Underwriting Procedures and Standards." For servicing of manufactured home loans, see "Servicing of Loans."

    The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

    o the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

    o  the weighted average interest rate on the manufactured home loans;

    o  the average outstanding principal balance of the manufactured home loans;

    o the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

    o  the range of LTV ratios of the manufactured home loans;

    o the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

    o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

    o  the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

    If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

Collection Account and Payment Account

    In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

    o  all distributions received on the mortgage assets for that series,

    o  all Advances, other than Advances deposited into the Payment Account,

    o the amount of cash to be initially deposited in that Collection Account, if any,

    o reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

    Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

    A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also "The Agreements -- Payment Account" in this prospectus.

Other Funds or Accounts

    A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See "Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans." If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See "Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans" in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

    The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

    Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

    Mortgage loans will have been originated by:

    o  a savings and loan association,

    o  savings bank,

    o  commercial bank,

    o  credit union,

    o  insurance company, or

    o similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

    Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform,

Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

    Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

    For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

    o  the required minimum down payment,

    o  the maximum amount of purchase price eligible for financing,

    o  the maximum original principal amount that may be financed, and

    o the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

    Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

    To the extent specified in the related prospectus supplement, the depositor may purchase loans, or participation interests in those loans, for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a "limited documentation program," if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

    In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

    The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have "antideficiency" laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans" in this prospectus.

    For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

    The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Legal Aspects of Loans" in this prospectus.

    No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

    To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warrants

    The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

    o any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

    o for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

    o the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

    o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

    o the related mortgaged property is free from material damage and at least in adequate repair;

    o there are no delinquent tax or assessment liens against the related mortgaged property;

    o if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

    o that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

    If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures" in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

    For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

    o immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

    o as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

    o each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

    o as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

    o as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

    o for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under "The
Agreements -- Assignment of Mortgage Assets" in this prospectus. See "Risk Factors -- Limited Obligations and Assets of the Depositor" in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

                               SERVICING OF LOANS

General

    Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

    o administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

    o maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

    o  advance funds as described under "Advances" in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.

    The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets and may be a party to a participation agreement executed for any participation securities which constitute the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

    The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

    The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

    o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

    o withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

    o requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.


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Collection Procedures; Escrow Accounts

    The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

    o waive any assumption fee, late payment charge, or other charge in connection with a loan;

    o increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

    o arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

    In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

    o to effect timely payment of taxes, assessments, mortgage and hazard insurance,

    o  to refund to borrowers amounts determined to be overages,

    o to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

    o to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

Deposits to and Withdrawals from the Collection Account

    In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

    o All payments on account of principal, including prepayments, on those loans;

    o All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

    o All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

    o Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

    o All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

    o All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

    o All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

    The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

    o to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

    o to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

    o to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

    o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

    o to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

    o to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

    o to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

    o to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

    o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

    o to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

Servicing Accounts

    In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-down Loans, GPM Loans and Other Subsidized Loans

    For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

    The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

    If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

    For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.


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

Advances

    General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

    Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

    Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See "Description of Mortgage and Other Insurance" in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

    The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:


    o  the outstanding principal balance of the loan or

    o the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

    Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

    Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

    Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

    Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

    FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

    Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

    The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

    Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond" in this prospectus.


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

Presentation of Claims; Realization on Defaulted Loans

    The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

    The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

    o that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

    o that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

    For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

    If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

    o that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

    o that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See

"Legal Aspects of Loans -- On Cooperative Loan Security" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

    For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

Enforcement of Due-on-sale Clauses

    In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable "due-on-sale" clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

    The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

    In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

    o the payment of the fees and expenses of the trustee and independent accountants,

    o payment of insurance policy premiums and the cost of credit support, if any, and

    o payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

    The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or

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amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

    In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

Evidence as to Compliance

    In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has complied in all material respects with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a material default in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify that known default, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

    In most cases, each pooling and servicing agreement and each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a report to the depositor and the trustee stating the opinion of that firm. The opinion will state that on the basis of an examination by that firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the master servicer regarding the master servicer's compliance with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to those exceptions and other qualifications that, in the opinion of that firm, those accounting standards require it to report. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by servicers, on comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants, rendered within one year of that statement, for those servicers which also have been the subject of that examination.

Matters Regarding the Master Servicer and the Depositor

    The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

    In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

    In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Rights in the Case of Events of Default" in this prospectus.

    In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

    o is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

    o  has a net worth of not less than $10,000,000;

    o is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

    o  is reasonably acceptable to the trustee; and

    o executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

    To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

    Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

                                 CREDIT SUPPORT

General

    For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

    o  a letter of credit;

    o the subordination of one or more classes of the securities of that series;

    o  subordination created through overcollateralization;

    o  the establishment of one or more reserve funds;

    o use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

    o  financial guarantee insurance;

    o  the use of cross-support features; or

    o another method of credit support described in the related prospectus supplement, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

    For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

    In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

    o  the amount payable under that credit support,

    o any conditions to payment under that credit support not otherwise described in this prospectus,

    o the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

    o  the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

    o  a brief description of its principal business activities,

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

    o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities; Subordination Reserve Fund

    In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

    A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

    In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

    Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

    Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

    In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

Cross-Support Features

    If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.


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

Insurance

    Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

    o a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

    o a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

    o a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

    o a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

    o other insurance covering other risks associated with the particular type of loan. See "Description of Mortgage and Other Insurance."

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Letter of Credit

    The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Financial Guarantee Insurance

    Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.


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

Reserve Funds

    One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

    Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The
Agreements -- Investment of Funds." In most cases, the reserve fund, if any, for a series will not be a part of the trust.

    Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

    The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

    In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

    In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See "Pool Insurance Policy" in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See "Legal Aspects of Loans" in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

    To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

    Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

    o  the insured percentage of the loss on the related mortgaged property;

    o the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

    o at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

    o rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

    o hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

    o  amounts expended but not approved by the primary insurer,

    o  claim payments previously made on that mortgage loan, and

    o  unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

    o advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

    o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

    Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

    FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

    Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

    The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

    o the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

    o the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

    o advances made by the insured as described above less a number of specified payments.

    An approved sale is:

    o a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

    o a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

    o the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

    o  the acquisition of the mortgaged property by the pool insurer.

    As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer


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

will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

    The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See "Legal Aspects of Loans" in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See " -- Servicing of Loans -- Advances."

    Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

Hazard Insurance on the Loans

    Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under "Special Hazard Insurance Policy" and "Other
Hazard -- Related Insurance Liability Insurance," or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

    In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

    Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance


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

policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

    If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

    Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

    Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

    In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans" in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court


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

of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

Repurchase Bond

    The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

                                 THE AGREEMENTS

    The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

    General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

    Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds -- Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

    o that the information contained in the mortgage certificate schedule is true and correct in all material respects;

    o that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

    o that there has been no other sale by it of that private mortgage-backed securities; and

    o that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

    Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the


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

related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

    Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

    o the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

    o the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

    o an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

    In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

    For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

    For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

    o the related original cooperative note endorsed to the order of the trustee,

    o the original security agreement, the proprietary lease or occupancy agreement,

    o  the recognition agreement,

    o  an executed financing agreement, and

    o  the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

    o the original principal amount and unpaid principal balance as of the cut-off date;

    o  the current interest rate;

    o the current scheduled payment of principal and interest; the maturity date of the related mortgage note;


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

    o if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

    o whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

    Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

    o the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

    o  the interest rate;

    o  the current scheduled payment of principal and interest; and

    o  the maturity date of the manufactured home loan.

    In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

    The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

    o that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

    o that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

    o that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

    o if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

    o the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" in this prospectus.

    Assignment of Participation Securities. The depositor will cause any securities which evidence a participation interest in a loan, obtained under a participation agreement to be assigned to the trustee by


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

delivering to the trustee the participation security, which will be reregistered in the name of the trustee. In most cases, the trustee will not be in possession of or be assignee of record for the loans represented by the participation security. Each participation security will be identified in a participation security schedule which will specify the original principal balance, outstanding principal balance as of the cut-off date, pass-through rate and maturity date for each participation security. In the related agreement, the depositor will represent and warrant to the trustee regarding the participation security:

    o that the information contained in the participation security schedule is true and correct in all material respects;

    o that, immediately prior to the conveyance of the participation securities, the depositor had good title to and was sole owner of the participation security;

    o  that there has been no other sale by it of the participation security;
       and

    o that the participation security is not subject to any existing lien, charge, security interest or other encumbrance, other than any Retained Interests.

Repurchase and Substitution of Loans

    In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 60 days from the date the master servicer was notified of the defect by the trustee, or within another period specified in the related prospectus supplement, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

    In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

    o for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

    o for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

    o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

    o an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

    o have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

    o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

    o comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM


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

       loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

    In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

Reports to Securityholders

    The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

    o as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets, separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or
       (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

    o as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

    o the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

    o for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

    o in the case of floating rate securities, the floating rate applicable to the distribution being made;

    o  if applicable, (I) the number and aggregate principal balances of loans
       (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure)
       (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

    o if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

    o if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable distribution date;

    o if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable distribution date;


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    o  if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable distribution date;

    o in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

    o in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

    o the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

    o  whether such loans are closed-end loans and/or revolving credit loans;

    o in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

    o  any other information as specified in the related agreement.

    In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See "Servicing of Loans -- Evidence as to Compliance" in this prospectus.

Investment of Funds

    The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

    o direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

    o commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

    o certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

    o money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

    o repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and


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    o  those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

    Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

    Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.

    Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans" in this prospectus.

Event of Default and Rights in the Case of Events of Default

    Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

    o any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuer and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

    o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

       o to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes,

       o to the master servicer, the depositor and the trustee for each series of certificates, or

       o to the master servicer, the issuer and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

       o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

    In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing, agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the


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

form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

    No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

    o that holder previously has given to the trustee for that series written notice of default,

    o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

    o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

    Indenture. In most cases, an event of default under the indenture will include:

    o a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

    o failure to perform any other covenant of the issuer in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

    o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

    o events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

    o  any other event of default provided for notes of that series.

    If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

    o the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

    o the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or


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    o  the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

    In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

    In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

    No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

    Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

The Owner Trustee

    The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

The Trustee

    The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

Duties of the Trustee

    The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

    The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See "Event of Default and Rights in the Case of Events of Default" in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

    The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

    o by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

    o  if the trustee becomes insolvent;

    o if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

    o by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Payment Account

    The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

    o to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

    o to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

    o to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,


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    o  to make deposits to any reserve fund,

    o  to make regular distributions to the securityholders,

    o  to clear and terminate the Payment Account, and

    o to make other withdrawals as required or permitted by the related agreements.

Expense Reserve Fund

    If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

Amendment of Agreements

    The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

    o  to cure any ambiguity;

    o to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

    o to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

    o  to comply with any requirements imposed by the Internal Revenue Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

    In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

    o reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

    o adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

    o reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

    In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

    In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

    o  to cure any ambiguity;

    o to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

    o to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

    In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

    o reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

    o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

Voting Rights

    The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC Administrator

    For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

Termination

    The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

    o the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

    o the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

    The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See "Description of the Securities -- Optional Termination" in this prospectus.


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                             LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

    The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See "The Trust Funds -- The Manufactured Home Loans" in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

    o  a separate undertaking to make payments on the mortgage note, and

    o an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

    Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

    If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other


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things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

    o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

    o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

    In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "Realizing on Cooperative Loan Security", on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See " -- Realizing on Cooperative Loan Security" in this section of the prospectus.


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Tax Aspects of Cooperative Ownership

    In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

    Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

    Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property.


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Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

    In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

    If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be


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available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Realizing on Cooperative Loan Security

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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    The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

    Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See
" -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

Rights of Redemption

    In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

    In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the


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redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

    Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

    For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election,


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is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

    For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

    Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust


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or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

    Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See "Loan Underwriting Procedures and Standards -- Representations and Warranties."

Leasehold Considerations

    Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Servicemembers Civil Relief Act

    Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor's active duty status. In addition to adjusting the interst, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army,


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Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S.
Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Junior Mortgages; Rights of Senior Mortgagees

    Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See " -- Foreclosure on Mortgage Loans".

    The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled


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to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

    When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Due-on-sale Clauses in Mortgage Loans

    In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may


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have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Prepayment and Late Payment Fees

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

    Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Parity Act permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Equitable Limitations on Remedies

    In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.


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Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    Usury limits apply to junior mortgage loans in many states.

Adjustable Interest Rate Loans

    Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

    o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

    o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

    o all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

Environmental Legislation

    Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions


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of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that:

    o its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

    o the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

    A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, McKee Nelson LLP or Orrick, Herrington & Sutcliffe LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under "REMICs -- Classifications of REMICs" and "REMICs -- Tiered REMICs," are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

    o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

    o  is directly relevant to the determination of an entry on a tax return.

    Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

    The following discussion addresses securities of two general types:

    o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

    o notes representing indebtedness of the issuer for federal income tax purposes.

    The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

    In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

    The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

Classification of REMICs

    At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing


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agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under " -- Characterization of Investments in REMIC Certificates." Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

    The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property,
(3) provides that all payments are due only on maturity of the loan, and
(4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Characterization of Investments in REMIC Certificates

    In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

    The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of


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Section 856(c)(4)(A) of the Internal Revenue Code. Investors should review the description of the loans in the related prospectus supplement to assess the extent to which their REMIC regular interests will qualify as real estate assets within the meaning of Seciton 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code.

Tiered REMIC Structures

    For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

  General

    Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

  Original Issue Discount

    Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that


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class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

    In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

    In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

    o the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

    o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.


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Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" for a description of that election under the OID Regulations.

    If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

    In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

    o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

    o the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

    o assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

    o using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long


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as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

    o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

    o the daily portions of original issue discount for all days during that accrual period prior to that day, minus

    o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

    The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

    The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

  Market Discount

    A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder


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on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

    Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

    o  on the basis of a constant yield method,

    o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

    o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

    To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any


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indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

    A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under
Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

  Realized Losses

    Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

  General

    Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See " -- Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates.


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Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

    A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive activity losses."

    A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

    Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

    On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed under " -- Excess Inclusions" and " -- Non-economic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and


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distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

  Taxable Income of the REMIC

    The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

    Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See " -- Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

    A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the "regular interests" were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

    If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue


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discount described above under " -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount."

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See " -- Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See " -- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

    The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

    Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

    The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See " -- Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see " -- Taxation of Owners of REMIC Residual Certificates -- General."


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  Excess Inclusions

    Any "excess inclusions" for a REMIC residual certificate will be subject to federal income tax in all events.

    In general, the "excess inclusions" for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

    o the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

    o the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

    o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

    o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

    o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, " -- Foreign Investors in REMIC Certificates," in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

    o the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

    o the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

    o the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

    Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of
Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

  Noneconomic REMIC Residual Certificates

    Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC


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residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

    o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

    o the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment of fixed base (within the meaning of an applicable tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

    The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See
" -- Foreign Investors In REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

  Mark-to-market Rules

    Any REMIC residual certificate acquired after January 4, 1995 is not eligible to be marked to market under Internal Revenue Code Section 475 because it is not treated as a security.

  Possible Pass-through of Miscellaneous Itemized Deductions

    Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.


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    For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

    o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

    o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

    The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

  Sales of REMIC Certificates

    If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

    Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

    o the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the "applicable Federal rate", in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

    o the amount of ordinary income actually includible in the seller"s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by


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any market discount included in income under the rules described above under
" -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and " -- Premium."

    REMIC regular certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

    Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

  Prohibited Transactions and Other Possible REMIC Taxes

    The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

    In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax


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that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations

    If a REMIC residual certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

    o the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

    o  the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

    o residual interests in that entity are not held by disqualified organizations and

    o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

    In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

    o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

    o  the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

    o that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or

    o a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

    For these purposes, a "disqualified organization" means:


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    o  the United States, any State or political subdivision of the United
       States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

    o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

  Termination and Liquidation

    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

  Reporting and Other Administrative Matters

    Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

    The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information


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reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

    As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

    The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

  Backup Withholding as to REMIC Certificates

    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Regular Certificates

    A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.


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    Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

    Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

    On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

    o  the notes will be treated as indebtedness and

    o the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

  Status as Real Property Loans

    Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

  Taxation of Noteholders

    Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

    o income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

    o the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and

    o the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Internal Revenue Code rather than the bad debt rules of Section 166 of the Internal Revenue Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and " -- Sales of REMIC Certificates."


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  Reportable Transactions

    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

    Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

    In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

    ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which


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that Plan makes an equity investment if benefit plan investors, that is, both
Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities hereunder in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as a trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

    Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

    The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not, solely by reason of the Plan's holdings of that certificate, include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.

    Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), to a predecessor of Credit Suisse First Boston LLC, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools mortgage loans, manufactured housing loans or agency securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets that are underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The exemption does not cover revolving pools of assets.


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    The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the four highest generic rating categories by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic catagories by one of the Rating Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Eighth, issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

    The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, and any affiliate of these parties.

    The Exemption also requires that a trust meet the following requirements:

    (1) The trust must consist solely of assets of a type that have been included in other investment pools;

    (2) The Securities issued by those other investment pools must have been rated in one of the four highest categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

    (3) The Securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

    A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If the security meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer,


                                      106
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holding, acquisition or disposition in the secondary market of securities by
ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

    o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

    o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

    o the holding of securities by a Plan or an entity investing ERISA plan assets.

    Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

    The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the closing date (the Pre-Funding Period) instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

    o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

    o all obligations transferred after the closing date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Rating Agencies;

    o the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a


                                      107
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       Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

    o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the closing date;

    o in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

       o the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

       o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the closing date;

    o the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in various circumstances if the Funding Accounts falls below the minimum level specified in the agreement or an event of default occurs;

    o amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

    o the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the Funding Account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

    o the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

    Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

    o that the securities constitute "securities" for purposes of the Exemption, and

    o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

    Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities which are certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and certain other loans including home equity loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.


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    Additional Considerations Relating to Notes. As discussed above, under the
Plan Asset Regulations, the assets of a trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

    Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "ERISA plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "ERISA plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "ERISA plan assets" of any Plan invested in such separate account except to the extent provided in the ERISA Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the securities.

    Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the four highest generic rating categories (or two highest generic rating categories in the case of a transaction in which loans have a loan-to-value ratio or combined loan-to-value ratio that exceeds 100%) by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

    In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

        (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to


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    Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the
    Internal Revenue Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

        (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account," as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied; or

        (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase and holding of those securities by, on behalf or with the assets of, that Plan will not constitute or result in any non-exempt prohibited transaction under ERISA or
    Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

    An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. In the absence of the Exemption, unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities by, on behalf of or with the assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account", as the term is defined in Section V(e) of PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied.

    Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates- Excess Inclusions."

    Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

    The prospectus supplement for a series may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

                                LEGAL INVESTMENT

    Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not


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limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

    Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

    o a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

    o a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus


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supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

    There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                                 LEGAL MATTERS

    Some specific legal matters in connection with the securities offered by this prospectus will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York, McKee Nelson LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York or Dewey Ballantine LLP, New York, New York.

                                 THE DEPOSITOR

    The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

    On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ("DLJ"), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse First Boston (USA), Inc.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse First Boston (USA), Inc.

    Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

    As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See "Loan Underwriting Standards Representations and Warranties" and "The Agreements -- Assignment of Mortgage Assets" in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See "Risk Factors" in this prospectus.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the


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

volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

    The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

    The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

    o by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

    o by placements by the depositor with institutional investors through dealers; and

    o  by direct placements by the depositor with institutional investors.

    In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

    In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

    The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

    This prospectus, together with the related prospectus supplement, may be used by Credit Suisse First Boston LLC, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the securities in which Credit Suisse First Boston LLC acts as principal or agent. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

    The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to that reoffer or sale.


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                                    GLOSSARY

    1998 Policy Statement -- The revised supervisory statement setting for the guidelines for investments in "high risk mortgage securities". The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

    Accrual Termination Date -- For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

    Additional Collateral -- Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

    Additional Collateral Loan -- A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

    Advance -- A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

    Agency Securities -- Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

    Available Distribution Amount -- The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

    Balloon Loan -- A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

    Balloon Payment -- The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

    Bi-Weekly Loan -- A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

    Buy-Down Fund -- A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

    Buy-Down Loan -- A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

    Buy-Down Period -- The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

    Buy-Down Mortgage Rate -- For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

    Buy-Down Amounts -- For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

    Call Certificate -- Any Certificate evidencing an interest in a Call Class.

    Call Class -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

    Call Price -- In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

    Collection Account -- For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.


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    Contributions Tax -- The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    Cooperative -- A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

    Cooperative Dwelling -- An individual housing unit in a building owned by a cooperative.

    Cooperative Loan -- A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

    Designated Seller Transaction -- A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

    Disqualified Persons -- For these purposes means:

    o the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

    o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

    o an "electing large partnership," as described in Section 775 of the Code, or

    o any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

    Draw -- With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

    Draw Period -- With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

    Eligible Account -- An account maintained with a federal or state chartered depository institution:

    o the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

    o insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

    o an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

    Environmental Lien -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

    Escrow Account -- An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.


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    Excluded Balance -- With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

    Funding Account -- An account established for the purpose of purchasing additional loans.

    GPM Fund -- A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

    GPM Loan -- A mortgage loan providing for graduated payments, having an amortization schedule:

    o requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

    o providing for deferred payment of a portion of the interest due monthly during that period of time, and

    o providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

    Insurance Proceeds -- Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

    Interest Accrual Period -- The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

    Liquidated Mortgage Loan -- A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

    Liquidation Expenses -- Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

    Liquidation Proceeds -- Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

    Mark-to-Market Regulations -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

    Parties in Interest -- For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal Revenue Code.

    Payment Account -- For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

    Periodic Rate Cap -- For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

    Pre-Funding Limit -- For the securities, the ratio of the amount allocated to the Funding Account to the total principal amount of the securities, which must be less than or equal to 25%.

    Pre-Funding Period -- For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 25% of the total principal amount of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.


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    Qualified Insurer -- A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

    REO Property -- Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

    Repayment Period -- With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

    Retained Interest -- For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

    Restricted Group -- The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

    Servicer Account -- An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

    Servicing Fee -- The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

    Subordinated Amount -- The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

    Subordination Reserve Fund -- The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

    Subsequent Mortgage Loan -- Additional mortgage loans transferred to the related trust after the closing date.

    Subsidy Fund -- For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

    Tax Exempt Investor -- Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

    Trust Balance -- With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

    United States Person -- "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.


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
                                  $679,438,579
                                  (Approximate)

                 CSFB Mortgage-Backed Pass-Through Certificates,
                                 Series 2005-11

                           DLJ Mortgage Capital, Inc.
                               Sponsor and Seller

                           Credit Suisse First Boston
                            Mortgage Acceptance Corp.
                                    Depositor

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                                   ----------
                              Prospectus Supplement
                                   ----------

                           Credit Suisse First Boston
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.